PROSPECTUS SUPPLEMENT NO. 8 (to Prospectus dated February 21, 2017)	Filed Pursuant to Rule 424(b)(3) Registration No. 333-215157

THE FIRST BANCSHARES, INC.

3,563,380 Shares of Common Stock

This prospectus supplement relates to the Prospectus dated February 21, 2017 (“Base Prospectus”), as supplemented by Prospectus Supplement No. 1 dated March 16, 2017 (“Prospectus Supplement No. 1”), Prospectus Supplement No. 2 dated April 13, 2017 (“Prospectus Supplement No. 2”), Prospectus Supplement No. 3 dated May 10, 2017 (“Prospectus Supplement No. 3”), Prospectus Supplement No. 4 dated May 30, 2017 (“Prospectus Supplement No. 4”), Prospectus Supplement No. 5 dated August 9, 2017 (“Prospectus Supplement No. 5”), Prospectus No. 6 dated October 25, 2017 (“Prospectus Supplement No. 6”), and Prospectus Supplement No. 7 dated November 1, 2017 (“Prospectus Supplement No. 7,” and together with the Base Prospectus, Prospectus Supplement No. 1, Prospectus Supplement No. 2, Prospectus Supplement No. 3, Prospectus Supplement No. 4, Prospectus Supplement No. 5, and Prospectus Supplement No. 6, the “Prospectus”), which permits the resale of up to 3,563,380 outstanding shares of our common stock by the selling securityholders identified in the Prospectus, as amended and supplemented from time to time. We will pay the expenses of registering the shares, but we are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering.

This prospectus supplement is being filed to update, amend, and supplement the information previously included in the Prospectus with the information contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2017 (the “Form 10-Q”). Accordingly, the text of the Form 10-Q is included herein and made a part of this prospectus supplement. You should read this prospectus supplement together with the Prospectus, which is to be delivered with this prospectus supplement.

The First Bancshares, Inc. common stock is listed on the NASDAQ Global Market under the symbol “FBMS”. On November 9, 2017, the closing sale price of the common stock on the NASDAQ Global Market was $30.75 per share.

The securities offered by the selling securityholders, which are shares of our common stock, are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency or fund.

Investing in our common stock involves a certain degree of risk. We urge you to carefully read the section entitled “RISK FACTORS” beginning on page 7 of the Base Prospectus, as amended and supplemented by the “Risk Factors” included in Item 1A. of The First Bancshares, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was included in Prospectus Supplement No. 1, as updated by the “Risk Factors” set forth in Item 1A. of the Form 10-Q included herein and made a part of this prospectus supplement, and all other information included in the Prospectus in its entirety before you decide whether to invest.

None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency or any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 10, 2017

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES

EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED September 30, 2017

Commission file number: 000-22507

THE FIRST BANCshARES, INC.

(Exact name of Registrant as specified in its charter)

Mississippi	64-0862173
(State of Incorporation)	(IRS Employer Identification No)

6480 U.S. Highway 98 West, Suite A, Hattiesburg, Mississippi 39402

(Address of principal executive offices)           (Zip Code)

(601) 268-8998

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

Yes  ☑               No  ☐

Indicate by check mark whether the Registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes  ☑               No  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes  ☐                No  ☑

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

Common stock, $1.00 par value, 9,179,901 shares issued and 11,192,401 outstanding as of November 3, 2017.

PART I - FINANCIAL INFORMATION

ITEM NO. 1- FINANCIAL STATEMENTS

THE FIRST BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS

($ In Thousands)

	(Unaudited)	(Audited)
	September 30,	December 31,
	2017	2016

ASSETS
Cash and due from banks	$63,668	$31,719
Interest-bearing deposits with banks	29,649	29,975
Federal funds sold	-	425

Total cash and cash equivalents	93,317	62,119

Securities held-to-maturity, at amortized cost	6,000	6,000
Securities available-for-sale, at fair value	353,035	243,206
Other securities	9,556	6,593

Total securities	368,591	255,799

Loans held for sale	4,588	5,880
Loans	1,198,193	867,054
Allowance for loan losses	(8,175)	(7,510)

Loans, net	1,190,018	859,544

Premises and equipment	46,203	34,624
Interest receivable	5,787	4,358
Cash surrender value of bank-owned life insurance	26,367	21,250
Goodwill	20,443	13,776
Other real estate owned	7,855	6,008
Other assets	24,807	14,009

TOTAL ASSETS	$1,787,976	$1,277,367

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$308,050	$202,478
Interest-bearing	1,199,941	836,713

TOTAL DEPOSITS	1,507,991	1,039,191

Interest payable	274	306
Borrowed funds	94,321	69,000
Subordinated debentures	10,310	10,310
Other liabilities	8,100	4,033

TOTAL LIABILITIES	1,620,996	1,122,840

STOCKHOLDERS’ EQUITY:
Common stock, par value $1 per share, 20,000,000 shares authorized; 9,179,901 shares issued at September 30, 2017, and 9,017,891 shares issued at December 31, 2016, respectively	9,180	9,018
Additional paid-in capital	104,965	102,574
Retained earnings	51,649	44,477
Accumulated other comprehensive income (loss)	1,650	(1,078)
Treasury stock, at cost, 26,494 shares at Sept. 30, 2017 and at December 31, 2016	(464)	(464)

TOTAL STOCKHOLDERS’ EQUITY	166,980	154,527

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,787,976	$1,277,367

See Notes to Consolidated Financial Statements

2

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME

($ In Thousands, except earnings and dividends per share)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

INTEREST INCOME:
Interest and fees on loans	$14,412	$9,798	$42,083	$28,146
Interest and dividends on securities:
Taxable interest and dividends	1,600	982	4,742	3,110
Tax exempt interest	579	464	1,764	1,398
Interest on federal funds sold	117	25	337	82

TOTAL INTEREST INCOME	16,708	11,269	48,926	32,736

INTEREST EXPENSE:
Interest on deposits	1,375	962	3,836	2,476
Interest on borrowed funds	398	240	1,151	663

TOTAL INTEREST EXPENSE	1,773	1,202	4,987	3,139

NET INTEREST INCOME	14,935	10,067	43,939	29,597

PROVISION FOR LOAN LOSSES	90	143	384	538

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	14,845	9,924	43,555	29,059

OTHER INCOME:
Service charges on deposit accounts	902	606	2,692	1,847
Other service charges and fees	2,756	2,493	8,115	6,695
TOTAL OTHER INCOME	3,658	3,099	10,807	8,542

OTHER EXPENSES:
Salaries and employee benefits	7,328	5,645	23,070	16,194
Occupancy and equipment	1,390	1,209	4,108	3,392
Acquisition and integration charges	48	-	6,327	-
Other	3,122	2,562	9,551	7,144

TOTAL OTHER EXPENSES	11,888	9,416	43,056	26,730

INCOME BEFORE INCOME TAXES	6,615	3,607	11,306	10,871

INCOME TAXES	1,901	1,049	3,104	3,060

NET INCOME	4,714	2,558	8,202	7,811

PREFERRED STOCK ACCRETION AND DIVIDENDS	-	86	-	257

NET INCOME APPLICABLE TO COMMON STOCKHOLDERS	$4,714	$2,472	$8,202	$7,554

NET INCOME APPLICABLE TO COMMON STOCKHOLDERS:
BASIC	$0.52	$0.46	$0.90	$1.39
DILUTED	0.51	0.45	0.89	1.38
DIVIDENDS PER SHARE – COMMON	0.0375	0.0375	0.1125	0.1125

See Notes to Consolidated Financial Statements

3

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

($ In Thousands)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net income per consolidated statements of income	$4,714	$2,558	$8,202	$7,811
Other Comprehensive Income:
Unrealized holding gains/ (losses) arising during period on available-for-sale securities	(865)	189	4,391	3,016
Less reclassification adjustment for gains included in net income	-	(129)	-	(129)
Unrealized holding gains/ (losses) arising during period on available- for-sale securities	(865)	60	4,391	2,887
Unrealized holding gains/ (losses) on loans held for sale	42	(85)	45	1
Income tax benefit(expense)	322	13	(1,708)	(982)
Other comprehensive income (loss)	(501)	(12)	2,728	1,906
Comprehensive Income	$4,213	$2,546	$10,930	$9,717

See Notes to Consolidated Financial Statements

4

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

($ In Thousands, unaudited)

	Common Stock	Preferred Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income(Loss)	Treasury Stock	Total

Balance, January 1, 2016	$5,403	$17,123	$44,650	$35,625	$1,099	$(464)	$103,436
Net income	-	-	-	7,811	-	-	7,811
Other comprehensive income	-	-	-	-	1,906	-	1,906
Dividends on preferred stock	-	-	-	(257)	-	-	(257)
Dividends on common stock, $0.1125 per share	-	-	-	(611)	-	-	(611)
Issuance of preferred shares				(25)			(25)
Repurchase of restricted stock for payment of taxes	(9)	-	(167)	-	-	-	(176)
Restricted stock grant	61	-	(61)	-	-	-	-
Compensation expense	-	-	574	-	-	-	574
Balance, Sept. 30, 2016	$5,455	$17,123	$44,996	$42,543	$3,005	$(464)	$112,658

Balance, January 1, 2017	$9,018	$-	$102,574	$44,477	$(1,078)	$(464)	$154,527
Net income	-	-	-	8,202	-	-	8,202
Other comprehensive income	-	-	-	-	2,728	-	2,728
Dividends on common stock, $0.1125 per share	-	-	-	(1,030)	-	-	(1,030)
Issuance of 89,591 common shares for GCCB acquisition	89	-	2,160	-	-	-	2,249
Repurchase of restricted stock for payment of taxes	(12)	-	(318)	-	-	-	(330)
Restricted stock grant	85	-	(85)	-	-	-	-
Compensation expense	-	-	634	-	-	-	634
Balance, Sept. 30, 2017	$9,180	$-	$104,965	$51,649	$1,650	$(464)	$166,980

See Notes to Consolidated Financial Statements

5

THE FIRST BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

($ In Thousands)

	(Unaudited)
	Nine Months Ended
	September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME	$8,202	$7,811
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of securities	-	(129)
Depreciation, amortization and accretion	3,455	2,520
Provision for loan losses	384	538
Loss on sale/writedown of ORE	743	111
Restricted stock expense	634	573
Increase in cash value of life insurance	(532)	(384)
Federal Home Loan Bank stock dividends	(54)	(27)
Changes in:
Interest receivable	256	(61)
Loans held for sale, net	1,336	(5,462)
Interest payable	(50)	29
Other, net	1,738	(2,882)
NET CASH PROVIDED BY OPERATING ACTIVITIES	16,112	2,637

CASH FLOWS FROM INVESTING ACTIVITIES:
Maturities, calls and paydowns of available-for-sale and held-to-maturity securities	51,879	37,141
Purchases of available-for-sale securities	(67,646)	(30,294)
Net purchases of other securities	(1,796)	(1,433)
Net increase in loans	(94,210)	(84,019)
Net increase in premises and equipment	(4,237)	(1,055)
Purchase of bank-owned life insurance	(469)	(5,850)
Proceeds from sale of other real estate owned	5,759	-
Cash received in excess of cash paid for acquisitions	3,413	-
NET CASH USED IN INVESTING ACTIVITIES	(107,307)	(85,510)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in deposits	113,313	155,094
Net increase (decrease) in borrowed funds	10,415	(42,321)
Dividends paid on common stock	(1,005)	(587)
Dividends paid on preferred stock	-	(257)
Repurchase of restricted stock for payment of taxes	(330)	(176)
Issuance of preferred shares	-	(25)
NET CASH PROVIDED BY FINANCING ACTIVITIES	122,393	111,728

NET INCREASE IN CASH	31,198	28,855
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	62,119	41,259
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$93,317	$70,114

SUPPLEMENTAL DISCLOSURES:

CASH PAYMENTS FOR INTEREST	5,181	3,110
CASH PAYMENTS FOR INCOME TAXES	667	4,277
LOANS TRANSFERRED TO OTHER REAL ESTATE	836	2,498
ISSUANCE OF RESTRICTED STOCK GRANTS	85	61
STOCK ISSUED IN CONNECTION WITH GULF COAST COMMUNITY BANK ACQUISITION	2,249	-

See Notes to Consolidated Financial Statements

6

THE FIRST BANCSHARES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

September 30, 2017

NOTE 1 — BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and the instructions to Form 10-Q of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, in the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2017, are not necessarily indicative of the results that may be expected for the year ending December 31, 2017. For further information, please refer to the consolidated financial statements and footnotes thereto included in the Company's Form 10-K for the year ended December 31, 2016.

NOTE 2 — SUMMARY OF ORGANIZATION

The First Bancshares, Inc., Hattiesburg, Mississippi (the "Company"), was incorporated June 23, 1995, under the laws of the State of Mississippi for the purpose of operating as a bank holding company. The Company’s primary asset is its interest in its wholly-owned subsidiary, The First, A National Banking Association (the “Bank”).

At September 30, 2017, the Company had approximately $1.8 billion in assets, $1.2 billion in net loans, $1.5 billion in deposits, and $167.0 million in stockholders' equity. For the nine months ended September 30, 2017, the Company reported net income of $8.2 million. After tax merger related costs of $3.9 million were expensed during the nine months ended September 30, 2017.

In each of the first, second, and third quarters of 2017, the Company declared and paid a dividend of $.0375 per common share.

NOTE 3 — RECENT ACCOUNTING PRONOUNCEMENTS

In May 2017, the FASB issued ASU No. 2017-09, “Stock Compensation, Scope of Modification Accounting.” ASU 2017-09 clarifies when changes to the terms of conditions of a share-based payment award must be accounted for as modifications. Companies will apply the modification accounting guidance if any change in the value, vesting conditions or classification of the award occurs. The new guidance should reduce diversity in practice and result in fewer changes to the terms of an award being accounted for as modifications, as the guidance will allow companies to make certain non-substantive changes to awards without accounting for them as modifications. It does not change the accounting for modifications. ASU 2017-09 is effective for interim and annual reporting periods beginning after December 15, 2017; early adoption is permitted. ASU 2017-09 is not expected to have a material impact on the Company’s Consolidated Financial Statements.

7

In March 2017, the FASB issued ASU No. 2017-08, “Premium Amortization on Purchased Callable Debt Securities.” ASU 2017-08 shortens the amortization period for the premium on certain purchased callable debt securities to the earliest call date. Currently, entities generally amortize the premium as an adjustment of yield over the contractual life of the security. The ASU does not change the accounting for purchased callable debt securities held at a discount as the discount will continue to be accreted to maturity. ASU 2017-08 is effective for interim and annual reporting periods beginning after December 15, 2018; early adoption is permitted. The guidance calls for a modified retrospective transition approach under which a cumulative-effect adjustment will be made to retained earnings as of the beginning of the first reporting period in which ASU 2017-08 is adopted. The Company is currently evaluating the provisions of ASU 2017-08 to determine the potential impact the new standard will have on its Consolidated Financial Statements.

In January 2017, the FASB issued ASU No. 2017-04, “Simplifying the Test for Goodwill Impairment.” ASU 2017-04 removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Under the amended guidance, a goodwill impairment charge will now be recognized for the amount by which the carrying value of a reporting unit exceeds its fair value, not to exceed the carrying amount of goodwill. This guidance is effective for interim and annual periods beginning after December 15, 2019, with early adoption permitted for any impairment tests performed after January 1, 2017. The Company is currently assessing the impact of ASU 2017-04 on its Consolidated Financial Statements.

In August 2016, the FASB issued ASU No. 2016-15, “Classification of Certain Cash Receipts and Cash Payments." Current GAAP is unclear or does not include specific guidance on how to classify certain transactions in the statement of cash flows. ASU 2016-15 is intended to reduce diversity in practice in how eight particular transactions are classified in the statement of cash flows. ASU 2016-15 is effective for interim and annual reporting periods beginning after December 15, 2017. Early adoption is permitted, provided that all of the amendments are adopted in the same period. Entities will be required to apply the guidance retrospectively. If it is impracticable to apply the guidance retrospectively for an issue, the amendments related to that issue would be applied prospectively. As this guidance only affects the classification within the statement of cash flows, ASU 2016-15 is not expected to have a material impact on the Company's Consolidated Financial Statements.

In June 2016, the Financial Accounting Standards Board (FASB) issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (ASU 2016-13). ASU 2016-13 requires a new impairment model known as the current expected credit loss (“CECL”) which significantly changes the way impairment of financial instruments is recognized by requiring immediate recognition of estimated credit losses expected to occur over the remaining life of financial instruments. The main provisions of ASU 2016-13 include (1) replacing the “incurred loss” approach under current GAAP with an “expected loss” model for instruments measured at amortized cost, (2) requiring entities to record an allowance for credit losses related to available-for-sale debt securities rather than a direct write-down of the carrying amount of the investments, as is required by the other-than-temporary-impairment model under current GAAP, and (3) a simplified accounting model for purchased credit-impaired debt securities and loans. ASU 2016-13 is effective for interim and annual reporting periods beginning after December 15, 2019, although early adoption is permitted. The Company is currently assessing the impact of the adoption of ASU 2016-13 on its Consolidated Financial Statements.

8

In February 2016, the FASB issued ASU NO. 2016-02 “Leases (Topic 842).” ASU 2016-02 establishes a right of use model that requires a lessee to record a right of use asset and a lease liability for all leases with terms longer than 12 months. Leases will be classified as either finance or operating with classification affecting the pattern of expense recognition in the income statement. For lessors, the guidance modifies the classification criteria and the accounting for sales-type and direct financing leases. A lease will be treated as a sale if it transfers all of the risks and rewards, as well as control of the underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as a financing. If neither risks and rewards nor control is conveyed, an operating lease results. The amendments are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years for public business entities. Entities are required to use a modified retrospective approach for leases that exist or are entered into after the beginning of the earliest comparative period in the financial statements, with certain practical expedients available. Early adoption is permitted. The Company is assessing the impact of ASU 2016-02 on its accounting and disclosures.

NOTE 4 – BUSINESS COMBINATIONS

Acquisitions

Iberville Bank

On January 1, 2017, the Company completed its acquisition of 100% of the common stock of Iberville Bank, Plaquemine, Louisiana, from A. Wilbert’s Sons Lumber and Shingle Co. (“Iberville Parent”), and immediately thereafter merged Iberville Bank (“Iberville”), the wholly-owned subsidiary of Iberville Parent, with and into The First. The Company paid a total of $31.1 million in cash. Approximately $2.5 million of the purchase price is being held in escrow as contingency for flood-related losses in the loan portfolio that may be incurred due to flooding in Iberville’s market area in the fall of 2016.

In connection with the acquisition, the Company recorded approximately $5.6 million of goodwill and $2.7 million of core deposit intangible. The core deposit intangible is to be expensed over 10 years.

The Company acquired Iberville’s $149.4 million loan portfolio at an estimated fair value discount of $0.8 million. The discount represents expected credit losses, adjusted for market interest rates and liquidity adjustments.

Expenses associated with the acquisition were $3.5 million for the nine month period ended September 30, 2017. These costs included system conversion and integrating operations charges as well as legal and consulting expenses, which have been expensed as incurred.

The preliminary amounts of the acquired identifiable assets and liabilities as of the acquisition date were as follows:

($ In Thousands)
Purchase price:
Cash	$31,100
Total purchase price	31,100

Identifiable assets:
Cash and due from banks	28,789
Investments	78,613
Loans	148,516
Core deposit intangible	2,688
Personal and real property	4,603
Other assets	9,330
Total assets	272,539

Liabilities and equity:
Deposits	243,656
Borrowed funds	456
Other liabilities	2,928
Total liabilities	247,040
Net assets acquired	25,499
Goodwill resulting from acquisition	$5,601

9

Valuation adjustments have been made to securities, personal and real property, and core deposit intangible since initially reported.

The outstanding principal balance and the carrying amount of these loans included in the consolidated balance sheet at September 30, 2017, are as follows ($ In Thousands):

Outstanding principal balance	$132,277
Carrying amount	131,535

The following unaudited supplemental pro forma information is presented to show the Company’s estimated results assuming Iberville was acquired as of January 1, 2016. These unaudited pro forma results are not necessarily indicative of the operating results that the Company would have achieved had it completed the acquisition as of January 1, 2016 and should not be considered as representative of future operating results. Pro forma information for 2017 is not necessary because Iberville Bank is included in the Company’s results for the entire nine and three months ended September 30, 2017.

	For the Three	For the Nine
($ In Thousands)	Months Ended	Months Ended
Performance Measures (pro forma, unaudited)	Sept. 30, 2016	Sept. 30, 2016

Net interest income	$12,428	$36,479
Net income available to common shareholders	2,667	8,366
Diluted earnings per common share	0.49	1.53

Gulf Coast Community Bank

Also on January 1, 2017, the Company completed the merger of Gulf Coast Community Bank (“GCCB”), Pensacola, Florida, with and into The First. The Company issued to GCCB’s shareholders shares of the Company’s common stock which, for purposes of the GCCB acquisition, were valued through averaging the trading price of the Company’s common stock price over a 30 day trading period ending on the fifth business day prior to the closing of the acquisition. Fractional shares were acquired with cash. The consideration was approximately $2.3 million.

In connection with the acquisition, the Company recorded approximately $1.1 million of goodwill and $1.0 million of core deposit intangible. The core deposit intangible is to be expensed over 10 years.

The Company acquired GCCB’s $91.0 million loan portfolio at a fair value discount of approximately $2.2 million. The discount represents expected credit losses, adjusted for market interest rates and liquidity adjustments.

Expenses associated with the acquisition were $2.8 million for the nine month period ended September 30, 2017. These costs included systems conversion and integrating operations charges, as well as legal and consulting expenses, which have been expensed as incurred.

10

The preliminary amounts of the acquired identifiable assets and liabilities as of the acquisition date were as follows:

($ In Thousands)
Purchase price:
Cash and stock	$2,258
Total purchase price	2,258

Identifiable assets:
Cash and due from banks	5,733
Investments	13,805
Loans	88,801
Core deposit intangible	953
Personal and real property	4,739
Other real estate	7,393
Deferred tax asset	6,693
Other assets	468
Total assets	128,585

Liabilities and equity:
Deposits	111,993
Borrowed funds	14,450
Other liabilities	950
Total liabilities	127,393
Net assets acquired	1,192
Goodwill resulting from acquisition	1,066

Valuation adjustments have been made to securities, core deposit intangible, and other real estate since initially reported. Also, certain amounts have been reclassified to conform to the classifications of the Company.

The outstanding principal balance and the carrying amount of these loans included in the consolidated balance sheet at September 30, 2017, are as follows ($ In Thousands):

Outstanding principal balance	$67,225
Carrying amount	67,275

NOTE 5 – PREFERRED STOCK AND WARRANT

On December 6, 2016, the Company repurchased all 17,123 shares of its CDCI Preferred Shares at fair market value $15,925,000, which equated to a discount of 7% to par, or $1,198,000.

NOTE 6 — EARNINGS APPLICABLE TO COMMON STOCKHOLDERS

Basic per share data is calculated based on the weighted-average number of common shares outstanding during the reporting period. Diluted per share data includes any dilution from potential common stock outstanding, such as restricted stock grants.

	For the Three Months Ended
	September 30, 2017
	Net Income	Shares	Per
	(Numerator)	(Denominator)	Share Data

Basic per share	$4,714,000	9,152,674	$0.52

Effect of dilutive shares:
Restricted stock grants		71,807

Diluted per share	$4,714,000	9,224,481	$0.51

11

	For the Nine Months Ended
	September 30, 2017
	Net Income	Shares	Per
	(Numerator)	(Denominator)	Share Data

Basic per share	$8,202,000	9,140,375	$0.90

Effect of dilutive shares:
Restricted stock grants		71,807

Diluted per share	$8,202,000	9,212,182	$0.89

	For the Three Months Ended
	September 30, 2016
	Net Income	Shares	Per
	(Numerator)	(Denominator)	Share Data

Basic per share	$2,472,000	5,429,349	$0.46

Effect of dilutive shares:
Restricted stock grants		50,218

Diluted per share	$2,472,000	5,479,567	$0.45

	For the Nine Months Ended
	September 30, 2016
	Net Income	Shares	Per
	(Numerator)	(Denominator)	Share Data

Basic per share	$7,554,000	5,425,567	$1.39

Effect of dilutive shares:
Restricted stock grants		50,218

Diluted per share	$7,554,000	5,475,785	$1.38

The Company granted 73,827 shares of restricted stock in the first quarter of 2017, 9,709 shares during the second quarter of 2017, and 750 shares during the third quarter of 2017.

NOTE 7 – COMPREHENSIVE INCOME

As presented in the Consolidated Statements of Comprehensive Income, comprehensive income includes net income and other comprehensive income. The Company’s sources of other comprehensive income are unrealized gains and losses on available-for-sale investment securities and loans held for sale. Gains or losses on investment securities that were realized and reflected in net income of the current period, which had previously been included in other comprehensive income as unrealized holding gains or losses in the period in which they arose, are considered to be reclassification adjustments that are excluded from other comprehensive income in the current period.

12

NOTE 8 – FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. At September 30, 2017, and December 31, 2016, these financial instruments consisted of the following:

($ In Thousands)	September 30, 2017	December 31, 2016
Commitments to extend credit	$265,233	$220,252
Standby letters of credit	8,204	1,742

NOTE 9 – FAIR VALUE DISCLOSURES AND REPORTING, THE FAIR VALUE OPTION AND FAIR VALUE MEASUREMENTS

FASB’s standards on financial instruments, and on fair value measurements and disclosures, require all entities to disclose in their financial statement footnotes the estimated fair values of financial instruments for which it is practicable to estimate fair values. In addition to disclosure requirements, FASB’s standard on investments requires that our debt securities which are classified as available-for-sale and our equity securities that have readily determinable fair values be measured and reported at fair value in our Consolidated Financial Statements. Certain impaired loans are also reported at fair value, as explained in greater detail below, and foreclosed assets are carried at the lower of cost or fair value. FASB’s standard on financial instruments permits companies to report certain other financial assets and liabilities at fair value, but we have not elected the fair value option for any of those financial instruments.

Fair value measurement and disclosure standards also establish a framework for measuring fair values. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Further, the standards establish a fair value hierarchy that encourages an entity to maximize the use of observable inputs and limit the use of unobservable inputs when measuring fair values. The standards describe three levels of inputs that may be used to measure fair values:

•	Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

•	Level 2: Significant observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, and other inputs that are observable or can be corroborated by observable market data.

•	Level 3: Significant unobservable inputs that reflect a company’s own assumptions about the factors that market participants would likely consider in pricing an asset or liability.

Fair value estimates are made at a specific point in time based on relevant market data and information about the financial instruments. The estimates do not reflect any premium or discount that could result from offering the Company’s entire holdings of a particular financial instrument for sale at one time, nor do they attempt to estimate the value of anticipated future business related to the instruments. In addition, the tax ramifications related to realized gains and losses could have a significant effect on fair value estimates but have not been considered in those estimates. Because no active market exists for a significant portion of our financial instruments, fair value disclosures are based on judgments regarding current economic conditions, risk characteristics of various financial instruments and other factors. The estimates are subjective and involve uncertainties and matters of significant judgment, and therefore cannot be determined with precision. Changes in assumptions could significantly alter the fair values presented. The following methods and assumptions were used by the Company to estimate its financial instrument fair values disclosed at September 30, 2017 and December 31, 2016:

13

•	Cash and cash equivalents and fed funds sold: The carrying amount is estimated to be fair value.

•	Securities (available-for-sale and held-to-maturity): Fair values are determined by obtaining quoted prices on nationally recognized securities exchanges or by matrix pricing, which is a mathematical technique used widely in the industry to value debt securities by relying on their relationship to other benchmark quoted securities when quoted prices for specific securities are not readily available.

•	Loans and leases: For variable-rate loans and leases that re-price frequently with no significant change in credit risk or interest rate spread, fair values are based on carrying values. Fair values for other loans and leases are estimated by discounting projected cash flows at interest rates being offered at each reporting date for loans and leases with similar terms, to borrowers of comparable creditworthiness. The carrying amount of accrued interest receivable approximates its fair value.

•	Loans held for sale: Since loans designated by the Company as available-for-sale are typically sold shortly after making the decision to sell them, realized gains or losses are usually recognized within the same period and fluctuations in fair values are not relevant for reporting purposes. If available-for-sale loans are held on our books for an extended period of time, the fair value of those loans is determined using quoted secondary-market prices.

•	Collateral-dependent impaired loans: Collateral-dependent impaired loans are carried at fair value when it is probable that the Company will be unable to collect all amounts due according to the contractual terms of the original loan agreement and the loan has been written down to the fair value of its underlying collateral, net of expected disposition costs where applicable.

•	Bank-owned life insurance: Fair values are based on net cash surrender policy values at each reporting date.

•	Other securities: Certain investments for which no secondary market exists are carried at cost and the carrying amount for those investments typically approximates their estimated fair value, unless an impairment analysis indicates the need for adjustments.

•	Deposits (noninterest-bearing and interest-bearing): Fair values for non-maturity deposits are equal to the amount payable on demand at the reporting date, which is the carrying amount. Fair values for fixed-rate certificates of deposit are estimated using a cash flow analysis, discounted at interest rates being offered at each reporting date by the Bank for certificates with similar remaining maturities. The carrying amount of accrued interest payable approximates its fair value.

•	FHLB and other borrowings: Current carrying amounts are used as an approximation of fair values for federal funds purchased, overnight advances from the Federal Home Loan Bank (“FHLB”), borrowings under repurchase agreements, and other short-term borrowings maturing within ninety days of the reporting dates. Fair values of other short-term borrowings are estimated by discounting projected cash flows at the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

•	Long-term borrowings: Fair values are estimated using projected cash flows discounted at the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

•	Subordinated debentures: Fair values are determined based on the current market value for like instruments of a similar maturity and structure.

14

•	Off-Balance Sheet Instruments – Fair values of off-balance sheet financial instruments are based on fees charged to enter into similar agreements. However, commitments to extend credit do not represent a significant value until such commitments are funded or closed. Management has determined that these instruments do not have a distinguishable fair value and no fair value has been assigned.

Estimated fair values for the Company’s financial instruments are as follows, as of the dates noted:

As of September 30, 2017
($ In Thousands)

			Fair Value Measurements
	Carrying Amount	Estimated Fair Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Financial Instruments:
Assets:
Cash and cash equivalents	$93,317	$93,317	$93,317	$-	$-
Securities available-for-sale	353,035	353,035	931	349,770	2,334
Securities held-to-maturity	6,000	7,388	-	7,388	-
Other securities	9,556	9,556	-	9,556	-
Loans, net	1,194,606	1,222,370	-	-	1,222,370
Bank-owned life insurance	26,367	26,367	-	26,367	-

Liabilities:
Noninterest-bearing deposits	$308,050	$308,050	$-	$308,050	$-
Interest-bearing deposits	1,199,941	1,198,411	-	1,198,411	-
Subordinated debentures	10,310	10,310	-	-	10,310
FHLB and other borrowings	94,321	94,321	-	94,321	-

15

As of December 31, 2016
($ In Thousands)

			Fair Value Measurements
	Carrying Amount	Estimated Fair Value	Quoted Prices (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Financial Instruments:
Assets:
Cash and cash equivalents	$62,119	$62,119	$62,119	$-	$-
Securities available-for-sale	243,206	243,206	940	240,025	2,241
Securities held-to-maturity	6,000	7,394	-	7,394	-
Other securities	6,593	6,593	-	6,593	-
Loans, net	865,424	883,161	-	-	883,161
Bank-owned life insurance	21,250	21,250	-	21,250	-

Liabilities:
Noninterest- bearing deposits	$202,478	$202,478	$-	$202,478	$-
Interest-bearing deposits	836,713	835,658	-	835,658	-
Subordinated debentures	10,310	10,310	-	-	10,310
FHLB and other borrowings	69,000	69,000	-	69,000	-

Where quoted prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy. Level 1 securities include highly liquid government bonds, mortgage products and exchange traded equities. If quoted market prices are not available, securities are classified within Level 2 of the valuation hierarchy, and fair values are estimated by using pricing models, quoted prices of securities with similar characteristics, or discounted cash flow. Level 2 securities include U. S. agency securities, mortgage-backed securities, obligations of states and political subdivisions and certain corporate, asset-backed and other securities. In certain cases where there is limited activity or less transparency around inputs to the valuation, securities are classified within Level 3 of the valuation hierarchy.

Assets measured at fair value on a recurring basis are summarized below:

September 30, 2017

($ In Thousands)

		Fair Value Measurements Using
		Quoted Prices in Active Markets For Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

Obligations of U. S. Government Agencies	$6,505	$-	$6,505	$-
Municipal securities	135,155	-	135,155	-
Mortgage-backed securities	193,039	-	193,039	-
Corporate obligations	17,405	-	15,071	2,334
Other	931	931	-	-
Total	$353,035	$931	$349,770	$2,334

16

December 31, 2016

($ In Thousands)

		Fair Value Measurements Using
		Quoted Prices in Active Markets For Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

Obligations of U. S. Government Agencies	$9,045	$-	$9,045	$-
Municipal securities	98,822	-	98,822	-
Mortgage-backed securities	114,289	-	114,289	-
Corporate obligations	20,110	-	17,869	2,241
Other	940	940	-	-
Total	$243,206	$940	$240,025	$2,241

The following is a reconciliation of activity for assets measured at fair value based on significant unobservable (non-market) information.

($ In Thousands)

	Bank-Issued Trust Preferred Securities
	2017	2016
Balance, January 1	$2,241	$2,557
Transfers into Level 3	-	-
Transfers out of Level 3	-	-
Other-than-temporary impairment loss included in earnings (loss)	-	-
Unrealized gain (loss) included in comprehensive income	93	(316)
Balance at September 30, 2017 and December 31, 2016	$2,334	$2,241

The following table presents quantitative information about recurring Level 3 fair value measurements (in thousands):

Trust Preferred Securities	Fair Value	Valuation Technique	Significant Unobservable Inputs	Range of Inputs
September 30, 2017	$2,334	Discounted cash flow	Probability of default	1.87% - 3.50%
December 31, 2016	$2,241	Discounted cash flow	Probability of default	1.50% - 3.34%

Following is a description of the valuation methodologies used for assets measured at fair value on a non-recurring basis and recognized in the accompanying balance sheets, as well as the general classification of such assets pursuant to the valuation hierarchy.

17

Impaired Loans

Loans for which it is probable that the Company will not collect all principal and interest due according to contractual terms are measured for impairment. Allowable methods for estimating fair value include using the fair value of the collateral for collateral dependent loans or, where a loan is determined not to be collateral dependent, using the discounted cash flow method.

If the impaired loan is identified as collateral dependent, then the fair value method of measuring the amount of impairment is utilized. This method requires obtaining a current independent appraisal of the collateral and applying a discount factor to the value. If the impaired loan is determined not to be collateral dependent, then the discounted cash flow method is used. This method requires the impaired loan to be recorded at the present value of expected future cash flows discounted at the loan’s effective interest rate. The effective interest rate of a loan is the contractual interest rate adjusted for any net deferred loan fees or costs, or premium or discount existing at origination or acquisition of the loan. Impaired loans are classified within Level 2 of the fair value hierarchy.

Other Real Estate Owned

Other real estate owned acquired through loan foreclosure is initially recorded at fair value less estimated costs to sell, establishing a new cost basis. The adjustment at the time of foreclosure is recorded through the allowance for loan losses. Due to the subjective nature of establishing the fair value, the actual fair value of the other real estate owned or foreclosed asset could differ from the original estimate. If it is determined the fair value declines subsequent to foreclosure, a valuation allowance is recorded through non-interest expense. Operating costs associated with the assets are also recorded as non-interest expense. Gains and losses on the disposition of other real estate owned and foreclosed assets are netted and posted to other non-interest expense. Other real estate owned measured at fair value on a non-recurring basis at September 30, 2017, amounted to $7.9 million. Other real estate owned is classified within Level 2 of the fair value hierarchy.

The following table presents the fair value measurement of assets measured at fair value on a nonrecurring basis and the level within the fair value hierarchy in which the fair value measurements fell at September 30, 2017 and December 31, 2016.

($ In Thousands)

September 30, 2017

		Fair Value Measurements Using
		Quoted Prices in Active Markets For Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

Impaired loans	$9,885	$-	$9,885	$-
Other real estate owned	7,855	-	7,855	-

18

December 31, 2016

		Fair Value Measurements Using
		Quoted Prices in Active Markets For Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	Fair Value	(Level 1)	(Level 2)	(Level 3)

Impaired loans	$6,128	$-	$6,128	$-
Other real estate owned	6,008	-	6,008	-

NOTE 10 - SECURITIES

The following disclosure of the estimated fair value of financial instruments is made in accordance with authoritative guidance. The estimated fair value amounts have been determined using available market information and valuation methodologies that management believes are appropriate. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

A summary of the amortized cost and estimated fair value of available-for-sale securities and held-to-maturity securities at September 30, 2017 and December 31, 2016, follows:

($ In Thousands)

	September 30, 2017
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale securities:
Obligations of U.S. Government agencies	$6,494	$14	$3	$6,505
Tax-exempt and taxable obligations of states and municipal subdivisions	132,323	3,069	237	135,155
Mortgage-backed securities	191,869	1,712	542	193,039
Corporate obligations	18,368	69	1,032	17,405
Other	1,255	-	324	931
	$350,309	$4,864	$2,138	$353,035
Held-to-maturity securities:
Taxable obligations of states and municipal subdivisions	$6,000	$1,388	$-	$7,388

19

	December 31, 2016
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale securities:
Obligations of U.S. Government agencies	$9,023	$28	$6	$9,045
Tax-exempt and taxable obligations of states and municipal subdivisions	98,328	1,678	1,184	98,822
Mortgage-backed securities	114,991	602	1,304	114,289
Corporate obligations	21,274	66	1,230	20,110
Other	1,256	-	316	940
	$244,872	$2,374	$4,040	$243,206
Held-to-maturity securities:
Taxable obligations of states and municipal subdivisions	$6,000	$1,394	$-	$7,394

NOTE 11 – LOANS

Loans typically provide higher yields than the other types of earning assets, and, thus, one of the Company's goals is for loans to be the largest category of the Company's earning assets. For the quarters ended September 30, 2017 and December 31, 2016, average loans accounted for 74.1% and 73.8% of average earning assets, respectively. The Company controls and mitigates the inherent credit and liquidity risks through the composition of its loan portfolio.

Generally, the Company will place a delinquent loan in nonaccrual status when the loan becomes 90 days or more past due. At the time a loan is placed in nonaccrual status, all interest which has been accrued on the loan but remains unpaid is reversed and deducted from earnings as a reduction of reported interest income. No additional interest is accrued on the loan balance until the collection of both principal and interest becomes reasonably certain. The following tables summarize by class our loans classified as past due in excess of 30 days or more in addition to those loans classified as non-accrual:

September 30, 2017

($ In thousands)

	Past Due 30 to 89 Days	Past Due 90 Days or More and Still Accruing	Non- Accrual	Total Past Due and Non- Accrual	Total Loans

Real Estate-construction	$497	$105	$98	$700	$171,609
Real Estate-mortgage	1,630	180	2,733	4,543	377,307
Real Estate-non farm non-residential	759	-	1,764	2,523	456,110
Commercial	115	1,151	211	1,477	164,577
Lease Financing Rec.	-	-	-	-	2,008
Obligations of states and subdivisions	-	-	-	-	5,892
Consumer	140	-	46	186	20,690
Total	$3,141	$1,436	$4,852	$9,429	$1,198,193

20

December 31, 2016

($ In Thousands)

	Past Due 30 to 89 Days	Past Due 90 Days or More and Still Accruing	Non- Accrual	Total Past Due and Non- Accrual	Total Loans

Real Estate-construction	$204	$96	$658	$958	$109,394
Real Estate-mortgage	2,745	102	1,662	4,509	289,640
Real Estate-non farm non residential	269	-	909	1,178	314,359
Commercial	9	-	2	11	129,423
Lease Financing Rec.	-	-	-	-	2,204
Obligations of states and subdivisions	-	-	-	-	6,698
Consumer	22	-	33	55	15,336
Total	$3,249	$198	$3,264	$6,711	$867,054

In connection with our acquisition of BCB Holding Company, Inc. in 2014, we acquired loans with deteriorated credit quality. These loans were recorded at estimated fair value at the acquisition date with no carryover of the related allowance for loan losses. The acquired loans were segregated as of the acquisition date between those considered to be performing (acquired non-impaired loans) and those with evidence of credit deterioration (acquired impaired loans). Acquired loans are considered impaired if there is evidence of credit deterioration and if it is probable, at acquisition, all contractually required payments will not be collected.

The following table presents information regarding the contractually required payments receivable, cash flows expected to be collected and the estimated fair value of loans acquired in the BCB acquisition as of July 1, 2014, the closing date of the transaction:

($ In Thousands)

	Commercial, financial and agricultural	Mortgage- Commercial	Mortgage- Residential	Commercial and other	Total
Contractually required payments	$1,519	$29,648	$7,933	$976	$40,076
Cash flows expected to be collected	1,570	37,869	9,697	1,032	50,168
Fair value of loans acquired	1,513	28,875	7,048	957	38,393

21

Total outstanding acquired impaired loans were $2.1 million as of September 30, 2017 and $2.2 million as of December 31, 2016. The outstanding balance of these loans is the undiscounted sum of all amounts, including amounts deemed principal, interest, fees, penalties, and other under the loans, owed at the reporting date, whether or not currently due and whether or not any such amounts have been charged off.

Changes in the carrying amount and accretable yield for acquired impaired loans were as follows at September 30, 2017 and December 31, 2016:

($ In Thousands)

	September 30, 2017		December 31, 2016
	Accretable Yield	Carrying Amount of Loans	Accretable Yield	Carrying Amount of Loans
Balance at beginning of period	$894	$1,305	$1,219	$1,821
Accretion	(43)	43	(325)	325
Payments received, net	-	(139)	-	(841)
Balance at end of period	$851	$1,209	$894	$1,305

The following tables provide additional detail of impaired loans broken out according to class as of September 30, 2017 and December 31, 2016. The recorded investment included in the following tables represents customer balances net of any partial charge-offs recognized on the loans, net of any deferred fees and costs. As nearly all of our impaired loans at September 30, 2017 are on nonaccrual status, recorded investment excludes any insignificant amount of accrued interest receivable on loans 90-days or more past due and still accruing. The unpaid balance represents the recorded balance prior to any partial charge-offs.

September 30, 2017

($ In Thousands)

				Average	Interest
				Recorded	Income
	Recorded	Unpaid	Related	Investment	Recognized
	Investment	Balance	Allowance	YTD	YTD

Impaired loans with no related allowance:
Commercial installment	$15	$15	$-	$45	$-
Commercial real estate	4,383	4,504	-	3,358	89
Consumer real estate	2,235	2,437	-	1,826	63
Consumer installment	29	29	-	14	-
Total	$6,662	$6,985	$-	$5,243	$152

Impaired loans with a related allowance:
Commercial installment	$195	$195	$101	$115	$-
Commercial real estate	2,499	2,499	237	2,786	80
Consumer real estate	506	506	136	490	12
Consumer installment	23	23	17	24	-
Total	$3,223	$3,223	$491	$3,415	$92

Total Impaired Loans:
Commercial installment	$210	$210	$101	$160	$-
Commercial real estate	6,882	7,003	237	6,144	169
Consumer real estate	2,741	2,943	136	2,316	75
Consumer installment	52	52	17	38	-
Total Impaired Loans	$9,885	$10,208	$491	$8,658	$244

22

As of September 30, 2017, the Company had $1.0 million of foreclosed residential real estate property obtained by physical possession and $0.2 million of consumer mortgage loans secured by residential real estate properties for which foreclosure proceedings are in process according to local jurisdictions.

December 31, 2016

($ In Thousands)

				Average	Interest
				Recorded	Income
	Recorded	Unpaid	Related	Investment	Recognized
	Investment	Balance	Allowance	YTD	YTD

Impaired loans with no related allowance:
Commercial installment	$-	$-	$-	$-	$-
Commercial real estate	2,324	2,570	-	4,368	37
Consumer real estate	329	329	-	291	1
Consumer installment	14	14	-	9	-
Total	$2,667	$2,913	$-	$4,668	$38

Impaired loans with a related allowance:
Commercial installment	$153	$153	$10	$244	$9
Commercial real estate	2,726	2,726	343	2,832	127
Consumer real estate	556	669	308	733	14
Consumer installment	26	27	21	32	-
Total	$3,461	$3,575	$682	$3,841	$150

Total Impaired Loans:
Commercial installment	$153	$153	$10	$244	$9
Commercial real estate	5,050	5,296	343	7,200	164
Consumer real estate	885	998	308	1,024	15
Consumer installment	40	41	21	41	-
Total Impaired Loans	$6,128	$6,488	$682	$8,509	$188

The following table represents the Company’s impaired loans at September 30, 2017, and December 31, 2016.

	Sept. 30,	December 31,
	2017	2016
	($ In Thousands)
Impaired Loans:
Impaired loans without a valuation allowance	$6,662	$2,667
Impaired loans with a valuation allowance	3,223	3,461
Total impaired loans	$9,885	$6,128
Allowance for loan losses on impaired loans at period end	491	682

Total nonaccrual loans	4,852	3,264

Past due 90 days or more and still accruing	1,436	198
Average investment in impaired loans	8,658	8,509

23

The following table is a summary of interest recognized and cash-basis interest earned on impaired loans:

($ In Thousands)	Three Months Ended Sept. 30, 2017	Nine Months Ended Sept. 30, 2017

Interest income recognized during impairment	-	-
Cash-basis interest income recognized	60	244

The gross interest income that would have been recorded in the period that ended if the nonaccrual loans had been current in accordance with their original terms and had been outstanding throughout the period or since origination, if held for part of the three months and nine months ended September 30, 2017 was $90,000 and $243,000, respectively. The Company had no loan commitments to borrowers in non-accrual status at September 30, 2017 and December 31, 2016.

If the Company grants a concession to a borrower in financial difficulty, the loan is classified as a troubled debt restructuring (“TDR”). The following tables provide detail of TDRs at Sept. 30, 2017.

For the Three Months Ending September 30, 2017

($ In Thousands)

Outstanding
	Outstanding	Recorded
	Recorded	Investment		Interest
	Investment	Post-	Number of	Income
	Pre-Modification	Modification	Loans	Recognized

Commercial installment	$-	$-	-	$-
Commercial real estate	-	-	-	-
Consumer real estate	-	-	-	-
Consumer installment	-	-	-	-
Total	$-	$-	-	$-

24

For the Nine Months Ending September 30, 2017

($ In Thousands)

Outstanding
	Outstanding	Recorded
	Recorded	Investment		Interest
	Investment	Post-	Number of	Income
	Pre-Modification	Modification	Loans	Recognized

Commercial installment	$-	$-	-	$-
Commercial real estate	-	-	-	-
Consumer real estate	152	149	2	5
Consumer installment	-	-	-	-
Total	$152	$149	2	$5

There were no TDRs modified during the three month period ended September 30, 2017. The balance of TDRs was $7.3 million at September 30, 2017 and $4.1 million at December 31, 2016, respectively, calculated for regulatory reporting purposes. There was $0.2 million allocated in specific reserves established with respect to these loans as of September 30, 2017. As of September 30, 2017, the Company had no additional amount committed on any loan classified as TDR.

The following tables set forth the amounts and past due status for the Bank TDRs at September 30, 2017 and December 31, 2016:

($ In Thousands)

	September 30, 2017
	Current Loans	Past Due 30-89	Past Due 90 days and still accruing	Non- accrual	Total

Commercial installment	$-	$-	$-	$308	$308
Commercial real estate	3,461	267	-	1,047	4,775
Consumer real estate	1,099	88	-	1,011	2,198
Consumer installment	5	-	-	19	24
Total	$4,565	$355	$-	$2,385	$7,305
Allowance for loan losses	$107	$14	$-	$122	$243

25

($ In Thousands)

	December 31, 2016
	Current Loans	Past Due 30-89	Past Due 90 days and still accruing	Non- accrual	Total

Commercial installment	$151	$-	$-	$-	$151
Commercial real estate	2,463	-	-	1,102	3,565
Consumer real estate	154	90	-	122	366
Consumer installment	6	-	-	23	29
Total	$2,774	$90	$-	$1,247	$4,111
Allowance for loan losses	$125	$-	$-	$40	$165

Internal Risk Ratings

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt, such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company uses the following definitions for risk ratings, which are consistent with the definitions used in supervisory guidance:

Special Mention.    Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Company’s credit position at some future date.

Substandard.    Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful.    Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Loans not meeting the criteria above that are analyzed individually as part of the above described process are considered to be pass rated loans.

As of September 30, 2017 and December 31, 2016, and based on the most recent analysis performed, the risk categories of loans by class of loans (excluding mortgage loans held for sale) were as follows:

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September 30, 2017

($ In Thousands)

	Real Estate Commercial	Real Estate Mortgage	Installment and Other	Commercial, Financial and Agriculture	Total

Pass	$746,097	$223,995	$28,184	$164,373	$1,162,649
Special Mention	9,619	825	-	3,127	13,571
Substandard	16,743	4,172	89	1,892	22,896
Doubtful	95	-	-	26	121
Subtotal	772,554	228,992	28,273	169,418	1,199,237
Less:
Unearned discount	750	59	-	235	1,044
Loans, net of unearned discount	$771,804	$228,933	$28,273	$169,183	$1,198,193

December 31, 2016

($ In Thousands)

	Real Estate Commercial	Real Estate Mortgage	Installment and Other	Commercial, Financial and Agriculture	Total

Pass	$522,949	$174,325	$21,278	$134,235	$852,787
Special Mention	376	237	-	618	1,231
Substandard	11,873	1,336	79	208	13,496
Doubtful	-	200	-	40	240
Subtotal	535,198	176,098	21,357	135,101	867,754
Less:
Unearned discount	378	60	-	262	700
Loans, net of unearned discount	$534,820	$176,038	$21,357	$134,839	$867,054

Activity in the allowance for loan losses for the period was as follows:

($ In Thousands)
	Three Months	Nine Months
	Ended	Ended
	Sept. 30, 2017	Sept. 30, 2017

Balance at beginning of period	$8,070	$7,510
Loans charged-off:
Real Estate	(39)	(259)
Installment and Other	(21)	(63)
Commercial, Financial and Agriculture	( -)	(1)
Total	(60)	(323)

Recoveries on loans previously charged-off:
Real Estate	45	498
Installment and Other	23	67
Commercial, Financial and Agriculture	7	39
Total	75	604
Net recoveries	15	281
Provision for Loan Losses	90	384
Balance at end of period	$8,175	$8,175

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The following tables represent how the allowance for loan losses is allocated to a particular loan type, as well as the percentage of the category to total loans at September 30, 2017 and December 31, 2016.

Allocation of the Allowance for Loan Losses

	September 30, 2017
	($ In Thousands)
	Amount	% of loans in each category to total loans

Commercial Non Real Estate	$1,557	14.1%
Commercial Real Estate	4,662	64.4
Consumer Real Estate	1,510	19.1
Consumer	174	2.4
Secondary market reserve	180	-
Unallocated	92	-
Total	$8,175	100%

	December 31, 2016
	($ In Thousands)
	Amount	% of loans in each category to total loans

Commercial Non Real Estate	$1,118	15.6%
Commercial Real Estate	4,071	61.6
Consumer Real Estate	1,589	20.3
Consumer	155	2.4
Unallocated	577	0.1
Total	$7,510	100%

The following tables provide the ending balances in the Company's loans (excluding mortgage loans held for sale) and allowance for loan losses, broken down by portfolio segment as of September 30, 2017 and December 31, 2016. The tables also provide additional detail as to the amount of our loans and allowance that correspond to individual versus collective impairment evaluation. The impairment evaluation corresponds to the Company's systematic methodology for estimating its Allowance for Loan Losses. See Item No. 2 – “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Provision for Loan and Lease Losses” for a description of our methodology.

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September 30, 2017

(In thousands)

		Installment	Financial
	Real Estate	and Other	and Agriculture	Total

Loans
Individually evaluated	$9,623	$52	$210	$9,885
Collectively evaluated	991,115	28,222	168,971	1,188,308
Total	$1,000,738	$28,374	$169,181	$1,198,193

Allowance for Loan Losses
Individually evaluated	$373	$17	$101	$491
Collectively evaluated	5,978	249	1,457	7,684
Total	$6,351	$266	$1,558	$8,175

December 31, 2016

(In thousands)

			Commercial,
		Installment	Financial
	Real Estate	and Other	and Agriculture	Total

Loans
Individually evaluated	$5,935	$40	$153	$6,128
Collectively evaluated	704,923	21,317	134,686	860,926
Total	$710,858	$21,357	$134,839	$867,054

Allowance for Loan Losses
Individually evaluated	$651	$21	$10	$682
Collectively evaluated	5,009	711	1,108	6,828
Total	$5,660	$732	$1,118	$7,510

NOTE 12 – SUBSEQUENT EVENTS/OTHER

Subsequent events have been evaluated by management through the date the financial statements were issued.

On October 24, 2017, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Southwest Banc Shares, Inc., an Alabama corporation (“Southwest”), whereby Southwest will be merged with and into the Company. Pursuant to and simultaneously with entering into the Merger Agreement, The First, and Southwest’s wholly owned subsidiary bank, First Community Bank (“First Community Bank”), entered into a Plan of Bank Merger whereby First Community Bank will be merged with and into The First immediately following the merger of SWBS with and into the Company. At September 30, 2017, First Community Bank had total assets of approximately $391.6 million.

On October 31, 2017, the Company completed a sale of an aggregate of 2,012,500 shares of its common stock in a public offering. Net proceeds after underwriting discounts and estimated expenses were approximately $55.2 million. The Company intends to use the net proceeds from the offering to fund the cash portion of the purchase price for the Company’s previously announced acquisition of Southwest, to fund other potential future acquisitions, and for general corporate purposes, including the repayment of debt and to support organic growth.

NOTE 13 – RECLASSIFICATION

Certain amounts in the 2016 financial statements have been reclassified for comparative purposes to conform to the current period financial statement presentation.

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PART I - FINANCIAL INFORMATION

ITEM NO. 2

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD LOOKING STATEMENTS

This Quarterly Report on Form 10-Q contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “will,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; and risks related to the proposed acquisition of Southwest Banc Shares, Inc., including the risk that the proposed transaction does not close when expected or at all because required regulatory or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions, and the risk that anticipated benefits from the proposed transaction are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information on The First Bancshares, Inc. is available in its filings with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov.

CRITICAL ACCOUNTING POLICIES

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States. The financial information and disclosures contained within those statements are significantly impacted by Management’s estimates and judgments, which are based on historical experience and incorporate various assumptions that are believed to be reasonable under current circumstances. Actual results may differ from those estimates under divergent conditions.

Critical accounting policies are those that involve the most complex and subjective decisions and assessments, and have the greatest potential impact on the Company’s stated results of operations. In Management’s opinion, the Company’s critical accounting policies deal with the following areas: the establishment of the allowance for loan and lease losses, as explained in detail in Note 11 to the Consolidated Financial Statements and in the “Provision for Loan and Lease Losses” and “Allowance for Loan and Lease Losses” sections of this Item No. 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations; the valuation of impaired loans and foreclosed assets, as discussed in Note 11 to the Consolidated Financial Statements; income taxes and deferred tax assets and liabilities, especially with regard to the ability of the Company to recover deferred tax assets as discussed in the “Provision for Income Taxes” and “Other Assets” sections of this Item No. 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations; and goodwill and other intangible assets, which are evaluated annually for impairment and for which we have determined that no impairment exists, as discussed in the “Other Assets” section of this Item No. 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations. Critical accounting policies are evaluated on an ongoing basis to ensure that the Company’s financial statements incorporate our most recent expectations with regard to those areas.

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OVERVIEW OF THE RESULTS OF OPERATIONS AND FINANCIAL CONDITION

RESULTS OF OPERATIONS SUMMARY

Third quarter 2017 compared to third quarter 2016

The Company reported net income available to common shareholders of $4.7 million for the three months ended September 30, 2017, compared with net income available to common shareholders of $2.5 million for the same period last year.

Net interest income increased to $14.9 million, or 48.4% for the three months ended September 30, 2017, compared to $10.1 million for the same period in 2016. Quarterly average earning assets at September 30, 2017, increased $486.2 million, or 43.7% and quarterly average interest-bearing liabilities increased $368.7 million or 39.9% when compared to September 30, 2016.

Noninterest income for the three months ended September 30, 2017, was $3.7 million compared to $3.1 million for the same period in 2016, reflecting an increase of $0.6 million or 18.0%. This increase was composed of increases in service charges and interchange fee income.

The provision for loan losses was $90,000 for the three months ended September 30, 2017, compared with $143,000 for the same period in 2016. The allowance for loan losses of $8.2 million at September 30, 2017 (approximately 0.68% of total loans and 1.16% of loans including valuation accounting adjustments on acquired loans) is considered by management to be adequate to cover losses inherent in the loan portfolio.  See “Provision for Loan and Lease Losses” in this Item No. 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations for more information on this evaluation.

Noninterest expense increased by $2.5 million or 26.3% for the three months ended September 30, 2017, when compared with the same period in 2016. The largest increase was related to salaries and benefits of $1.7 million of which $1.4 million was attributable to increased employment associated with the acquisitions of Iberville and GCCB.

First nine months of 2017 compared to first nine months of 2016

The Company reported net income  available to common shareholders of $8.2 million for the nine months ended September 30, 2017, compared with net income available to common shareholders of $7.8 million for the same period last year. After tax merger related costs of $3.9 million were expensed during the first nine months of 2017.

Net interest income increased to $43.9 million or 48.5% for the nine months ended September 30, 2017, compared to $29.6 million for the same period in 2016. Average earning assets at September 30, 2017, increased $461.3 million, or 42.1% and average interest-bearing liabilities increased $360.0 million or 39.6% when compared to the first nine months of 2016.

Noninterest income for the nine months ended September 30, 2017, was $10.8 compared to $8.5 million for the same period in 2016, reflecting an increase of $2.3 million or 26.5%. This increase consists of $0.2 million of increased mortgage income, increased service charges of $0.8 million and increased interchange fee income of $0.8 million.

The provision for loan losses was $0.4 million for the nine months ended September 30, 2017, compared with $0.5 million for the same period in 2016. The allowance for loan losses of $8.2 million at September 30, 2017 (approximately 0.68% of total loans and 1.16% of loans including valuation accounting adjustments on acquired loans) is considered by management to be adequate to cover losses inherent in the loan portfolio.  See “Provision for Loan and Lease Losses” in this Item No. 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations for more information on this evaluation.

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Noninterest expense increased by $16.3 million or 61.1% for the nine months ended September 30, 2017, when compared with the same period in 2016. $6.9 million of the increase was attributable to salaries and benefits, of which $5.4 million relates to the acquisition, and also includes $6.3 million in one-time merger related charges.

FINANCIAL CONDITION

The First represents the primary asset of the Company. The First reported total assets of $1.8 billion at September 30, 2017 compared to $1.3 billion at December 31, 2016, an increase of $0.5 billion. Loans increased $331.1 million to $1.2 billion or 38.2%, during the first nine months of 2017. Deposits at September 30, 2017, totaled $1.5 billion compared to $1.0 billion at December 31, 2016. The First acquired loans of $237.3 million and deposits of $355.6 million as a result of the acquisitions of Iberville and GCCB during the first quarter of 2017. See Note 4 – Business Combinations.

For the nine month period ended September 30, 2017, The First reported net income of $9.7 million compared to $8.7 million for the nine months ended September 30, 2016. Merger charges net of tax equaled $3.4 million for the first nine months of 2017.

NONPERFORMING ASSETS AND RISK ELEMENTS

Diversification within the loan portfolio is an important means of reducing inherent lending risks. At September 30, 2017, The First had no concentrations of ten percent or more of total loans in any single industry or any geographical area outside its immediate market areas, which include Mississippi, Louisiana, Alabama and Florida.

At September 30, 2017, The First had loans past due as follows:

($ In Thousands)

Past due 30 through 89 days	$3,141
Past due 90 days or more and still accruing	1,436

The accrual of interest is discontinued on loans which become ninety days past due (principal and/or interest), unless the loans are adequately secured and in the process of collection. Nonaccrual loans totaled $4.9 million at September 30, 2017, an increase of $1.6 million from December 31, 2016.

Other real estate owned is carried at fair value, determined by an appraisal, less estimated costs to sell. Other real estate owned totaled $7.9 million at September 30, 2017.

A loan is classified as a restructured loan when the following two conditions are present: First, the borrower is experiencing financial difficulty and second, the creditor grants a concession it would not otherwise consider but for the borrower’s financial difficulties. At September 30, 2017, the Bank had $7.3 million in loans that were modified as troubled debt restructurings, of which $4.7 million were performing as agreed with modified terms.

EARNINGS PERFORMANCE

The Company earns income from two primary sources. The first is net interest income, which is interest income generated by earning assets less interest expense on deposits and other borrowed money. The second is non-interest income, which primarily consists of customer service charges and fees as well as mortgage income but also comes from non-customer sources such as bank-owned life insurance. The majority of the Company’s non-interest expense is comprised of operating costs that facilitate offering a full range of banking services to our customers.

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Net interest income AND NET INTEREST MARGIN

Net interest income increased by $4.9 million, or 48.4%, for the third quarter of 2017 relative to the third quarter of 2016. The level of net interest income we recognize in any given period depends on a combination of factors including the average volume and yield for interest-earning assets, the average volume and cost of interest-bearing liabilities, and the mix of products which comprise the Company’s earning assets, deposits, and other interest-bearing liabilities. Net interest income is also impacted by the reversal of interest for loans placed on non-accrual status during the reporting period, and the recovery of interest on loans that had been on non-accrual and were paid off, sold or returned to accrual status.

The following tables depict, for the periods indicated, certain information related to the average balance sheet and average yields on assets and average costs of liabilities. Such yields are derived by dividing income or expense by the average balance of the corresponding assets or liabilities. Average balances have been derived from daily averages.

Average Balances, Tax Equivalent Interest and Yields/Rates

	Three Months Ended			Three Months Ended
	September 30, 2017			September 30, 2016
	Avg.	Tax Equivalent	Yield/	Avg.	Tax Equivalent	Yield/
($ In Thousands)	Balance	interest	Rate	Balance	interest	Rate

Earning Assets:
Taxable
securities	$280,441	$1,601	2.28%	$177,154	$965	2.18%
Tax exempt securities	93,716	876	3.74%	77,073	704	3.65%
Total investment securities	374,157	2,477	2.65%	254,227	1,669	2.63%
Fed funds sold	36,591	113	1.24%	10,356	25	0.97%
Interest bearing deposits in other banks	3,463	3	0.35%	11,961	16	0.54%
Loans	1,185,493	14,412	4.86%	836,931	9,798	4.68%
Total earning assets	1,599,704	17,005	4.25%	1,113,475	11,508	4.13%
Other assets	172,698			119,559
Total assets	$1,772,402			$1,233,034

Interest-bearing liabilities:
Deposits	$1,204,614	$1,375	0.46%	$850,442	$962	0.45%
Repo	4,891	38	3.11%	5,000	49	3.92%
Fed funds purchased	3,816	19	1.99%	1,926	5	1.04%
FHLB and FTN	68,041	300	1.76%	55,337	106	0.77%
Subordinated debentures	10,310	41	1.59%	10,310	80	3.10%
Total interest-bearing liabilities	1,291,672	1,773	0.55%	923,015	1,202	0.52%
Other liabilities	316,275			198,889
Stockholders’ equity	164,455			111,130

Total liabilities and stockholders’ equity	$1,772,402			$1,233,034
Net interest income (FTE)*		$15,232	3.70%		$10,306	3.61%
Net interest Margin (FTE)*			3.81%			3.70%

*See reconciliation of Non-GAAP financial measures.

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Average Balances, Tax Equivalent Interest and Yields/Rates

	YTD September 30, 2017			YTD September 30, 2016
	Avg.	Tax Equivalent	Yield/	Avg.	Tax Equivalent	Yield/
($ In Thousands)	Balance	interest	Rate	Balance	interest	Rate

Earning Assets:
Taxable securities	$265,320	$4,742	2.38%	$184,313	$3,055	2.21%
Tax exempt securities	92,040	2,668	3.87%	77,385	2,118	3.65%
Total investment securities	357,360	7,410	2.76%	261,698	5,173	2.64%
Fed funds sold	42,372	330	1.04%	2,377	82	4.60%
Interest bearing deposits in other banks	4,356	7	0.21%	23,626	56	0.32%
Loans	1,153,694	42,083	4.86%	808,821	28,146	4.64%
Total earning assets	1,557,782	49,830	4.26%	1,096,522	33,457	4.07%
Other assets	190,337			116,252
Total assets	$1,748,119			$1,212,774

Interest-bearing liabilities:
Deposits	$1,188,919	$3,836	0.43%	$824,065	$2,476	0.40%
Repo	4,892	134	3.65%	5,000	145	3.87%
Fed funds purchased	2,211	29	1.75%	1,867	15	1.07%
FHLB and FTN	63,094	817	1.73%	68,170	342	0.67%
Subordinated debentures	10,310	171	2.21%	10,310	162	2.10%
Total interest- bearing liabilities	1,269,426	4,987	0.52%	909,412	3,140	0.46%
Other liabilities	319,451			196,289
Stockholders’ equity	159,242			107,073

Total liabilities and stockholders’ equity	$1,748,119			$1,212,774
Net interest income (FTE)*		$44,842	3.74%		$30,317	3.61%
Net interest Margin (FTE)*			3.84%			3.69%

*See reconciliation of Non-GAAP financial measures.

Interest Rate Sensitivity – September 30, 2017

	Net Interest Income at Risk		Market Value of Equity
Change in Interest Rates	% Change from Base	Policy Limit	% Change from Base	Policy Limit

Up 400 bps	17.9%	-20.0%	31.8%	-40.0%
Up 300 bps	13.6%	-15.0%	26.2%	-30.0%
Up 200 bps	9.1%	-10.0%	19.2%	-20.0%
Up 100 bps	4.6%	-5.0%	10.7%	-10.0%
Down 100 bps	-6.4%	-5.0%	-13.6%	-10.0%
Down 200 bps	-9.0%	-10.0%	-13.1%	-20.0%

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LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2017, cash and cash equivalents were $93.3 million. In addition, loans and investment securities repricing or maturing within one year or less were approximately $373.1 million at September 30, 2017. Approximately $265.2 million in loan commitments could fund within the next three months and other commitments, primarily standby letters of credit, totaled $8.2 million at September 30, 2017.

On October 31, 2017, the Company completed a sale of an aggregate of 2,012,500 shares of its common stock in a public offering. Net proceeds after underwriting discounts and estimated expenses were approximately $55.2 million. The Company intends to use the net proceeds from the offering to fund the cash portion of the purchase price for the Company’s previously announced acquisition of Southwest, to fund other potential future acquisitions, and for general corporate purposes, including the repayment of debt and to support organic growth.

Total consolidated equity capital at September 30, 2017, was $167.0 million, or approximately 9.3% of total assets. The Company currently has adequate capital positions to meet the minimum capital requirements for all regulatory agencies. The Company’s capital ratios as of September 30, 2017, were as follows:

Tier 1 leverage	8.6%
Tier 1 risk-based	11.0%
Total risk-based	11.6%
Common equity Tier 1	10.3%

On June 30, 2006, The Company issued $4,124,000 of floating rate junior subordinated deferrable interest debentures to The First Bancshares Statutory Trust 2 in which the Company owns all of the common equity. The debentures are the sole asset of the Trust. The Trust issued $4,000,000 of Trust Preferred Securities (TPSs) to investors. The Company’s obligations under the debentures and related documents, taken together, constitute a full and unconditional guarantee by the Company of the Trust’s obligations under the preferred securities. The preferred securities are redeemable by the Company at its option. The preferred securities must be redeemed upon maturity of the debentures in 2036. Interest on the preferred securities is the three month London Interbank Offer Rate (LIBOR) plus 1.65% and is payable quarterly. The terms of the subordinated debentures are identical to those of the preferred securities. On July 27, 2007, The Company issued $6,186,000 of floating rate junior subordinated deferrable interest debentures to The First Bancshares Statutory Trust 3 in which the Company owns all of the common equity. The debentures are the sole asset of Trust 3. The Trust issued $6,000,000 of Trust Preferred Securities (TPSs) to investors. The Company’s obligations under the debentures and related documents, taken together, constitute a full and unconditional guarantee by the Company of the Trust’s obligations under the preferred securities. The preferred securities are redeemable by the Company at its option. The preferred securities must be redeemed upon maturity of the debentures in 2037. Interest on the preferred securities is the three month LIBOR plus 1.40% and is payable quarterly. The terms of the subordinated debentures are identical to those of the preferred securities. In accordance with the authoritative guidance, the trusts are not included in the consolidated financial statements.

PROVISION FOR LOAN AND LEASE LOSSES

The Company has developed policies and procedures for evaluating the overall quality of its credit portfolio and the timely identification of potential problem loans. Management’s judgment as to the adequacy of the allowance is based upon a number of assumptions which it believes to be reasonable, but which may not prove to be accurate, particularly given the Company’s growth and the economy. Thus, there can be no assurance that charge-offs in future periods will not exceed the allowance for loan losses or that additional increases in the loan loss allowance will not be required.

35

The Company’s allowance consists of two parts. The first part is determined in accordance with authoritative guidance regarding contingencies. The Company’s determination of this part of the allowance is based upon quantitative and qualitative factors. A loan loss history based upon the prior seven years is utilized in determining the appropriate allowance. Historical loss factors are determined by risk rated loans by loan type. These historical loss factors are applied to the loans by loan type to determine an indicated allowance. The loss factors of peer groups are considered in the determination of the allowance and are used to assist in the establishment of a long-term loss history for areas in which this data is unavailable and incorporated into the qualitative factors to be considered. The historical loss factors may also be modified based upon other qualitative factors including but not limited to local and national economic conditions, trends of delinquent loans, changes in lending policies and underwriting standards, concentrations, and management’s knowledge of the loan portfolio. These factors require judgment upon the part of management and are based upon state and national economic reports received from various institutions and agencies including the Federal Reserve Bank, United States Bureau of Economic Analysis, Bureau of Labor Statistics, meetings with the Company’s loan officers and loan committee, and data and guidance received or obtained from the Company’s regulatory authorities.

The second part of the allowance is determined in accordance with authoritative guidance regarding loan impairment. Impaired loans are determined based upon a review by internal loan review and senior management.

The sum of the two parts constitutes management’s best estimate of an appropriate allowance for loan losses. When the estimated allowance is determined, it is presented to the Company’s audit committee for review and approval on a quarterly basis.

A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

Impairment is measured on a loan by loan basis, and a specific allowance is assigned to each loan determined to be impaired. Impaired loans not deemed collateral dependent are analyzed according to the ultimate repayment source, whether that is cash flow from the borrower, guarantor or some other source of repayment. Impaired loans are deemed collateral dependent if, in the Company’s opinion, the ultimate source of repayment will be generated from the liquidation of collateral.

The Company discontinues accrual of interest on loans when management believes, after considering economic and business conditions and collection efforts, that a borrower’s financial condition is such that the collection of interest is doubtful. Generally, the Company will place a delinquent loan in nonaccrual status when the loan becomes 90 days or more past due. At the time a loan is placed in nonaccrual status, all interest which has been accrued on the loan but remains unpaid is reversed and deducted from earnings as a reduction of reported interest income. No additional interest is accrued on the loan balance until the collection of both principal and interest becomes reasonably certain.

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NON-INTEREST INCOME AND NON-INTEREST EXPENSE

The following table provides details on the Company’s non-interest income and non-interest expense for the three month and nine month period ended September 30, 2017 and 2016:

($ In Thousands)	Three Months Ended				Nine Months Ended
EARNINGS STATEMENT	9/30/17	% of Total	9/30/16	% of Total	9/30/17	% of Total	9/30/16	% of Total
Non-interest income:
Service charges on deposit accounts	$902	24.7%	$606	19.6%	$2,692	24.9%	$1,847	21.6%
Mortgage income	1,276	34.9%	1,399	45.1%	3,400	31.5%	3,228	37.8%
Interchange fee income	935	25.6%	666	21.5%	2,797	25.9%	1,991	23.3%
Gain (loss) on securities, net	-		-	-	-		129	1.5%
Other charges and fees	545	14.8%	428	13.8%	1,918	17.7%	1,347	15.8%
Total non-interest income	$3,658	100%	$3,099	100%	$10,807	100%	$8,542	100%

Non-interest expense:
Salaries and employee benefits	$7,327	61.6%	$5,645	60.0%	$22,577	52.4%	$16,194	60.6%
Occupancy expense	1,390	11.7%	1,209	12.8%	4,108	9.5%	3,392	12.7%
FDIC premiums	355	3.0%	254	2.7%	887	2.1%	755	2.8%
Marketing	50	0.4%	76	0.8%	218	0.5%	280	1.0%
Amortization of core deposit intangibles	160	1.3%	100	1.1%	491	1.1%	294	1.1%
Other professional services	320	2.7%	461	4.9%	1,201	2.8%	1,013	3.8%
Other non-interest expense	2,238	18.8%	1,671	17.7%	7,247	16.8%	4,802	18.0%
Acquisition and integration charges	48	0.5%	-	-	6,327	14.8%	-	-
Total non-interest expense	$11,888	100%	$9,416	100%	$43,056	100%	$26,730	100%

Noninterest income increased $0.6 million, or 18.0% as compared to third quarter 2016. The largest increases in noninterest income were increases in service charges and interchange fee income. Third quarter 2017 noninterest expense increased $2.5 million, or 26.3% as compared to third quarter 2016. The largest increase in noninterest expense, other than acquisition charges, was related to salaries and benefits of $1.7 million of which $1.4 million is related to increased employment as a result of the acquisitions.

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Noninterest expense increased $16.3 million in year-over-year comparison consisting of increases in salaries and benefits of $6.9 million of which $5.4 million relates to the acquisitions.

PROVISION FOR INCOME TAXES

The Company sets aside a provision for income taxes on a monthly basis. The amount of the provision is determined by first applying the Company’s statutory income tax rates to estimated taxable income, which is pre-tax book income adjusted for permanent differences, and then subtracting available tax credits if applicable. Permanent differences include but are not limited to tax-exempt interest income, bank-owned life insurance cash surrender value income, and certain book expenses that are not allowed as tax deductions.

The Company’s provision for income taxes was $3.1 million for the year through September 30, 2017, and remained unchanged when compared to same period of 2016.

BALANCE SHEET ANALYSIS

EARNING ASSETS

The Company’s interest-earning assets are comprised of investments and loans, and the composition, growth characteristics, and credit quality of both are significant determinants of the Company’s financial condition. Investments are analyzed in the section immediately below, while the loan and lease portfolio and other factors affecting earning assets are discussed in the sections following investments.

INVESTMENTS

The Company’s investments can at any given time consist of debt securities and marketable equity securities (together, the “investment portfolio”), investments in the time deposits of other banks, surplus interest-earning balances in our Federal Reserve Bank (“FRB”) account, and overnight fed funds sold. Surplus FRB balances and fed funds sold to correspondent banks represent the temporary investment of excess liquidity. The Company’s investments serve several purposes: 1) they provide liquidity to even out cash flows from the loan and deposit activities of customers; 2) they provide a source of pledged assets for securing public deposits, bankruptcy deposits and certain borrowed funds which require collateral; 3) they constitute a large base of assets with maturity and interest rate characteristics that can be changed more readily than the loan portfolio, to better match changes in the deposit base and other funding sources of the Company; 4) they are another interest-earning option for surplus funds when loan demand is light; and 5) they can provide partially tax exempt income. Total securities, excluding other securities, totaled $359.0 million, or 20.1% of total assets at September 30, 2017, compared to $249.2 million, or 19.5% of total assets at December 31, 2016.

We had no fed funds sold at September 30, 2017 and $0.4 million of fed funds sold at December 31, 2016; and interest-bearing balances at other banks decreased to $29.6 million at September 30, 2017 from $30.0 million at December 31, 2016 primarily due to a decrease in our Federal Reserve Bank account. The Company’s investment portfolio increased $92.4 million due to acquisitions to a total fair market value of $360.4 million at September 30, 2017, reflecting an increase of $109.8 million, or 43.8%, for the first nine months of 2017. The Company carries investments principally at their fair market values. The Company holds a small amount of “held-to-maturity” investments with a fair market value of $7.4 million at September 30, 2017 as compared to $7.4 million at December 31, 2016. All other investment securities are classified as “available-for-sale” to allow maximum flexibility with regard to interest rate risk and liquidity management.

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Refer to table shown in NOTE 10 - SECURITIES for information on the Company’s amortized cost and fair market value of its investment portfolio by investment type.

LOAN AND LEASE PORTFOLIO

The Company’s gross loans and leases, excluding the associated allowance for losses and including loans held for sale, totaled $1.203 billion at September 30, 2017, an increase of $329.8 million, or 37.8%, since December 31, 2016. The acquisitions accounted for approximately $237.3 million of the increase. At September 30, 2017, the company had direct energy related loans of $20.2 million, representing 1.7% of the total loan portfolio. A majority of the outstanding are secured by marine assets that operate in the Gulf of Mexico, which are under term contracts to major operators tied primarily to oil and gas production.

A distribution of the Company’s loans showing the balance and percentage of loans by type is presented for the noted periods in the table below. The balances shown are before deferred or unamortized loan origination, extension, or commitment fees, and deferred origination costs.

The following table shows the composition of the loan portfolio by category:

Composition of Loan Portfolio

	Sept. 30, 2017		December 31, 2016
	Amount	Percent of Total	Amount	Percent of Total
	($ In Thousands)
Mortgage loans held for sale	$4,588	0.4%	$5,880	0.6%
Commercial, financial and agricultural	164,577	13.7	129,423	14.8
Real Estate:
Mortgage-commercial	456,110	37.9	314,359	36.0
Mortgage-residential	377,307	31.4	289,640	33.2
Construction	171,609	14.3	109,394	12.5
Lease financing receivable	2,008	0.2	2,204	0.3
Obligations of states and subdivisions	5,892	0.5	6,698	0.8
Consumer and other	20,690	1.6	15,336	1.8
Total loans	1,202,781	100%	872,934	100%
Allowance for loan losses	(8,175)		(7,510)
Net loans	$1,194,606		$865,424

In the context of this discussion, a "real estate mortgage loan" is defined as any loan, other than a loan for construction purposes, secured by real estate, regardless of the purpose of the loan. The Company follows the common practice of financial institutions in the Company’s market area of obtaining a security interest in real estate whenever possible, in addition to any other available collateral. This collateral is taken to reinforce the likelihood of the ultimate repayment of the loan and tends to increase the magnitude of the real estate loan portfolio component. Generally, the Company limits its loan-to-value ratio to 80%. Management attempts to maintain a conservative philosophy regarding its underwriting guidelines and believes that the risk elements of its loan portfolio have been reduced through strategies that diversify the lending mix.

Loans held for sale consist of mortgage loans originated by the Bank and sold into the secondary market. Commitments from investors to purchase the loans are obtained upon origination.

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NONPERFORMING ASSETS

Nonperforming assets are comprised of loans for which the Company is no longer accruing interest, and foreclosed assets including mobile homes and OREO. If the Company grants a concession to a borrower in financial difficulty, the loan falls into the category of a troubled debt restructuring (“TDR”). TDRs may be classified as either nonperforming or performing loans depending on their accrual status. The following table presents comparative data for the Company’s nonperforming assets and performing TDRs as of the dates noted:

Nonperforming Assets and Performing Troubled Debt Restructurings

($ In Thousands)

NON-ACCRUAL LOANS
Real Estate:	9/30/17	12/31/16	9/30/16
1-4 family residential construction	$-	$300	$-
Other construction/land	98	358	2,788
1-4 family residential revolving/open-end	61	200	317
1-4 family residential closed-end	2,672	1,463	1,652
Nonfarm, nonresidential, owner-occupied	625	587	598
Nonfarm, nonresidential, other nonfarm nonresidential	1,139	322	336
TOTAL REAL ESTATE	4,595	3,230	5,691
Commercial and industrial	211	2	72
Loans to individuals - other	46	33	36
TOTAL NON-ACCRUAL LOANS	4,852	3,265	5,799
Other real estate owned	7,855	6,008	4,670
TOTAL NON-PERFORMING ASSETS	$12,707	$9,273	$10,469
Performing TDRs	$4,676	$2,774	$2,903
Total non-performing assets as a % of total loans & leases net of unearned income	1.06%	1.06%	1.21%
Total non-accrual loans as a % of total loans & leases net of unearned income	0.40%	0.37%	0.67%

Nonperforming assets totaled $12.7 million at September 30, 2017, compared to $9.3 million at December 31, 2016. The increase of $3.4 million is attributable to the acquisitions with associated fair value marks. The ALLL/total loans ratio was 0.68% at September 30, 2017 and .87% at December 31, 2016. Including valuation accounting adjustments on acquired loans, the total valuation plus ALLL was 1.16% of loans at September 30, 2017. The ratio of annualized net charge-offs (recoveries) to total loans was (0.005)% for the quarter ended September 30, 2017 compared to (0.04)% for the quarter ended September 30, 2016. As noted in our first quarter 2015 10-Q, the Company had been notified that a recovery of $941,000 was more likely than not expected during 2015. We received the first installment during the second quarter of 2015 which totaled $481,000 and the second installment during the third quarter of 2015 which totaled $241,000. The remaining balance of $219,000 was received in 2016.

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ALLOWANCE FOR LOAN AND LEASE LOSSES

The allowance for loan and lease losses is established through a provision for loan and lease losses. It is maintained at a level that management believes is adequate to absorb probable incurred losses inherent in the remaining loan portfolio. Specifically identifiable and quantifiable losses are immediately charged off against the allowance; recoveries are generally recorded only when sufficient cash payments are received subsequent to the charge off.

The table that follows summarizes the activity in the allowance for loan and lease losses for the noted periods:

Allowance for Loan and Lease Losses

($ In Thousands)

	3 months ended	3 months ended	9 months ended	9 months ended	For the Year Ended
	9/30/17	9/30/16	9/30/17	9/30/16	12/31/16
Balances:
Average gross loans & leases outstanding during period:	$1,185,493	$836,931	$1,153,694	$808,821	$820,881
Gross Loans & leases outstanding at end of period	1,202,781	863,803	1,202,781	863,803	872,934

Allowance for Loan and Lease Losses:
Balance at beginning of period	$8,070	$7,259	$7,510	$6,747	$6,747
Provision charged to expense	90	143	384	538	625
Charge-offs:
Real Estate-
1-4 family residential construction	-	-	32	-	-
Other construction/land	39	-	111	67	274
1-4 family revolving, open-ended	-	-	67	-	134
1-4 family closed-end	-	130	49	219	219
Nonfarm, nonresidential, owner-occupied	-	-	-	-	-
Total Real Estate	39	130	259	286	627
Commercial and industrial	-	-	1	6	71
Credit cards	-	-	-	1	6
Automobile loans	12	20	30	29	37
Loans to individuals - other	-	-	-	-	-
All other loans	9	6	33	25	30
Total	60	156	323	347	771
Recoveries:
Real Estate-
1-4 family residential construction	-	-	-	-	-
Other construction/land	24	108	274	191	229
1-4 family revolving, open-ended	-	3	51	17	17
1-4 family closed-end	16	105	160	194	502
Nonfarm, nonresidential, owner-occupied	5	1	13	6	7
Total Real Estate	45	217	498	408	755
Commercial and industrial	7	3	39	83	84
Credit cards	-	1	-	1	2
Automobile loans	4	-	11	1	1
Loans to individuals - other	7	5	21	10	12
All other loans	12	9	35	40	55
Total	75	235	604	543	909
Net loan charge offs (recoveries)	(15)	(79)	(281)	(196)	(138)
Balance at end of period	$8,175	$7,481	$8,175	$7,481	$7,510

RATIOS
Net Charge-offs (recoveries) to average Loans & Leases(annualized)	(0.005)%	(0.04)%	(0.03)%	(0.03)%	(0.02)%
Allowance for Loan Losses to gross Loans & Leases at end of period	0.68%	0.87%	0.68%	0.87%	0.86%
Net Loan Charge-offs (recoveries) to provision for loan losses	(16.67)%	(55.24)%	(73.18)%	(36.43)%	(22.08)%

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OFF-BALANCE SHEET ARRANGEMENTS

The Company maintains commitments to extend credit in the normal course of business, as long as there are no violations of conditions established in the outstanding contractual arrangements. Unused commitments to extend credit totaled $265.2 million at September 30, 2017 and $220.3 million at December 31, 2016, although it is not likely that all of those commitments will ultimately be drawn down. Unused commitments represented approximately 22.1% of gross loans outstanding at September 30, 2017 and 25.2% at December 31, 2016, with the increase due in part to higher commitments in commercial and industrial loans. The Company also had undrawn letters of credit issued to customers totaling $8.2 million at September 30, 2017 and $1.7 million at December 31, 2016. The effect on the Company’s revenues, expenses, cash flows and liquidity from the unused portion of the commitments to provide credit cannot be reasonably predicted because there is no guarantee that the lines of credit will ever be used. However, the “Liquidity” section in this Form 10-Q outlines resources available to draw upon should we be required to fund a significant portion of unused commitments. For more information regarding the Company’s off-balance sheet arrangements, see NOTE 8 to the consolidated financial statements.

In addition to unused commitments to provide credit, the Company is utilizing a $82.0 million letter of credit issued by the Federal Home Loan Bank (“FHLB”) on the Company’s behalf as security as of September 30, 2017. That letter of credit is backed by loans which are pledged to the FHLB by the Company.

OTHER ASSETS

The Company’s balance of non-interest earning cash and due from banks was $63.7 million at September 30, 2017 and $31.7 million at December 31, 2016. The balance of cash and due from banks depends on the timing of collection of outstanding cash items (checks), the level of cash maintained on hand at our branches, and our reserve requirement among other things, and is subject to significant fluctuation in the normal course of business. While cash flows are normally predictable within limits, those limits are fairly broad and the Company manages its short-term cash position through the utilization of overnight loans to and borrowings from correspondent banks, including the Federal Reserve Bank and the Federal Home Loan Bank. Should a large “short” overnight position persist for any length of time, the Company typically raises money through focused retail deposit gathering efforts or by adding brokered time deposits. If a “long” position is prevalent, the Company will let brokered deposits or other wholesale borrowings roll off as they mature, or might invest excess liquidity in higher-yielding, longer-term bonds.

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Total equity securities increased $3.0 million due to an increase in FHLB stock and federal reserve stock. The Company’s net premises and equipment at September 30, 2017 was $46.2 million and $34.6 million at December 31, 2016; the result being an increase of $11.6 million, or 33.4% for the first nine months of 2017. Included in the acquisition of Iberville was $4.0 million in bank-owned life insurance, creating a balance of $26.4 million at September 30, 2017. Bank-owned life insurance is also discussed above in the “Non-Interest Income and Non-Interest Expense” section. Goodwill increased by $6.7 million during the period, as a result of the acquisitions, ending the first nine months of 2017 with a balance of $20.4 million. Other intangible assets, consisting primarily of the Company’s core deposit intangible, increased by $3.1 million due to the acquisitions. The Company’s goodwill and other intangible assets are evaluated annually for potential impairment, and pursuant to that analysis management has determined that no impairment exists as of September 30, 2017.

Other real estate owned increased $1.8 million, or 30.7% during the first nine months of 2017. This increase comes from the acquisition of GCCB. See Note 4 – Business Combinations.

DEPOSITS AND INTEREST BEARING LIABILITIES

DEPOSITS

Deposits are another key balance sheet component impacting the Company’s net interest margin and other profitability metrics. Deposits provide liquidity to fund growth in earning assets, and the Company’s net interest margin is improved to the extent that growth in deposits is concentrated in less volatile and typically less costly non-maturity deposits such as demand deposit accounts, NOW accounts, savings accounts, and money market demand accounts. Information concerning average balances and rates paid by deposit type for the three-month periods ended September 30, 2017 and 2016 is included in the Average Balances and Rates tables appearing above, in the section titled “Net Interest Income and Net Interest Margin.” A distribution of the Company’s deposits showing the balance and percentage of total deposits by type is presented for the noted periods in the following table.

Deposit Distribution
($ In Thousands)	Sept. 30, 2017	December 31, 2016
Non-interest bearing demand deposits	$308,050	$202,478
NOW accounts and Other	639,802	430,903
Money Market accounts	157,219	113,253
Savings accounts	135,373	69,540
Time Deposits of less than $250,000	209,714	162,797
Time Deposits of $250,000 or more	57,833	60,220
Total deposits	$1,507,991	$1,039,191

Percentage of Total Deposits

Non-interest bearing demand deposits	20.4%	19.5%
NOW accounts and other	42.4%	41.5%
Money Market accounts	10.5%	10.9%
Savings accounts	9.0%	6.7%
Time Deposits of less than $250,000	13.9%	15.6%
Time Deposits of $250,000 or more	3.8%	5.8%
Total	100%	100%

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OTHER INTEREST-BEARING LIABILITIES

The Company’s non-deposit borrowings may, at any given time, include fed funds purchased from correspondent banks, borrowings from the Federal Home Loan Bank, advances from the Federal Reserve Bank, securities sold under agreements to repurchase, and/or junior subordinated debentures. The Company uses short-term FHLB advances and fed funds purchased on uncommitted lines to support liquidity needs created by seasonal deposit flows, to temporarily satisfy funding needs from increased loan demand, and for other short-term purposes. The FHLB line is committed, but the amount of available credit depends on the level of pledged collateral.

Total non-deposit interest-bearing liabilities increased by $25.3 million, or 31.9%, in the first nine months of 2017, due to an increase in notes payable to the FHLB. Repurchase agreements decreased $5.0 million. The Company had junior subordinated debentures totaling $10.3 million at September 30, 2017 and December 31, 2016, in the form of long-term borrowings from trust subsidiaries formed specifically to issue trust preferred securities.

OTHER NON-INTEREST BEARING LIABILITIES

Other liabilities are principally comprised of accrued interest payable and other accrued but unpaid expenses. Other liabilities increased by $4.0 million, or 100.8%, during the first nine months of 2017, due to the increase in other accrued but unpaid expenses.

liquidity and market RisK MANAGEMENT

LIQUIDITY

Liquidity management refers to the Company’s ability to maintain cash flows that are adequate to fund operations and meet other obligations and commitments in a timely and cost-effective manner. Detailed cash flow projections are reviewed by management on a monthly basis, with various scenarios applied to assess our ability to meet liquidity needs under adverse conditions. Liquidity ratios are also calculated and reviewed on a regular basis. While those ratios are merely indicators and are not measures of actual liquidity, they are closely monitored and we are focused on maintaining adequate liquidity resources to draw upon should unexpected needs arise.

The Company, on occasion, experiences cash needs as the result of loan growth, deposit outflows, asset purchases or liability repayments. To meet short-term needs, the Company can borrow overnight funds from other financial institutions, draw advances via FHLB lines of credit, or solicit brokered deposits if deposits are not immediately obtainable from local sources. The net availability on lines of credit from the FHLB totaled $414.1 million at September 30, 2017. Furthermore, funds can be obtained by drawing down the Company’s correspondent bank deposit accounts, or by liquidating unpledged investments or other readily saleable assets. In addition, the Company can raise immediate cash for temporary needs by selling under agreement to repurchase those investments in its portfolio which are not pledged as collateral. As of September 30, 2017, the market value of unpledged debt securities plus pledged securities in excess of current pledging requirements comprised $95.6 million of the Company’s investment balances, compared to $101.2 million at December 31, 2016. The increase in unpledged securities from September, 2017 compared to December 2016 is primarily due to an increase in portfolio assets. Other forms of balance sheet liquidity include but are not necessarily limited to any outstanding fed funds sold and vault cash. The Company has a higher level of actual balance sheet liquidity than might otherwise be the case, since we utilize a letter of credit from the FHLB rather than investment securities for certain pledging requirements. That letter of credit, which is backed by loans that are pledged to the FHLB by the Company, totaled $82.0 million at September 30, 2017. Management is of the opinion that available investments and other potentially liquid assets, along with the standby funding sources it has arranged, are more than sufficient to meet the Company’s current and anticipated short-term liquidity needs.

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The Company’s liquidity ratio as of September 30, 2017 was 14.1%, as compared to internal policy guidelines of 10% minimum. Other liquidity ratios reviewed include the following along with policy guidelines:

	Sept. 30, 2017	Policy Maximum	Policy Compliance
Loans to Deposits (including FHLB advances)	75.0%	90.0%	In Policy
Net Non-core Funding Dependency Ratio	6.0%	20.0%	In Policy
Fed Funds Purchased / Total Assets	0.0%	10.0%	In Policy
FHLB Advances / Total Assets	4.4%	20.0%	In Policy
FRB Advances / Total Assets	0.0%	10.0%	In Policy
Pledged Securities to Total Securities	72.0%	90.0%	In Policy

Continued growth in core deposits and relatively high levels of potentially liquid investments have had a positive impact on our liquidity position in recent periods, but no assurance can be provided that our liquidity will continue at current robust levels.

The holding company’s primary uses of funds are ordinary operating expenses and stockholder dividends, and its primary source of funds is dividends from the Bank since the holding company does not conduct regular banking operations. Management anticipates that the Bank will have sufficient earnings to provide dividends to the holding company to meet its funding requirements for the foreseeable future. Both the holding company and the Bank are subject to legal and regulatory limitations on dividend payments, as outlined in Item 5(c) Dividends in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

INTEREST RATE RISK MANAGEMENT

Market risk arises from changes in interest rates, exchange rates, commodity prices and equity prices. The Company does not engage in the trading of financial instruments, nor does it have exposure to currency exchange rates. Our market risk exposure is primarily that of interest rate risk, and we have established policies and procedures to monitor and limit our earnings and balance sheet exposure to changes in interest rates. The principal objective of interest rate risk management is to manage the financial components of the Company’s balance sheet in a manner that will optimize the risk/reward equation for earnings and capital under a variety of interest rate scenarios.

To identify areas of potential exposure to interest rate changes, we utilize commercially available modeling software to perform earnings simulations and calculate the Company’s market value of portfolio equity under varying interest rate scenarios every month. The model imports relevant information for the Company’s financial instruments and incorporates Management’s assumptions on pricing, duration, and optionality for anticipated new volumes. Various rate scenarios consisting of key rate and yield curve projections are then applied in order to calculate the expected effect of a given interest rate change on interest income, interest expense, and the value of the Company’s financial instruments. The rate projections can be shocked (an immediate and parallel change in all base rates, up or down), ramped (an incremental increase or decrease in rates over a specified time period), economic (based on current trends and econometric models) or stable (unchanged from current actual levels).

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We use seven standard interest rate scenarios in conducting our 12-month net interest income simulations: “static,” upward shocks of 100, 200, 300 and 400 basis points, and downward shocks of 100, and 200 basis points. Pursuant to policy guidelines, we typically attempt to limit the projected decline in net interest income relative to the stable rate scenario to no more than 5% for a 100 basis point (bp) interest rate shock, 10% for a 200 bp shock, 15% for a 300 bp shock, and 20% for a 400 bp shock. As of September 30, 2017, the Company had the following estimated net interest income sensitivity profile, without factoring in any potential negative impact on spreads resulting from competitive pressures or credit quality deterioration:

September 30, 2017	Net Interest Income at Risk – Sensitivity Year 1
($ In Thousands)	-200 bp	-100 bp	STATIC	+100 bp	+200 bp	+300 bp	+400 bp
Net Interest Income	$53,060	$54,580	$58,067	$59,791	$61,432	$63,091	$64,615
Dollar Change	-5,007	-3,487		1,724	3,365	5,024	6,548
NII @ Risk - Sensitivity Y1	-8.6%	-6.0%		3.0%	5.8%	8.7%	11.3%

If there were an immediate and sustained downward adjustment of 200 basis points in interest rates, all else being equal, net interest income over the next twelve months would likely be approximately $5.0 million lower than in a stable interest rate scenario, for a negative variance of 8.6%. The unfavorable variance increases if rates were to drop below 200 basis points, due to the fact that certain deposit rates are already relatively low (on NOW accounts and savings accounts, for example), and will hit a natural floor of close to zero while non-floored variable-rate loan yields continue to drop. This effect would be exacerbated by accelerated prepayments on fixed-rate loans and mortgage-backed securities when rates decline, although rate floors on some of our variable-rate loans partially offset other negative pressures. While management believes that further interest rate reductions are highly unlikely, the potential percentage drop in net interest income exceeds our internal policy guidelines in declining interest rate scenarios and we will continue to monitor our interest rate risk profile and take corrective action as deemed appropriate.

Net interest income would likely improve by $3.4 million, or 5.8%, if interest rates were to increase by 200 basis points relative to a stable interest rate scenario, with the favorable variance expanding the higher interest rates rise. The initial increase in rising rate scenarios will be limited to some extent by the fact that some of our variable-rate loans are currently at rate floors, resulting in a re-pricing lag while base rates are increasing to floored levels, but the Company still appears well-positioned to benefit from a material upward shift in the yield curve.

The Company’s one year cumulative GAP ratio is approximately 220.3%, which means that there are more assets repricing than liabilities within the first year. The Company is “asset-sensitive.” These results are based on cash flows from assumptions of assets and liabilities that reprice (maturities, likely calls, prepayments, etc.) Typically, the net interest income of asset-sensitive companies should improve with rising rates and decrease with declining rates.

In addition to the net interest income simulations shown above, we run stress scenarios modeling the possibility of no balance sheet growth, the potential runoff of “surge” core deposits which flowed into the Company in the most recent economic cycle, and potential unfavorable movement in deposit rates relative to yields on earning assets. Even though net interest income will naturally be lower with no balance sheet growth, the rate-driven variances projected for net interest income in a static growth environment are similar to the changes noted above for our standard projections. When a greater level of non-maturity deposit runoff is assumed or unfavorable deposit rate changes are factored into the model, projected net interest income in declining rate and flat rate scenarios does not change materially relative to standard growth projections. However, the benefit we would otherwise experience in rising rate scenarios is minimized and net interest income remains relatively flat.

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The economic value (or “fair value”) of financial instruments on the Company’s balance sheet will also vary under the interest rate scenarios previously discussed. The difference between the projected fair value of the Company’s financial assets and the fair value of its financial liabilities is referred to as the economic value of equity (“EVE”), and changes in EVE under different interest rate scenarios are effectively a gauge of the Company’s longer-term exposure to interest rate risk. Fair values for financial instruments are estimated by discounting projected cash flows (principal and interest) at projected replacement interest rates for each account type, while the fair value of non-financial accounts is assumed to equal their book value for all rate scenarios. An economic value simulation is a static measure utilizing balance sheet accounts at a given point in time, and the measurement can change substantially over time as the characteristics of the Company’s balance sheet evolve and interest rate and yield curve assumptions are updated.

The change in economic value under different interest rate scenarios depends on the characteristics of each class of financial instrument, including stated interest rates or spreads relative to current or projected market-level interest rates or spreads, the likelihood of principal prepayments, whether contractual interest rates are fixed or floating, and the average remaining time to maturity. As a general rule, fixed-rate financial assets become more valuable in declining rate scenarios and less valuable in rising rate scenarios, while fixed-rate financial liabilities gain in value as interest rates rise and lose value as interest rates decline. The longer the duration of the financial instrument, the greater the impact a rate change will have on its value. In our economic value simulations, estimated prepayments are factored in for financial instruments with stated maturity dates, and decay rates for non-maturity deposits are projected based on historical patterns and Management’s best estimates. The table below shows estimated changes in the Company’s EVE as of September 30, 2017, under different interest rate scenarios relative to a base case of current interest rates:

	Balance Sheet Shock
($ In Thousands)	-200 bp	-100 bp	STATIC (Base)	+100 bp	+200 bp	+300 bp	+400 bp
Market Value of Equity	$389,176	$387,021	$447,973	$495,850	$533,964	$565,223	$590,236
Change in EVE from base	-58,797	-60,952		47,877	85,991	117,250	142,263
% Change	-13.1%	-13.6%		10.7%	19.2%	26.2%	31.8%
Policy Limits	-20.0%	-10.0%		-10.0%	-20.0%	-30.0%	-40.0%

The table shows that our EVE will generally deteriorate in declining rate scenarios, but should benefit from a parallel shift upward in the yield curve. As noted previously, however, Management believes that the potential for a significant rate decline is low. We also run stress scenarios for EVE to simulate the possibility of higher loan prepayment rates, unfavorable changes in deposit rates, and higher deposit decay rates. Model results are highly sensitive to changes in assumed decay rates for non-maturity deposits, in particular.

CAPITAL RESOURCES

At September 30, 2017 the Company had total stockholders’ equity of $167.0 million, comprised of $9.2 million in common stock, less than $0.1 million in treasury stock, $105.0 million in surplus, $51.6 million in undivided profits, $1.7 million in accumulated comprehensive income for available-for-sale securities. Total stockholders’ equity at the end of 2016 was $154.5 million. The increase of $12.5 million, or 8.1%, in stockholders’ equity during the first nine months of 2017 is comprised of capital added via net earnings of $8.2 million, $2.7 million increase in accumulated comprehensive income for available-for-sale securities, and 2.2 million of common stock issued for the purchase of GCCB, offset by $1.0 million in cash dividends paid.

47

The Company uses a variety of measures to evaluate its capital adequacy, including risk-based capital and leverage ratios that are calculated separately for the Company and the Bank. Management reviews these capital measurements on a quarterly basis and takes appropriate action to help ensure that they meet or surpass established internal and external guidelines. As permitted by the regulators for financial institutions that are not deemed to be “advanced approaches” institutions, the Company has elected to opt out of the Basel III requirement to include accumulated other comprehensive income in risk-based capital. The following table sets forth the Company’s and the Bank’s regulatory capital ratios as of the dates indicated.

Regulatory Capital Ratios

The First, ANBA

	Sept. 30, 2017	December 31, 2016	Minimum Required to be Well Capitalized
Common Equity Tier 1 Capital Ratio	12.1%	16.2%	6.5%
Tier 1 Capital Ratio	12.1%	16.2%	8.0%
Total Capital Ratio	12.7%	17.0%	10.0%
Tier 1 Leverage Ratio	9.5%	13.1%	5.0%

Regulatory Capital Ratios

The First Bancshares, Inc.

	Sept. 30, 2017	December 31, 2016	Minimum Required to be Well Capitalized
Common Equity Tier 1 Capital Ratio*	10.3%	13.8%	6.5%
Tier 1 Capital Ratio**	11.0%	14.7%	8.0%
Total Capital Ratio	11.6%	15.5%	10.0%
Tier 1 Leverage Ratio	8.6%	11.9%	5.0%

* The numerator does not include Preferred Stock and Trust Preferred.

** The numerator includes Trust Preferred.

Regulatory capital ratios slightly decreased from December 31, 2016 to September 30, 2017 as asset growth outpaced capital formation. Our capital ratios remain very strong relative to the median for peer financial institutions, and at September 30, 2017 were well above the threshold for the Company and the Bank to be classified as “well capitalized,” the highest rating of the categories defined under the Bank Holding Company Act and the Federal Deposit Insurance Corporation Improvement Act of 1991. We do not foresee any circumstances that would cause the Company or the Bank to be less than well capitalized, although no assurance can be given that this will not occur.

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Reconciliation of Non-GAAP Financial Measures

We report net interest income and net interest margin on a fully tax equivalent, or FTE, basis, which calculations are not in accordance with generally accepted accounting principles, or GAAP. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 34% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and believes it enhances the comparability of income and expenses arising from taxable and nontaxable sources. Net interest income and net interest margin on a fully tax equivalent basis should not be viewed as a substitute for net interest income or net interest margin provided in accordance with GAAP. See reconciliation of net interest income (FTE) to net interest income calculated in accordance with GAAP and net interest margin (FTE) to net interest margin calculated in accordance with GAAP below:

Net Interest Income Fully Tax Equivalent

($ In Thousands)	Three Months	Three Months
	Ended	Ended
	Sept. 30, 2017	Sept. 30, 2016

Net interest income	$14,935	$10,067
Tax exempt investment income	(579)	(465)
Taxable investment income	876	704
Net interest income fully tax equivalent	$15,232	$10,306
Net interest income fully tax equivalent	$15,232	$10,306
Average earning assets	$1,599,704	$1,113,475
Net interest margin fully tax equivalent	3.81%	3.70%

($ In Thousands)
	YTD	YTD
	Sept. 30, 2017	Sept. 30, 2016

Net interest income	$43,939	$29,597
Tax exempt investment income	(1,765)	(1,398)
Taxable investment income	2,668	2,118
Net interest income fully tax equivalent	$44,842	$30,317
Net interest income fully tax equivalent	$44,842	$30,317
Average earning assets	$1,557,782	$1,096,522
Net interest margin fully tax equivalent	3.84%	3.69%

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PART I - FINANCIAL INFORMATION

ITEM NO. 3

QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK

The information concerning quantitative and qualitative disclosures about market risk is included in Part I, Item 2 above. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Market Risk Management.”

PART I - FINANCIAL INFORMATION

ITEM NO. 4

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

As of September 30, 2017, (the “Evaluation Date”), we carried out an evaluation, under the supervision of and with the participation of our Chief Executive Officer and our Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e)and 15d-15(e) promulgated under the Securities Exchange Act of 1934, as amended. Based on this evaluation, as of the Evaluation Date, our Chief Executive Officer and our Chief Financial Officer concluded that our disclosure controls and procedures are effective to ensure that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms.

Changes in Internal Controls

There have been no changes, significant or otherwise, in our internal controls over financial reporting that occurred during the quarter ended September 30, 2017, that have materially affected, or are reasonably likely to affect, our internal control over financial reporting.

PART II – OTHER INFORMATION

ITEM 1: LEGAL PROCEEDINGS

The Company is involved in various legal proceedings in the normal course of business. Management does not believe, based on currently available information, that the outcome of any such proceedings will have a material adverse effect on our financial condition or results of operations.

ITEM 1A: RISK FACTORS

There were no material changes in the Company’s risk factors since December 31, 2016, other than as set forth below:

Shareholder approval for the proposed merger of Southwest with and into the Company may not be received and regulatory consents or approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.

Before the merger may be completed, Southwest’s shareholders must approve the transaction and such shareholder approval may not be received. In addition, various approvals or consents must be obtained from the Federal Reserve, the OCC, and other bank, securities, antitrust and other regulatory authorities. These regulators may impose conditions on consummation of the merger or require changes to the terms of the merger. Although we do not currently expect that any such conditions or changes would be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying the effective time of the merger or imposing additional costs on or limiting our revenues following the merger. Furthermore, such conditions or changes may constitute a burdensome condition that may allow us to terminate the merger agreement and we may exercise our right to terminate the merger agreement. There can be no assurance as to whether the regulatory approvals will be received, the timing of those approvals, or whether any conditions will be imposed.

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We may fail to realize the anticipated cost savings and other financial benefits of the proposed acquisition of Southwest on the anticipated schedule, if at all.

The Company and Southwest have historically operated independently. The success of the merger of Southwest with and into The Company will depend, in part, on our ability to successfully combine our businesses. To realize the anticipated benefits of the merger, after the effective time of the merger, we expect to integrate Southwest’s business into our own. We may face significant challenges in integrating Southwest’s operations in a timely and efficient manner and in retaining personnel from these two banks that we consider to be key personnel. We anticipate that we will achieve cost savings from the merger when the two companies have been fully integrated, however achieving the anticipated cost savings and financial benefits of the mergers will depend, in part, on whether we can successfully integrate these businesses. Actual growth and cost savings, if achieved, may be lower than what we expect and may take longer to achieve than anticipated. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures, and policies that adversely affect our ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. In addition, integration efforts following the mergers will require the dedication of significant management resources, which may temporarily distract management’s attention from the day-to-day business of the combined company. Any inability to realize the full extent of, or any of, the anticipated cost savings and financial benefits of the mergers, as well as any delays encountered in the integration process, could have an adverse effect on the business and results of operations of the combined company, which may affect the market price of our common stock.

We will incur significant transaction and merger-related costs in connection with the proposed acquisition of Southwest.

We have incurred and expect to incur a number of non-recurring costs associated with the proposed acquisition of Southwest. These costs and expenses include fees paid to financial, legal and accounting advisors, severance, retention bonus and other potential employment-related costs, filing fees, printing expenses and other related charges. Some of these costs are payable by us regardless of whether the acquisition is completed. There are also a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with the merger and the integration of the two companies’ businesses. While we have assumed that a certain level of expenses would be incurred in connection with the acquisition, there are many factors beyond our control that could affect the total amount or the timing of the integration and implementation expenses.

There may also be additional unanticipated significant costs in connection with the acquisition that we may not recoup. These costs and expenses could reduce the realization of efficiencies, strategic benefits and additional income we expect to achieve from the acquisition. Although we expect that these benefits will offset the transaction expenses and implementation costs over time, the net benefit may not be achieved in the near term or at all.

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For additional information on risk factors, refer to Part I, Item 1A. “Risk Factors” of the Annual Report on Form 10-K of The First Bancshares, Inc., filed with the Securities and Exchange Commission on March 16, 2017.

ITEM 2: UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Not applicable

ITEM 3: DEFAULTS UPON SENIOR SECURITIES

Not applicable

ITEM 4: (REMOVED AND RESERVED)

Item 5: Other Information

Not applicable

ITEM 6: EXHIBITS -

(a) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of The First Bancshares, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on July 28, 2016).

3.2	Amended and Restated Bylaws of The First Bancshares, Inc. effective as of March 17, 2016 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on March 18, 2016).

4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement No. 333-220491 on Form S-3 filed on 9-15-2017.

10.1	Agreement and Plan of Merger by and between The First Bancshares, Inc. and Southwest Banc Shares, Inc., dated October 24, 2017.

31.1	Certification of principal executive officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of principal financial officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of principal executive officer pursuant to 18 U. S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of principal financial officer pursuant to 18 U. S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema

101.CAL	XBRL Taxonomy Extension Calculation Linkbase

101.DEF	XBRL Taxonomy Extension Definition Linkbase

101.LAB	XBRL Taxonomy Extension Label Linkbase

101.PRE	XBRL Taxonomy Extension Presentation Linkbase

52

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE FIRST BANCSHARES, INC.
(Registrant)

/s/ M. RAY (HOPPY) COLE, JR.
November 9, 2017	M. Ray (Hoppy) Cole, Jr.
(Date)	Chief Executive Officer

/s/ DONNA T. (DEE DEE) LOWERY
November 9, 2017	Donna T. (Dee Dee) Lowery, Executive
(Date)	Vice President and Chief Financial Officer

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Exhibit 10.1

Execution Version

AGREEMENT AND PLAN OF MERGER

by and between

THE FIRST BANCSHARES, INC.

and

SOUTHWEST BANC SHARES, INC.

Dated as of October 24, 2017

liv

lv

lvi

Exhibit A – Form of SWBS Voting Agreement

Exhibit B – Form of Bank Plan of Merger and Merger Agreement

Exhibit C – Form of Director Non-Competition and Non-Disclosure Agreement

Exhibit D – Form of Director Non-Competition and Non-Disclosure Agreement

Exhibit E – Form of Claims Letter

Exhibit F – Form of Letter of Transmittal

lvii

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is dated as of October 24, 2017, 2017, by and between The First Bancshares, Inc., a Mississippi corporation (“FBMS”), and Southwest Banc Shares, Inc., an Alabama corporation (“SWBS”) and, together with FBMS, the “Parties” and each a “Party”).

WITNESSETH

WHEREAS, the boards of directors of the Parties have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the business combination transaction provided for in this Agreement in which SWBS will, on the terms and subject to the conditions set forth in this Agreement, merge with and into FBMS (the “Merger”), with FBMS as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Entity”);

WHEREAS, as a condition to the willingness of FBMS to enter into this Agreement, certain directors of SWBS have entered into voting agreements (each a “SWBS Voting Agreement” and collectively, the “SWBS Voting Agreements”), substantially in the form attached hereto as Exhibit A, dated as of the date hereof, with FBMS, pursuant to which each such director has agreed, among other things, to vote certain of the SWBS Common Stock owned by such director in favor of the approval of this Agreement and the transactions contemplated hereby, subject to the terms of the SWBS Voting Agreement;

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and

WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I

THE MERGER

Section 1.01     The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Mississippi Business Corporation Act (the “MBCA”) and the Alabama Business Corporation Law (the “ABCL”), at the Effective Time, SWBS shall merge with and into FBMS pursuant to the terms of this Agreement. FBMS shall be the Surviving Entity in the Merger and shall continue its existence as a corporation under the laws of the State of Mississippi. As of the Effective Time, the separate corporate existence of SWBS shall cease.

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Section 1.02     Articles of Incorporation and Bylaws. At the Effective Time, the articles of incorporation of FBMS in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Entity until thereafter amended in accordance with applicable Law. The bylaws of FBMS in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity until thereafter amended in accordance with applicable Law and the terms of such bylaws.

Section 1.03     Bank Merger. Except as provided below, immediately following the Effective Time and sequentially but in effect simultaneously on the Closing Date, First Community Bank, an Alabama state-chartered bank and a direct wholly owned subsidiary of SWBS (“First Community Bank”), shall be merged (the “Bank Merger”) with and into The First, A National Banking Association, a national banking association and a direct wholly owned subsidiary of FBMS (“The First”), in accordance with the provisions of applicable federal and state banking laws and regulations, and The First shall be the surviving bank (the “Surviving Bank”). The Bank Merger shall have the effects as set forth under applicable federal and state banking laws and regulations, and the board of directors of the Parties shall cause the board of directors of The First and First Community Bank, respectively, to approve a separate merger agreement (the “Bank Plan of Merger”) in substantially the form attached hereto as Exhibit B, and cause the Bank Plan of Merger to be executed and delivered as soon as practicable following the date of execution of this Agreement. Each of FBMS and SWBS shall also approve the Bank Plan of Merger in their capacities as sole shareholders of The First and First Community Bank, respectively. As provided in the Bank Plan of Merger, the Bank Merger may be abandoned at the election of The First at any time, whether before or after filings are made for regulatory approval of the Bank Merger, but if the Bank Merger is abandoned for any reason, First Community Bank shall continue to operate under its name; provided that prior to any such election, FBMS shall (a) reasonably consult with SWBS and its regulatory counsel and (b) reasonably determine in good faith that such election will not, and would not reasonably be expected to, prevent, delay or impair any Party’s ability to consummate the Merger or the other transactions contemplated by this Agreement.

Section 1.04     Effective Time; Closing.

(a)       Subject to the terms and conditions of this Agreement, the Parties will make all such filings as may be required to consummate the Merger and the Bank Merger by applicable Laws. The Merger shall become effective as set forth in the articles of merger (the “Articles of Merger”) related to the Merger that shall be filed with the Secretary of State of the State of Mississippi and the Secretary of State of the State of Alabama, as provided in the MBCA and ABCL, on the Closing Date. The “Effective Time” of the Merger shall be the later of (i) the date and time of filing of the Articles of Merger, or (ii) the date and time when the Merger becomes effective as set forth in the Articles of Merger, which shall be no later than three (3) Business Days after all of the conditions to the Closing set forth in Article VI (other than conditions to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived in accordance with the terms hereof.

(b)       The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place beginning immediately prior to the Effective Time (such date, the “Closing Date”) at the offices of Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, GA 30309, or such other place as the Parties may mutually agree. At the Closing, there shall be delivered to FBMS and SWBS the Articles of Merger and such other certificates and other documents required to be delivered under Article VI.

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Section 1.05     Additional Actions. If, at any time after the Effective Time, any Party shall consider or be advised that any further deeds, documents, assignments or assurances in Law or any other acts are necessary or desirable to carry out the purposes of this Agreement (such Party, the “Requesting Party”), the other Party and its Subsidiaries and their respective officers and directors shall be deemed to have granted to the Requesting Party and its Subsidiaries, and each or any of them, an irrevocable power of attorney to execute and deliver, in such official corporate capacities, all such deeds, assignments or assurances in Law or any other acts as are necessary or desirable to carry out the purposes of this Agreement, and the officers and directors of the Requesting Party and its Subsidiaries, as applicable, are authorized in the name of the other Party and its Subsidiaries or otherwise to take any and all such action.

Section 1.06     Officers and Directors. The officers and directors of FBMS immediately prior to the Effective Time shall remain the officers and directors of FBMS, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of FBMS.

Section 1.07     Reservation of Right to Revise Structure. FBMS may at any time and without the approval of SWBS change the method of effecting the business combination contemplated by this Agreement if and to the extent that it reasonably deems such a change to be necessary; provided, however, that no such change shall (i) alter or change the amount or form of the consideration to be issued to Holders as Merger Consideration as currently contemplated in this Agreement, (ii) reasonably be expected to materially impede or delay consummation of the Merger, (iii) adversely affect the federal or state income tax treatment of Holders in connection with the Merger, (iv) require submission to or approval of SWBS’s shareholders after the plan of merger set forth in this Agreement has been approved by SWBS’s shareholders, or (v) result in the Merger or other method of effecting the business combination failing to be a reorganization described in Section 368(a) of the Code or FBMS and SWBS failing to be parties to such reorganization. In the event that FBMS elects to make such a change, the Parties agree to cooperate to execute appropriate documents to reflect the change.

Article II

MERGER CONSIDERATION; EXCHANGE PROCEDURES

Section 2.01     Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of the Parties or any shareholder of SWBS:

(a)       Each share of FBMS Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.

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(b)       Each share of SWBS Common Stock owned directly by FBMS, SWBS or any of their respective Subsidiaries (other than shares in trust accounts, managed accounts and the like for the benefit of customers or shares held as collateral for outstanding debt previously contracted) immediately prior to the Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto.

(c)       Each share of SWBS Common Stock outstanding immediately prior to the Effective Time (other than Dissenting Shares, treasury stock and shares described in Section 2.01(b)), shall be converted, in accordance with the procedures set forth in this Article II, into the right to receive (i) the Per Share Cash Consideration, and (ii) the Per Share Stock Consideration.

For purposes of this Agreement:

“Cash Consideration” means an amount equal to $24 million, provided that if SWBS’s Adjusted Tangible Common Equity as of the Closing is less than $32 million, the Cash Consideration shall be reduced by an amount equal to (x) $32 million minus (y) SWBS’s actual Adjusted Tangible Common Equity as of the Closing.

“Actual Closing Price” means the average closing price of the FBMS Common Stock as reported on the Nasdaq Stock Market for the ten Trading Days preceding the date that is the fifth business day preceding the Closing Date.

“Adjusted Closing Price” means (i) if the Actual Closing Price is at least 20% higher than the Signing Price (as defined below), then an amount equal to 120% of the Signing Price; or (ii) if the Actual Closing Price is at least 20% lower than the Signing Price, an amount equal to 80% of the Signing Price; or (iii) if the Actual Closing Price is neither 20% higher than the Signing Price nor 20% lower than the Signing Price, then an amount equal to the Actual Closing Price.

“Merger Consideration” means the Per Share Stock Consideration together with the Per Share Cash Consideration.

“Per Share Cash Consideration” means Pro Rata Share of the Cash Consideration.

“Per Share Stock Consideration” means a Pro Rata Share of the Stock Consideration.

“Signing Price” means $30.45.

“Stock Consideration” shall mean a number of shares of FBMS Common Stock calculated by dividing $36 million by the Adjusted Closing Price.

“Pro Rata Share” shall mean the quotient obtained by dividing (i) the number one by (ii) the total number of shares of SWBS Common Stock outstanding as of the Effective Time.

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(d)       Notwithstanding anything in this Agreement to the contrary, shares of SWBS Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a shareholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands the fair value of such shares pursuant to, and who complies in all respects with, the provisions of Article 13 of the ABCL (the “Dissenting Shares”), shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but instead the holder of such Dissenting Shares (hereinafter called a “Dissenting Shareholder”) shall be entitled to payment of the fair value of such shares in accordance with the provisions of Article 13 of the ABCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist), unless and until such Dissenting Shareholder shall have failed to perfect such holder’s right to receive, or shall have effectively withdrawn or lost rights to demand or receive, the fair value of such shares of SWBS Common Stock under such provisions of the ABCL. If any Dissenting Shareholder shall effectively withdraw or lose such Holder’s dissenter’s rights under the applicable provisions of the ABCL, each such Dissenting Share shall be deemed to have been converted into and to have become exchangeable for, the right to receive the Merger Consideration, without any interest thereon, in accordance with the applicable provisions of this Agreement. SWBS shall give FBMS (i) prompt notice of any written notices to exercise dissenters’ rights in respect of any shares of SWBS Common Stock, attempted withdrawals of such notices and any other instruments served pursuant to the ABCL and received by SWBS relating to dissenters’ rights and (ii) the opportunity to participate in negotiations and proceedings with respect to demands for fair value under the ABCL. SWBS shall not, except with the prior written consent of FBMS, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Article II to pay for shares of SWBS Common Stock for which dissenters’ rights have been perfected shall be returned to FBMS upon demand. If the amount paid to a Dissenting Shareholder exceeds such Dissenting Shareholder’s Merger Consideration, such excess amount shall not reduce the amount of Merger Consideration paid to other Holders.

Section 2.02     SWBS Stock-Based Awards.

(a)       Immediately prior to the Effective Time, each share of SWBS Common Stock subject to vesting restrictions granted under the SWBS Stock Plans (a “SWBS Restricted Share”) that is outstanding immediately prior to the Effective Time shall become fully vested and nonforfeitable and shall be converted automatically into and shall thereafter represent the right to receive the Per Share Cash Consideration and the Per Share Stock Consideration, less the amount of any required withholding Tax, pursuant to Section 2.01(c).

(b)       Prior to the Effective Time, the board of directors of SWBS (or, if appropriate, any committee thereof administering the SWBS Stock Plans) shall adopt such resolutions or take such other actions, including obtaining any necessary consents or amendments to the applicable award agreements and equity plans, as may be required to effectuate the provisions of this Section 2.02.

Section 2.03     Rights as Shareholders; Stock Transfers. At the Effective Time, all shares of SWBS Common Stock, when converted in accordance with Section 2.01, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate or Book-Entry Share previously evidencing such shares shall thereafter represent only the right to receive for each such share of SWBS Common Stock, the Merger Consideration and any cash in lieu of fractional shares of FBMS Common Stock in accordance with this Article II. At the Effective Time, holders of SWBS Common Stock shall cease to be, and shall have no rights as, shareholders of SWBS, other than the right to receive the Merger Consideration and cash in lieu of fractional shares of FBMS Common Stock as provided under this Article II. After the Effective Time, there shall be no registration of transfers on the stock transfer books of SWBS of shares of SWBS Common Stock.

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Section 2.04     Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of FBMS Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu thereof, FBMS shall pay or cause to be paid to each holder of a fractional share of FBMS Common Stock, rounded to the nearest one hundredth of a share, an amount of cash (without interest and rounded to the nearest whole cent) determined by multiplying the fractional share interest in FBMS Common Stock to which such holder would otherwise be entitled by the Adjusted Closing Price.

Section 2.05     Plan of Reorganization. It is intended that the Merger and the Bank Merger shall each qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code.

Section 2.06     Exchange Procedures. As promptly as practicable after the Effective Time but in no event later than three (3) Business Days after the Closing Date, and provided that SWBS has delivered, or caused to be delivered, to the Exchange Agent all information that is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall mail or otherwise cause to be delivered to each Holder appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon delivery of the Certificates or Book-Entry Shares to the Exchange Agent, as well as instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Merger Consideration as provided for in this Agreement (the “Letter of Transmittal”). The form of the Letter of Transmittal is attached hereto at Exhibit F.

Section 2.07     Deposit of Merger Consideration.

(a)       Prior to the Effective Time, FBMS shall (i) deposit, or shall cause to be deposited, with the Exchange Agent stock certificates representing the number of shares of FBMS Common Stock and cash sufficient to deliver the Merger Consideration (together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.04, and if applicable, cash in an aggregate amount sufficient to make the appropriate payment to the holders of Dissenting Shares) (collectively, the “Exchange Fund”), and (ii) instruct the Exchange Agent to promptly pay such Merger Consideration and cash in lieu of fractional shares upon receipt of a properly completed Letter of Transmittal in accordance with this Agreement.

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(b)       Any portion of the Exchange Fund that remains unclaimed by the shareholders of SWBS for one (1) year after the Effective Time (as well as any interest or proceeds from any investment thereof) shall be delivered by the Exchange Agent to FBMS. Any shareholders of SWBS who have not theretofore complied with this Section 2.07 and Section 2.08(a) shall thereafter look only to FBMS for the Merger Consideration deliverable in respect of each share of SWBS Common Stock such shareholder held as of immediately prior to the Effective Time, as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates or Book-Entry Shares for shares of SWBS Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of FBMS Common Stock or cash escheat to or become the property of any governmental unit or agency according to the relevant abandoned property laws, such unclaimed items shall escheat to the appropriate governmental unit or agency. Neither the Exchange Agent nor any Party shall be liable to any Holder represented by any Certificate or Book-Entry Share for any Merger Consideration (or any dividends or distributions with respect thereto) paid to a public official pursuant to applicable abandoned property, escheat or similar Laws. FBMS and the Exchange Agent shall be entitled to rely upon the stock transfer books of SWBS to establish the identity of those Persons entitled to receive the Merger Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of any shares of SWBS Common Stock represented by any Certificate or Book-Entry Share, FBMS and the Exchange Agent shall be entitled to tender to the custody of any court of competent jurisdiction any Merger Consideration represented by such Certificate or Book-Entry Share and file legal proceedings interpleading all parties to such dispute, and will thereafter be relieved with respect to any claims thereto.

Section 2.08     Delivery of Merger Consideration.

(a)       Upon surrender to the Exchange Agent of its Certificate(s) or Book-Entry Share(s), accompanied by a properly completed Letter of Transmittal timely delivered to the Exchange Agent, a Holder will be entitled to receive such Holder’s pro rata portion of the Aggregate Merger Consideration and any cash in lieu of fractional shares of FBMS Common Stock to be issued or paid in consideration therefor (with such cash rounded to the nearest whole cent) in respect of the shares of SWBS Common Stock represented by such Holder’s Certificates or Book-Entry Shares. FBMS shall use commercially reasonable efforts to cause the Exchange Agent to provide to each such Holder their pro rata portion of the Aggregate Merger Consideration and any cash in lieu of fractional shares of SWBS Common Stock to be issued or paid in consideration therefor (with such cash rounded to the nearest whole cent) in respect of the shares of SWBS Common Stock represented by such Holder’s Certificates or Book-Entry Shares promptly after the Effective Time. The Exchange Agent and FBMS, as the case may be, shall not be obligated to deliver cash and/or shares of FBMS Common Stock to a Holder to which such Holder would otherwise be entitled as a result of the Merger until such Holder surrenders the Certificates or Book-Entry Shares representing the shares of SWBS Common Stock for exchange as provided in this Article II, or, an appropriate affidavit of loss and indemnity agreement and/or a bond in such amount as may be reasonably required in each case by FBMS or the Exchange Agent.

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(b)       All shares of FBMS Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and if ever a dividend or other distribution is declared by FBMS in respect of the FBMS Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of FBMS Common Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of the FBMS Common Stock shall be paid to any holder of any unsurrendered Certificate or Book-Entry Share until such Certificate or Book-Entry Share is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable Laws, following surrender of any such Certificate or Book-Entry Share, there shall be issued and/or paid to the holder of the certificates representing whole shares of FBMS Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date at or after the Effective Time and with a payment date prior to surrender with respect to such whole shares of FBMS Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of FBMS Common Stock with a record date at or after the Effective Time but with a payment date subsequent to surrender.

(c)       FBMS or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Holder such amounts as FBMS is required to deduct and withhold under applicable Law. Any amounts so deducted and withheld shall be remitted to the appropriate Governmental Authority and upon such remittance shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made by FBMS or the Exchange Agent, as applicable.

Section 2.09     Anti-Dilution Provisions. If the number of shares of FBMS Common Stock or SWBS Common Stock issued and outstanding prior to the Effective Time shall be increased or decreased, or changed into or exchanged for a different number of kind of shares or securities, in any such case as a result of a stock split, reverse stock split, stock combination, stock dividend, recapitalization, reclassification, reorganization or similar transaction, or there shall be any extraordinary dividend or distribution with respect to such stock, and the record date therefor shall be prior to the Effective Time, an appropriate and proportionate adjustment shall be made to the Merger Consideration to give holders of SWBS Common Stock the same economic effect as contemplated by this Agreement prior to such event.

Article III

REPRESENTATIONS AND WARRANTIES OF SWBS

Except as set forth in the disclosure schedule delivered by SWBS to FBMS prior to or concurrently with the execution of this Agreement with respect to each such Section below (the “SWBS Disclosure Schedule”), SWBS hereby represents and warrants to FBMS as follows:

Section 3.01     Organization and Standing. Each of SWBS and its Subsidiaries is (a) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, a Material Adverse Effect with respect to SWBS. A complete and accurate list of all such jurisdictions described in (a) and (b) is set forth in SWBS Disclosure Schedule 3.01.

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Section 3.02     Capital Stock.

(a)       The authorized capital stock of SWBS consists of 3,000,000 shares of SWBS Common Stock. As of the date hereof, there are 71,317 shares of SWBS Common Stock issued and outstanding. As of the date hereof, there were no exercisable options to acquire shares of SWBS Common Stock outstanding. There are no shares of SWBS Common Stock held by any of SWBS’s Subsidiaries. SWBS Disclosure Schedule 3.02(a) sets forth, as of the date hereof, the name and address, as reflected on the books and records of SWBS, of each Holder, and the number of shares of SWBS Common Stock held by each such Holder. The issued and outstanding shares of SWBS Common Stock are duly authorized, validly issued, fully paid, non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any SWBS shareholder. All shares of SWBS’s capital stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities Laws.

(b)       SWBS Disclosure Schedule 3.02(b) sets forth, as of the date hereof, for each grant or award of SWBS Restricted Shares or other outstanding Rights of SWBS the (i) name of the grantee, (ii) date of the grant, (iii) expiration date, (iv) vesting schedule, (v) number of shares of SWBS Common Stock, or any other security of SWBS, subject to such award, (vi) number of shares subject to such award that are exercisable or have vested as of the date of this Agreement, and (vii) name of the SWBS Stock Plan under which such award was granted, if applicable. Each SWBS Restricted Share and all other outstanding SWBS Rights complies with or is exempt from Section 409A of the Code and qualifies for the tax treatment afforded thereto in SWBS’s Tax Returns. Each grant of SWBS Restricted Shares or other outstanding SWBS Rights was appropriately authorized by the board of directors of SWBS or the compensation committee thereof, was made in accordance, with the terms of the SWBS Stock Plans and any applicable Law and regulatory rules or requirements and has a grant date identical to (or later than) the date on which it was actually granted or awarded by the board of directors of SWBS or the compensation committee thereof. There are no outstanding shares of capital stock of any class, or any options, warrants or other similar rights, convertible or exchangeable securities, “phantom stock” rights, stock appreciation rights, stock based performance units, agreements, arrangements, commitments or understandings to which SWBS or any of its Subsidiaries is a party, whether or not in writing, of any character relating to the issued or unissued capital stock or other securities of SWBS or any of SWBS’s Subsidiaries or obligating SWBS or any of SWBS’s Subsidiaries to issue (whether upon conversion, exchange or otherwise) or sell any share of capital stock of, or other equity interests in or other securities of, SWBS or any of SWBS’s Subsidiaries other than those listed in SWBS Disclosure Schedule 3.02(b). Except as set forth in SWBS Disclosure Schedule 3.02(b), there are no obligations, contingent or otherwise, of SWBS or any of SWBS’s Subsidiaries to repurchase, redeem or otherwise acquire any shares of SWBS Common Stock or capital stock of any of SWBS’s Subsidiaries or any other securities of SWBS or any of SWBS’s Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. Except for the Shareholders’ Agreement and the SWBS Voting Agreements, there are no agreements, arrangements or other understandings with respect to the voting of SWBS’s capital stock and there are no agreements or arrangements under which SWBS is obligated to register the sale of any of its securities under the Securities Act.

(c)       All of the issued and outstanding shares of capital stock of each of SWBS’s Subsidiaries are duly authorized, validly issued, fully paid, non-assessable and not subject to preemptive rights, and, except as set forth in SWBS Disclosure Schedule 3.02(c), all such shares are owned by SWBS or a Subsidiary of SWBS free and clear of all security interests, liens, claims, pledges, taking actions, agreements, limitations in SWBS’s voting rights, charges or other Liens of any nature whatsoever, except as set forth in the Shareholders’ Agreement. Neither SWBS nor any of its Subsidiaries has any trust preferred securities or other similar securities outstanding.

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Section 3.03     Subsidiaries.

(a)       SWBS Disclosure Schedule 3.03(a) sets forth a complete and accurate list of all Subsidiaries of SWBS, including the jurisdiction of organization and all jurisdictions in which any such entity is qualified to do business. Except as set forth in SWBS Disclosure Schedule 3.03(a), (i) SWBS owns, directly or indirectly, all of the issued and outstanding equity securities of each SWBS Subsidiary, (ii) no equity securities of any of SWBS’s Subsidiaries are or may become required to be issued (other than to SWBS) by reason of any contractual right or otherwise, (iii) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to SWBS or a wholly-owned Subsidiary of SWBS), (iv) there are no contracts, commitments, understandings or arrangements relating to SWBS’s rights to vote or to dispose of such securities, (v) all of the equity securities of each such Subsidiary held by SWBS, directly or indirectly, are validly issued, fully paid, non-assessable and are not subject to preemptive or similar rights, and (vi) all of the equity securities of each Subsidiary that is owned, directly or indirectly, by SWBS or any Subsidiary thereof, are free and clear of all Liens, other than restrictions on transfer under applicable securities Laws.

(b)       Except as set forth in SWBS Disclosure Schedule 3.03, neither SWBS nor any of SWBS’s Subsidiaries owns any stock or equity interest in any depository institution (as defined in 12 U.S.C. Section 1813(c)(1)) other than First Community Bank. Except as set forth in SWBS Disclosure Schedule 3.03(b), neither SWBS nor any of SWBS’s Subsidiaries beneficially owns, directly or indirectly (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted), any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind.

Section 3.04     Corporate Power; Minute Books.

(a)       SWBS and each of its Subsidiaries has the corporate or similar power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and SWBS has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities, the Regulatory Approvals and the Requisite SWBS Shareholder Approval.

(b)       SWBS has made available to FBMS a complete and correct copy of its articles of incorporation and bylaws or equivalent organizational documents, each as amended to date, of SWBS and each of its Subsidiaries, the minute books of SWBS and each of its Subsidiaries, and the stock ledgers and stock transfer books of SWBS and each of its Subsidiaries. Neither SWBS nor any of its Subsidiaries is in violation of any of the terms of its articles of incorporation, bylaws or equivalent organizational documents. The minute books of SWBS and each of its Subsidiaries contain records of all meetings held by, and all other corporate or similar actions of, their respective shareholders and boards of directors (including committees of their respective boards of directors) or other governing bodies, which records are complete and accurate in all material respects. The stock ledgers and the stock transfer books of SWBS and each of its Subsidiaries contain complete and accurate records of the ownership of the equity securities of SWBS and each of its Subsidiaries.

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Section 3.05     Corporate Authority. Subject only to the receipt of the Requisite SWBS Shareholder Approval at the SWBS Meeting, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of SWBS and the board of directors of SWBS on or prior to the date hereof. The board of directors of SWBS has directed that this Agreement be submitted to SWBS’s shareholders for approval at a meeting of the shareholders and, except for the receipt of the Requisite SWBS Shareholder Approval in accordance with the ABCL and SWBS’s articles of incorporation and bylaws, no other vote or action of the shareholders of SWBS is required by Law, the articles of incorporation or bylaws of SWBS or otherwise to approve this Agreement and the transactions contemplated hereby. SWBS has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by FBMS, this Agreement is a valid and legally binding obligation of SWBS, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

Section 3.06     Regulatory Approvals; No Defaults.

(a)       No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by SWBS or any of its Subsidiaries in connection with the execution, delivery or performance by SWBS of this Agreement or to consummate the transactions contemplated by this Agreement, except as may be required for (i) filings of applications and notices with, and receipt of consents, authorizations, approvals, exemptions or nonobjections from, the SEC, NASDAQ, state securities authorities, the Financial Industry Regulatory Authority, Inc., applicable securities, commodities and futures exchanges, and other industry self-regulatory organizations (each, an “SRO”), (ii) filings of applications or notices with, and consents, approvals or waivers by the FRB, the FDIC and applicable state banking agencies, the Office of the Comptroller of the Currency (the “OCC”), the Alabama State Banking Department (the “ASBD”) and other banking, regulatory, self-regulatory or enforcement authorities or any courts, administrative agencies or commissions or other Governmental Authorities and approval of or non-objection to such applications, filings and notices (taken together with the items listed in clause (i), the “Regulatory Approvals”), (iii) the filing with the SEC of the Proxy Statement-Prospectus and the Registration Statement and declaration of effectiveness of the Registration Statement, (iv) the filing of the Articles of Merger and the filing of documents with the OCC, applicable Governmental Authorities, and the Secretary of State of the State of Alabama to cause the Bank Merger to become effective and (v) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of FBMS Common Stock pursuant to this Agreement and approval of listing of such FBMS Common Stock on the NASDAQ. Subject to the receipt of the approvals referred to in the preceding sentence and the Requisite SWBS Shareholder Approval, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by SWBS do not and will not (1) constitute a breach or violation of, or a default under, the articles of incorporation, bylaws or similar governing documents of SWBS or any of its respective Subsidiaries, (2) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SWBS or any of its Subsidiaries, or any of their respective properties or assets, (3) except as set forth in SWBS Disclosure Schedule 3.06(a), conflict with, result in a breach or violation of any provision of, or the loss of any benefit under, or a default (or an event which, with or without notice or lapse of time, or both, would constitute a default) under, result in the creation of any Lien under, result in a right of termination or the acceleration of any right or obligation under any permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation of SWBS or any of its Subsidiaries or to which SWBS or any of its Subsidiaries, or their respective properties or assets is subject or bound, or (4) require the consent or approval of any third party or Governmental Authority under any such Law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation.

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(b)       As of the date hereof, SWBS has no Knowledge of any reason (i) why the Regulatory Approvals referred to in Section 6.01(b) will not be received in customary time frames from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement or (ii) why any Burdensome Condition would be imposed.

Section 3.07     Financial Statements; Internal Controls.

(a)       SWBS has previously delivered or made available to FBMS copies of SWBS’s (i) audited consolidated financial statements (including the related notes and schedules thereto) for the years ended December 31, 2016, 2015 and 2014, accompanied by the unqualified audit reports of Mauldin and Jenkins, LLC, independent registered accountants (collectively, the “Audited Financial Statements”) and (ii) unaudited interim consolidated financial statements (including the related notes and schedules thereto) for the six months ended June 30, 2017 (the “Unaudited Financial Statements” and collectively with the Audited Financial Statements, the “Financial Statements”). The Financial Statements (including any related notes and schedules thereto) are accurate and complete in all material respects and fairly present in all material respects the financial condition and the results of operations, changes in shareholders’ equity, and cash flows of SWBS and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, consistently applied, subject, in the case of the Unaudited Financial Statements, to normal, recurring year-end adjustments (the effect of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to SWBS) and the absence of notes and schedules (that, if presented, would not differ materially from those included in the Audited Financial Statements). No financial statements of any entity or enterprise other than the SWBS’s Subsidiaries are required by GAAP to be included in the consolidated financial statements of SWBS. The audits of SWBS have been conducted in accordance with GAAP. Since December 31, 2016, neither SWBS nor any of its Subsidiaries has any liabilities or obligations of a nature that would be required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto except for liabilities reflected or reserved against in the Financial Statements and current liabilities incurred in the Ordinary Course of Business since December 31, 2016. True, correct and complete copies of the Financial Statements are set forth in SWBS Disclosure Schedule 3.07(a).

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(b)       The records, systems, controls, data and information of SWBS and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of SWBS or its Subsidiaries or accountants (including all means of access thereto and therefrom). SWBS and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. SWBS has disclosed based on its most recent evaluations, to its outside auditors and the audit committee of the board of directors of SWBS (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect SWBS’s ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in SWBS’s internal control over financial reporting.

(c)       Except as set forth in SWBS Disclosure Schedule 3.07, since January 1, 2014, neither SWBS nor any of its Subsidiaries nor, to SWBS’s Knowledge, any director, officer, employee, auditor, accountant or representative of SWBS or any of its Subsidiaries has received, or otherwise had or obtained Knowledge of, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of SWBS or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that SWBS or any of its Subsidiaries has engaged in questionable accounting or auditing practices.

Section 3.08     Regulatory Reports. Since January 1, 2014, SWBS and its Subsidiaries have duly filed with the FRB, the FDIC, and any other applicable Governmental Authority, in correct form, the material reports and other documents required to be filed under applicable Laws and regulations and have paid all fees and assessments due and payable in connection therewith, and such reports were complete and accurate and in compliance in all material respects with the requirements of applicable Laws and regulations. Other than normal examinations conducted by a Governmental Authority in the Ordinary Course of Business, no Governmental Authority has notified SWBS or any of its Subsidiaries that it has initiated any proceeding or, to the Knowledge of SWBS, threatened an investigation into the business or operations of SWBS or any of its Subsidiaries since January 1, 2014. There is no unresolved material violation, criticism, or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of SWBS or any of its Subsidiaries. There have been no formal or informal inquiries by, or disagreements or disputes with, any Governmental Authority with respect to the business, operations, policies or procedures of SWBS or any of its Subsidiaries since January 1, 2014.

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Section 3.09     Absence of Certain Changes or Events. Except as set forth in SWBS Disclosure Schedule 3.09, or as otherwise contemplated by this Agreement, since December 31, 2016, (a) SWBS and its Subsidiaries have carried on their respective businesses in all material respects in the Ordinary Course of Business, (b) there have been no events, changes or circumstances which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect with respect to SWBS, and (c) neither SWBS nor any of its Subsidiaries has taken any action or failed to take any action prior to the date of this Agreement which action or failure, if taken after the date of this Agreement, would constitute a material breach or violation of any of the covenants and agreements set forth in Section 5.01(a), Section 5.01(b), Section 5.01(c), Section 5.01(e), Section 5.01(g), Section 5.01(h), Section 5.01(j), Section 5.01(k), Section 5.01(u) or Section 5.01(w).

Section 3.10     Legal Proceedings.

(a)       Other than as set forth in SWBS Disclosure Schedule 3.10(a), there are no material civil, criminal, administrative or regulatory actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature pending or, to the Knowledge of SWBS, threatened against SWBS or any of its Subsidiaries or to which SWBS or any of its Subsidiaries is a party, including without limitation, any such actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature that would challenge the validity or propriety of the transactions contemplated by this Agreement.

(b)       Other than as set forth on SWBS Disclosure Schedule 3.10(b), there is no material injunction, order, judgment or decree imposed upon SWBS or any of its Subsidiaries, or the assets of SWBS or any of its Subsidiaries, and neither SWBS nor any of its Subsidiaries has been advised of the threat of any such action, other than any such injunction, order, judgement or decree that is generally applicable to all Persons in businesses similar to that of SWBS or any of SWBS’s Subsidiaries.

Section 3.11     Compliance With Laws.

(a)       SWBS and each of its Subsidiaries is, and have been since January 1, 2014, in compliance in all material respects with all applicable federal, state, local and foreign Laws, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all agency requirements relating to the origination, sale and servicing of mortgage loans. Neither SWBS nor any of its Subsidiaries has been advised of any material supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers.

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(b)       SWBS and each of its Subsidiaries have all material permits, licenses, authorizations, orders and approvals of, and each has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to SWBS’s Knowledge, no suspension or cancellation of any of them is threatened.

(c)       Neither SWBS nor any of its Subsidiaries has received, since January 1, 2014, written or, to SWBS’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is not in compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization.

Section 3.12     SWBS Material Contracts; Defaults.

(a)       Except as set forth in SWBS Disclosure Schedule 3.12(a), other than the SWBS Benefit Plans, neither SWBS nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) which would entitle any present or former director, officer, employee, consultant or agent of SWBS or any of its Subsidiaries to indemnification from SWBS or any of its Subsidiaries; (ii) which grants any right of first refusal, right of first offer or similar right with respect to any assets or properties of SWBS or its respective Subsidiaries; (iii) related to the borrowing by SWBS or any of its Subsidiaries of money other than those entered into in the Ordinary Course of Business and any guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the Ordinary Course of Business; (iv) which provides for payments to be made by SWBS or any of its Subsidiaries upon a change in control thereof; (v) relating to the lease of personal property having a value in excess of $50,000 individually or $100,000 in the aggregate; (vi) relating to any joint venture, partnership, limited liability company agreement or other similar agreement or arrangement; (vii) which relates to capital expenditures and involves future payments in excess of $100,000 individually or $250,000 in the aggregate; (viii) which relates to the disposition or acquisition of assets or any interest in any business enterprise outside the Ordinary Course of Business; (ix) which is not terminable on sixty (60) days or less notice and involving the payment of more than $100,000 per annum; (x) which contains a non-compete or client or customer non-solicit requirement or any other provision that materially restricts the conduct of any line of business by SWBS or any of its Affiliates or upon consummation of the Merger will materially restrict the ability of the Surviving Entity or any of its Affiliates to engage in any line of business or which grants any right of first refusal, right of first offer or similar right or that limits or purports to limit the ability of SWBS or any of its Subsidiaries (or, following consummation of the transactions contemplated hereby, FBMS or any of its Subsidiaries) to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business; or (xi) pursuant to which SWBS or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity. Each contract, arrangement, commitment or understanding of the type described in this Section 3.12(a), is set forth in SWBS Disclosure Schedule 3.12(a), and is referred to herein as a “SWBS Material Contract.” SWBS has previously made available to FBMS true, complete and correct copies of each such SWBS Material Contract, including any and all amendments and modifications thereto.

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(b)       Each SWBS Material Contract is valid and binding on SWBS and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and, to the Knowledge of SWBS, each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except to the extent that validity and enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity or by principles of public policy and except where the failure to be valid, binding, enforceable and in full force and effect, individually or in the aggregate, has not had, a Material Adverse Effect with respect to SWBS; and neither SWBS nor any of its Subsidiaries is in default under any SWBS Material Contract or other material agreement, commitment, arrangement, Lease, Insurance Policy or other instrument to which it is a party, by which its assets, business, or operations may be bound or affected, or under which it or its assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by SWBS or any of its Subsidiaries is currently outstanding.

(c)       SWBS Disclosure Schedule 3.12(c) sets forth a true and complete list of all SWBS Material Contracts pursuant to which consents, waivers or notices are or may be required to be given thereunder, in each case, prior to the performance by SWBS of this Agreement and the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby and thereby.

Section 3.13     Agreements with Regulatory Agencies. Except as set forth in SWBS Disclosure Schedule 3.13, neither SWBS nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of any Governmental Authority (each, whether or not set forth in SWBS Disclosure Schedule 3.13, a “SWBS Regulatory Agreement”) that restricts, or by its terms will in the future restrict, the conduct of SWBS’s or any of its Subsidiaries’ business or that in any manner relates to their capital adequacy, credit or risk management policies, dividend policies, management, business or operations, nor has SWBS or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing or requesting (or is considering the appropriateness of issuing or requesting) any SWBS Regulatory Agreement. To SWBS’s Knowledge, there are no investigations relating to any regulatory matters pending before any Governmental Authority with respect to SWBS or any of its Subsidiaries, other than normal examinations conducted by a Governmental Authority in the Ordinary Course of Business.

Section 3.14     Brokers; Fairness Opinion. Neither SWBS nor any of its officers, directors or any of its Subsidiaries has employed any broker or finder or incurred, nor will it incur, any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that SWBS has engaged, and will pay a fee or commission to Hovde Group, LLC (“SWBS Financial Advisor”), in accordance with the terms of a letter agreement between SWBS Financial Advisor and SWBS. SWBS has received the opinion of the SWBS Financial Advisor (and, when it is delivered in writing, a copy of such opinion will be promptly provided to FBMS) to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of SWBS Common Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

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Section 3.15     Employee Benefit Plans.

(a)       SWBS Disclosure Schedule 3.15(a) sets forth a true and complete list of each SWBS Benefit Plan. For purposes of this Agreement, “SWBS Benefit Plan” means all benefit and compensation plans, contracts, policies or arrangements (i) covering current or former employees of SWBS, any of its Subsidiaries or any of SWBS’s related organizations described in Code Sections 414(b), (c) or (m), or any entity which is considered one employer with SWBS, any of its Subsidiaries or Controlled Group Members under Section 4001 of ERISA or Section 414 of the Code (“ERISA Affiliates”) (such current employees collectively, the “SWBS Employees”), (ii) covering current or former directors of SWBS, any of its Subsidiaries, or ERISA Affiliates, or (iii) with respect to which SWBS or any of its Subsidiaries has or may have any liability or contingent liability (including liability arising from ERISA Affiliates) including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, health/welfare, change-of-control, fringe benefit, deferred compensation, defined benefit plan, defined contribution plan, stock option, stock purchase, stock appreciation rights, stock based, incentive, bonus plans, retirement plans and other policies, plans or arrangements whether or not subject to ERISA.

(b)       With respect to each SWBS Benefit Plan, SWBS has provided or made available to FBMS true and complete copies of such SWBS Benefit Plan, any trust instruments and insurance contracts forming a part of any SWBS Benefit Plans and all amendments thereto, summary plan descriptions and summary of material modifications, IRS Form 5500 (for the three (3) most recently completed plan years), the most recent IRS determination, opinion, notification and advisory letters, with respect thereto and any correspondence from any regulatory agency. In addition, with respect to the SWBS Benefit Plans for the three most recently completed plan years, any plan financial statements and accompanying accounting reports, service contracts, fidelity bonds and employee and participant annual QDIA notice, safe harbor notice, or fee disclosures notices under ERISA 404(a)(5) have been made available to FBMS.

(c)       All SWBS Benefit Plans are in compliance in all material respects in form and operation with all applicable Laws, including ERISA and the Code. Each SWBS Benefit Plan which is intended to be qualified under Section 401(a) of the Code (“SWBS 401(a) Plan”), has received a favorable opinion, determination or advisory letter from the IRS, and SWBS is not aware of any circumstance that could reasonably be expected to result in revocation of any such favorable determination, opinion, or advisory letter or the loss of the qualification of such SWBS 401(a) Plan under Section 401(a) of the Code, and nothing has occurred that would reasonably be expected to result in the SWBS 401(a) Plan ceasing to be qualified under Section 401(a) of the Code. All SWBS Benefit Plans have been administered in all material respects in accordance with their terms. There is no pending or, to SWBS’s Knowledge, threatened litigation or regulatory action relating to the SWBS Benefit Plans. Neither SWBS nor any of its Subsidiaries has engaged in a transaction with respect to any SWBS Benefit Plan, including a SWBS 401(a) Plan that could subject SWBS or any of its Subsidiaries to a tax or penalty under any Law including, but not limited to, Section 4975 of the Code or Section 502(i) of ERISA. No SWBS 401(a) Plan has been submitted under or been the subject of an IRS voluntary compliance program submission that is still outstanding or that has not been fully corrected in accordance with a compliance statement issued by the IRS with respect to any applicable failures. There are no audits, inquiries or proceedings pending or, to SWBS’s Knowledge threatened by the IRS or the Department of Labor with respect to any SWBS Benefit Plan. To SWBS's Knowledge, there are no current, pending, or threatened investigations by the IRS or the Department of Labor with respect to any SWBS Benefit Plan.

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(d)       No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by SWBS, any of its Subsidiaries or any ERISA Affiliates with respect to any ongoing, frozen or terminated “single employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by SWBS, any of its Subsidiaries or any ERISA Affiliates. Neither SWBS nor any ERISA Affiliate has ever maintained a plan subject to Title IV of ERISA or Section 412 of the Code. None of SWBS or any ERISA Affiliate has contributed to (or been obligated to contribute to) a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of ERISA Sections 4063 or 4064 or Code Section 413(c) at any time. Neither SWBS, nor any of its Subsidiaries or ERISA Affiliates have incurred, and there are no circumstances under which they could reasonably be expected to incur, liability under Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a “reportable event,” within the meaning of Section 4043 of ERISA has been required to be filed for any SWBS Benefit Plan or by any ERISA Affiliate or will be required to be filed, in either case, in connection with the transactions contemplated by this Agreement.

(e)       All contributions required to be made with respect to all SWBS Benefit Plans have been timely made. No SWBS Benefit Plan or single employer plan of an ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 3012 of ERISA and no ERISA Affiliate has an outstanding funding waiver.

(f)       Except as set forth in SWBS Disclosure Schedule 3.15(f), no SWBS Benefit Plan provides life insurance, medical or other employee welfare benefits to any SWBS Employee, or any of their affiliates, upon his or her retirement or termination of employment for any reason, except as may be required by Law.

(g)       All SWBS Benefit Plans that are group health plans have been operated in all material respects in compliance with the group health plan continuation requirements of Section 4980B of the Code and all other applicable sections of ERISA and the Code. SWBS may amend or terminate any such SWBS Benefit Plan at any time without incurring any liability thereunder for future benefits coverage at any time after such termination.

(h)       Except as set forth in SWBS Disclosure Schedule 3.15(h) and except as otherwise provided for in this Agreement, neither the execution of this Agreement, shareholder approval of this Agreement or consummation of any of the transactions contemplated by this Agreement (individually or in conjunction with any other event) will (i) entitle any SWBS Employee to severance pay or any increase in severance pay upon any termination of employment, (ii) accelerate the time of payment or vesting (except as required by Law) or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the SWBS Benefit Plans, (iii) result in any breach or violation of, or a default under, any of the SWBS Benefit Plans, (iv) result in any payment that would be an excess “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, or (v) limit or restrict the right of SWBS or, after the consummation of the transactions contemplated hereby, FBMS or any of its Subsidiaries, to merge, amend or terminate any of the SWBS Benefit Plans.

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(i)       Each SWBS Benefit Plan that is a non-qualified deferred compensation plan or arrangement within the meaning of Section 409A of the Code, and any underlying award, is in compliance in all material respects with Section 409A of the Code. Except as disclosed in SWBS Disclosure Schedule 3.15(i), no payment or award that has been made to any participant under a SWBS Benefit Plan is subject to the interest and penalties specified in Section 409A(a)(1)(B) of the Code. Neither SWBS nor any of its Subsidiaries (i) has agreed to reimburse or indemnify any participant in a SWBS Benefit Plan for any of the interest and the penalties specified in Section 409A(a)(1)(B) of the Code that may be currently due or triggered in the future, or (ii) has been required to report to any Government Authority any correction or taxes due as a result of a failure to comply with Section 409A of the Code.

(j)       No SWBS Benefit Plan provides for the gross-up or reimbursement of any Taxes imposed by Section 4999 of the Code or otherwise.

(k)       SWBS Disclosure Schedule 3.15(k) contains a schedule showing the monetary amounts payable as of the date specified in such schedule, whether individually or in the aggregate (including good faith estimates of all amounts not subject to precise quantification as of the date of this Agreement) under any employment, change-in-control, severance or similar contract, plan or arrangement with or which covers any present or former director, officer, employee or consultant of SWBS or any of its Subsidiaries who may be entitled to any such amount and identifying the types and estimated amounts of the in-kind benefits due under any SWBS Benefit Plans (other than a plan qualified under Section 401(a) of the Code) for each such Person, specifying the assumptions in such schedule and providing estimates of other required contributions to any trusts for any related fees or expenses.

(l)       SWBS and its Subsidiaries have correctly classified all individuals who directly or indirectly perform services for SWBS or any of its Subsidiaries for purposes of each SWBS Benefit Plan, ERISA and the Code.

Section 3.16     Labor Matters. Neither SWBS nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is there any proceeding pending or, to SWBS’s Knowledge threatened, asserting that SWBS or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel SWBS or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute against SWBS pending or, to SWBS’s Knowledge, threatened, nor to SWBS’s Knowledge is there any activity involving SWBS Employees seeking to certify a collective bargaining unit or engaging in other organizational activity. SWBS and its Subsidiaries have correctly classified all individuals who directly or indirectly perform services for SWBS or any of its Subsidiaries for purposes of federal and state unemployment compensation Laws, workers’ compensation Laws and the rules and regulations of the U.S. Department of Labor. To SWBS’s Knowledge, no officer of SWBS or any of its Subsidiaries is in material violation of any employment contract, confidentiality, non-competition agreement or any other restrictive covenant.

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Section 3.17     Environmental Matters. (a) To its Knowledge, SWBS and its Subsidiaries have been and are in material compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all permits required under Environmental Laws for the operation of their respective businesses, (b) there is no action or investigation by or before any Governmental Authority relating to or arising under any Environmental Laws that is pending or, to the Knowledge of SWBS threatened against SWBS or any of its Subsidiaries or any real property or facility presently owned, operated or leased by SWBS or any of its Subsidiaries or any predecessor (including in a fiduciary or agency capacity), (c) neither SWBS nor any of its Subsidiaries has received any notice of or is subject to any liability, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements relating to or arising under Environmental Laws, (d) to its Knowledge, there have been no releases of Hazardous Substances at, on, under, or affecting any of the real properties or facilities presently owned, operated or leased by SWBS or any of its Subsidiaries or any predecessor (including in a fiduciary or agency capacity) in amount or condition that has resulted in or would reasonably be expected to result in liability to SWBS or any of its Subsidiaries relating to or arising under any Environmental Laws, and (e) to its Knowledge, there are no underground storage tanks on, in or under any property currently owned, operated or leased by SWBS or any of its Subsidiaries.

Section 3.18     Tax Matters.

(a)       Each of SWBS and its Subsidiaries has filed all material Tax Returns that it was required to file under applicable Laws, other than Tax Returns that are not yet due or for which a request for extension was timely filed consistent with requirements of applicable Law. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable Laws. All material Taxes due and owing by SWBS or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Except as set forth in SWBS Disclosure Schedule 3.18(a), neither SWBS nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Return. Neither SWBS nor any of its Subsidiaries has ever received written notice of any claim by any Governmental Authority in a jurisdiction where SWBS or such Subsidiary does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. There are no material Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) upon any of the assets of SWBS or any of its Subsidiaries.

(b)       SWBS and each of its Subsidiaries have properly withheld and paid over to the appropriate Governmental Authority all material Taxes required to have been withheld and paid over in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person, and have complied in all material respects with all applicable reporting requirements related to Taxes.

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(c)       No foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are currently being conducted or pending or threatened in writing, in each case, with respect to a material amount of Taxes of SWBS or any of its Subsidiaries. Neither SWBS nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where SWBS or any of its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review with respect to Taxes or (ii) notice of deficiency or proposed adjustment for any amount of material Tax proposed, asserted, or assessed by any taxing authority against SWBS or any of its Subsidiaries which, in either case (i) or (ii), have not been fully paid or settled.

(d)       SWBS has delivered or made available to FBMS true and complete copies of the material foreign, federal, state or local Tax Returns filed with respect to SWBS or any of its Subsidiaries, and of all material examination reports and statements of deficiencies assessed against or agreed to by SWBS, in each case with respect to income Taxes, for taxable periods ended on or after December 31, 2014.

(e)       With respect to tax years open for audit as of the date hereof, neither SWBS nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(f)       Neither SWBS nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither SWBS nor any of its Subsidiaries is a party to or is otherwise bound by any material Tax allocation or sharing agreement (other than such an agreement (i) exclusively between or among SWBS and its Subsidiaries, (ii) with customers, vendors, lessors or similar third parties entered into in the Ordinary Course of Business and not primarily related to Taxes or (iii) that will terminate as of the Closing Date without any further material payments being required to be made). SWBS (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was SWBS), and (ii) has no liability for the Taxes of any Person (other than SWBS and its Subsidiaries) under Regulations Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by contract, or otherwise.

(g)       The most recent Financial Statements as of the date hereof reflect an adequate reserve, in accordance with GAAP, for all Taxes payable by SWBS and its Subsidiaries for all taxable periods through the date of such Financial Statements. Since December 31, 2016, neither SWBS nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business.

(h)       Neither SWBS nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) change in method of accounting pursuant to Section 481 of the Code or any comparable provision under foreign, state or local Law for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of foreign, state or local Law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Regulations under Code Section 1502 (or any corresponding or similar provision of foreign, state or local Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date.

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(i)       Since January 1, 2014, neither SWBS nor any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person in a transaction that was intended to be nontaxable and governed in whole or in part by Section 355 or Section 361 of the Code.

(j)       Neither SWBS nor any of its Subsidiaries has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Section 1.6011-4(b)(2) of the Regulations in any tax year for which the statute of limitations has not expired.

(k)       Neither SWBS nor any of its Subsidiaries (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (iii) has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

(l)       Since January 1, 2001, SWBS has been a validly electing “S corporation” (Subchapter S corporation) under Sections 1361 and 1362 of the Code for federal income Tax purposes, and an “S corporation” in all states that permit comparable flow-through income Tax treatment for state purposes (whether or not the state requires a separate state election). No actions or omissions have been committed by SWBS, holders of SWBS Common Stock or otherwise to cause SWBS to cease to so qualify as an “S corporation.” At no time has SWBS had, within the meaning of Code Section 1361(b) and the Treasury Regulations thereunder: (i) more than 100 shareholders (taking into account the special rules regarding family members in Code Section 1361(c)(1)); (ii) any shareholder who is a person (other than an estate, a trust described in Code Section 1361(c)(2), or an organization described in Code Section 1361(c)(6)) who is not an individual; (iii) any shareholder that is a nonresident alien; or (iv) more than one class of stock. Neither SWBS nor any of its Subsidiaries is a financial institution which uses the reserve method of accounting for bad debts described in Code 585. Any “trust preferred securities” issued by SWBS or any of its Subsidiaries are properly treated as debt, rather than equity, for federal income Tax purposes. Neither SWBS nor any of its Subsidiaries has, in the past ten years, acquired assets from a C corporation in a transaction in which the Tax basis of SWBS or any of its Subsidiaries for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets in the hands of the transferor.

(m)       Since January 1, 2001, each Subsidiary of SWBS that otherwise would be taxed as a domestic corporation as that term is defined in Section 7701(a)(3) and the Treasury Regulations thereunder, is and always has been, within the meaning of Section 1361(b)(3) and the Treasury Regulations thereunder, a domestic corporation, a 100% subsidiary of SWBS, a properly electing ‘‘qualified subchapter S subsidiary’’ within the meaning of Section 1361(b)(3)(B) of the Code.

(n)       Neither SWBS nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would be reasonably likely to prevent the Merger or the Bank Merger from qualifying for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.

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Section 3.19     Investment Securities. SWBS Disclosure Schedule 3.19(a) sets forth as of December 31, 2016, the SWBS Investment Securities, as well as any purchases or sales of SWBS Investment Securities between December 31, 2016 to and including July 31, 2017, reflecting with respect to all such securities, whenever purchased or sold, descriptions thereof, CUSIP numbers, designations as securities “available for sale” or securities “held to maturity” (as those terms are used in ASC 320), book values, fair values and coupon rates, and any gain or loss with respect to any SWBS Investment Securities sold during such time period between December 31, 2016 and July 31, 2017. Except as set forth on SWBS Disclosure Schedule 3.19(b), beither SWBS nor any of its Subsidiaries owns any of the outstanding equity of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company, mortgage or loan broker or any other financial institution other than First Community Bank.

Section 3.20     Derivative Transactions.

(a)       All Derivative Transactions entered into by SWBS or any of its Subsidiaries or for the account of any of its customers were entered into in accordance in all material respects with applicable Laws and regulatory policies of any Governmental Authority, and in accordance in all material respects with the investment, securities, commodities, risk management and other policies, practices and procedures employed by SWBS or any of its Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with its advisers) and to bear the risks of such Derivative Transactions. SWBS and each of its Subsidiaries have duly performed, in all material respects, all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

(b)       Each Derivative Transaction is listed in SWBS Disclosure Schedule 3.20(b), and the financial position of SWBS or its Subsidiaries under or with respect to each has been reflected in the books and records of SWBS or its Subsidiaries in accordance with GAAP, and no material open exposure of SWBS or its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exists, except as set forth in SWBS Disclosure Schedule 3.20(b).

(c)       No Derivative Transaction, were it to be a Loan held by SWBS or any of its Subsidiaries, would be classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List,” as such terms are defined by the FDIC’s uniform loan classification standards, or words of similar import.

Section 3.21     Regulatory Capitalization. SWBS and its Subsidiaries are “well-capitalized,” as such term is defined in the applicable state and federal rules and regulations.

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Section 3.22     Loans; Nonperforming and Classified Assets.

(a)       SWBS Disclosure Schedule 3.22(a) identifies any written loan, loan agreement, note or borrowing arrangement and other extensions of credit (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) to which SWBS or any of its respective Subsidiaries is a party (collectively, “Loans”), under the terms of which the obligor was over sixty (60) days delinquent in payment of principal or interest as of August 31, 2017.

(b)       SWBS Disclosure Schedule 3.22(b) identifies each Loan that was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by SWBS or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder as of August 31, 2017.

(c)       SWBS Disclosure Schedule 3.22(c) identifies each asset of SWBS or any of its Subsidiaries that as of December 31, 2016 was classified as other real estate owned (“OREO”) and the book value thereof as of August 31, 2017 as well as any assets classified as OREO between December 31, 2016 and August 31, 2017 and any sales of OREO between December 31, 2016 and August 31, 2017, reflecting any gain or loss with respect to any OREO sold.

(d)       Each Loan held in SWBS’s or any of its Subsidiaries’ loan portfolio (each a “SWBS Loan”) (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, is and has been secured by valid Liens which have been perfected and (iii)  is a legal, valid and binding obligation of the SWBS and the obligor named therein, and, assuming due authorization, execution and delivery thereof by such obligor or obligors, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e)       All currently outstanding SWBS Loans were solicited, originated and, currently exist in material compliance with all applicable requirements of Law and the notes or other credit or security documents with respect to each such outstanding SWBS Loan are materially complete and correct. There are no oral modifications or amendments or additional agreements related to the SWBS Loans that are not reflected in the written records of SWBS or its Subsidiary, as applicable. All such SWBS Loans are owned by SWBS or its Subsidiary free and clear of any Liens. No claims of defense as to the enforcement of any SWBS Loan have been asserted in writing against SWBS or any of its Subsidiaries for which there is a reasonable possibility of a material adverse determination, and SWBS has no Knowledge of any acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a reasonable possibility of a material adverse determination to its Subsidiaries. Except as set forth in SWBS Disclosure Schedule 3.22(e), no SWBS Loans are presently serviced by third parties, and there is no obligation which could result in any SWBS Loan becoming subject to any third party servicing.

(f)       Neither SWBS nor any of its Subsidiaries is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates SWBS or any of its Subsidiaries to repurchase from any such Person any Loan or other asset of SWBS or any of its Subsidiaries, unless there is a material breach of a representation or covenant by SWBS or any of its Subsidiaries, and none of the agreements pursuant to which SWBS or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

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(g)       Neither SWBS nor any of its Subsidiaries is now nor has it ever been since January 1, 2014, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority relating to the origination, sale or servicing of mortgage or consumer Loans.

Section 3.23     Allowance for Loan and Lease Losses. SWBS’s allowance for loan and lease losses as reflected in each of (a) the latest balance sheet included in the Audited Financial Statements and (b) in the balance sheet as of August 31, 2017 included in the Unaudited Financial Statements, were, in the opinion of management, as of each of the dates thereof, in compliance with SWBS’s existing methodology for determining the adequacy of its allowance for loan and lease losses as well as the standards established by applicable Governmental Authority, the Financial Accounting Standards Board and GAAP.

Section 3.24     Trust Business; Administration of Fiduciary Accounts. Except as set forth on SWBS Disclosure Schedule 3.24, neither SWBS nor any of its Subsidiaries has offered or engaged in providing any individual or corporate trust services or administers any accounts for which it acts as a fiduciary, including, but not limited to, any accounts in which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

Section 3.25     Investment Management and Related Activities. None of SWBS, any SWBS Subsidiary or any of their respective directors, officers or employees is required to be registered, licensed or authorized under the Laws of any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.

Section 3.26     Repurchase Agreements. With respect to all agreements pursuant to which SWBS or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, SWBS or any of its Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

Section 3.27     Deposit Insurance. The deposits of First Community Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act (“FDIA”) to the fullest extent permitted by Law, and First Community Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to SWBS’s Knowledge, threatened.

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Section 3.28     Community Reinvestment Act, Anti-money Laundering and Customer Information Security. Neither SWBS nor any of its Subsidiaries is a party to any agreement with any individual or group regarding Community Reinvestment Act matters and neither SWBS nor any of its Subsidiaries is aware of or has Knowledge, that any facts or circumstances exist, which would cause SWBS or any of its Subsidiaries: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act, and the regulations promulgated thereunder, or to be assigned a rating for Community Reinvestment Act purposes by federal or state bank regulators of lower than “satisfactory”; or (ii) to be deemed to be operating in violation of the Bank Secrecy Act and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance with the applicable privacy of customer information requirements contained in any federal and state privacy Laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder. Furthermore, the boards of directors of SWBS and its Subsidiaries has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act.

Section 3.29     Transactions with Affiliates. Except as set forth in SWBS Disclosure Schedule 3.29, there are no outstanding amounts payable to or receivable from, or advances by SWBS or any of its Subsidiaries to, and neither SWBS nor any of its Subsidiaries is otherwise a creditor or debtor to (a) any director, executive officer, five percent (5%) or greater shareholder of SWBS or any of its Subsidiaries or to any of their respective Affiliates or Associates, other than part of the normal and customary terms of such persons’ employment or service as a director with SWBS or any of its Subsidiaries and other than deposits held by First Community Bank in the Ordinary Course of Business, or (b) any other Affiliate of SWBS or any of its Subsidiaries. Except as set forth in SWBS Disclosure Schedule 3.29, neither SWBS nor any of its Subsidiaries is a party to any transaction or agreement with any of its respective directors, executive officers or other Affiliates. All agreements between First Community Bank and any of its Affiliates (or any company treated as an affiliate for purposes of such Law) comply, to the extent applicable, with Sections 23A and 23B of the Federal Reserve Act and Regulation W of the FRB.

Section 3.30     Tangible Properties and Assets.

(a)       SWBS Disclosure Schedule 3.30(a) sets forth a true, correct and complete list of all real property owned by SWBS and each of its Subsidiaries. Except as set forth in SWBS Disclosure Schedule 3.30(a), SWBS or its Subsidiaries has good, valid and marketable title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the real property, personal property and other assets (tangible or intangible), used, occupied and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (i) statutory Liens for amounts not yet delinquent, and (ii) easements, rights of way, and other similar Liens that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties. Except as set forth on SWBS Disclosure Schedule 3.30(a), there is no pending or, to SWBS’s Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature with respect to the real property that SWBS or any of its Subsidiaries owns, uses or occupies or has the right to use or occupy, now or in the future, including without limitation a pending or threatened taking of any of such real property by eminent domain. True and complete copies of all deeds or other documentation evidencing ownership of the real properties set forth in SWBS Disclosure Schedule 3.30(a), and complete copies of the title insurance policies and surveys for each property, together with any mortgages, deeds of trust and security agreements to which such property is subject have been furnished or made available to FBMS.

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(b)       SWBS Disclosure Schedule 3.30(b) sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements under which SWBS or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, real property (the “Leases”). Each of the Leases is valid, binding and in full force and effect and neither SWBS nor any of its Subsidiaries has received a written notice of, and otherwise has no Knowledge of any, default or termination with respect to any Lease. There has not occurred any event and no condition exists that would constitute a termination event or a breach by SWBS or any of its Subsidiaries of, or default by SWBS or any of its Subsidiaries in, the performance of any covenant, agreement or condition contained in any Lease. To SWBS’s Knowledge, no lessor under a Lease is in material breach or default in the performance of any material covenant, agreement or condition contained in such Lease. SWBS and each of its Subsidiaries have paid all rents and other charges to the extent due under the Leases. True and complete copies of all leases for, or other documentation evidencing ownership of or a leasehold interest in, the properties listed in SWBS Disclosure Schedule 3.30(b), have been furnished or made available to FBMS.

(c)       All buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer, wiring and cable installations, included in the owned real property or the subject of the Leases are in good condition and repair (normal wear and tear excepted) and sufficient for the operation of the business of SWBS and its Subsidiaries.

Section 3.31     Intellectual Property. SWBS Disclosure Schedule 3.31 sets forth a true, complete and correct list of all SWBS Intellectual Property. To its Knowledge, SWBS or its Subsidiaries owns or has a valid license to use all SWBS Intellectual Property, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). To its Knowledge, the SWBS Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of SWBS and its Subsidiaries as currently conducted. The SWBS Intellectual Property is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and neither SWBS nor any of its Subsidiaries has received notice challenging the validity or enforceability of SWBS Intellectual Property. None of SWBS or any of its Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance by SWBS of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which SWBS or any of its Subsidiaries is a party and pursuant to which SWBS or any of its Subsidiaries is authorized to use any third-party patents, trademarks, service marks, copyrights, trade secrets or computer software, and neither SWBS nor any of its Subsidiaries has received notice challenging SWBS’s or any of its Subsidiaries’ license or legally enforceable right to use any such third-party intellectual property rights. The consummation of the transactions contemplated hereby will not result in the material loss or impairment of the right of SWBS or any of its Subsidiaries to own or use any of SWBS Intellectual Property.

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Section 3.32     Insurance.

(a)       SWBS Disclosure Schedule 3.32(a) identifies all of the insurance policies, binders, or bonds currently maintained by SWBS and its Subsidiaries (the “Insurance Policies”), including the insurer, policy numbers, amount of coverage, effective and termination dates and any pending claims thereunder involving more than $10,000. SWBS and each of its Subsidiaries is insured with reputable insurers against such risks and in such amounts as the management of SWBS reasonably has determined to be prudent in accordance with industry practices. All of the Insurance Policies are in full force and effect, neither SWBS nor any Subsidiary has received notice of cancellation of any of the Insurance Policies or is otherwise aware that any insurer under any of the Insurance Policies has expressed an intent to cancel any such Insurance Policies, and neither SWBS nor any of its Subsidiaries is in default thereunder, and all claims thereunder have been filed in due and timely fashion in all material respects.

(b)       SWBS Disclosure Schedule 3.32(b)(i) sets forth a true, correct and complete description of all bank owned life insurance (“BOLI”) owned by SWBS or its Subsidiaries, including the value of its BOLI as of the end of the month prior to the date hereof. The value of such BOLI is and has been fairly and accurately reflected in the most recent balance sheet included in the Financial Statements in accordance with GAAP. Except as set forth on SWBS Disclosure Schedule 3.32(b)(ii), all BOLI is owned solely by First Community Bank, no other Person has any ownership claims with respect to such BOLI or proceeds of insurance derived therefrom and there is no split dollar or similar benefit under SWBS’s BOLI. Neither SWBS nor any of SWBS’s Subsidiaries has any outstanding borrowings secured in whole or part by its BOLI.

Section 3.33     Antitakeover Provisions. No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation is applicable to this Agreement and the transactions contemplated hereby and thereby.

Section 3.34     SWBS Information. The information relating to SWBS and its Subsidiaries that is provided by or on behalf of SWBS for inclusion in the Proxy Statement-Prospectus and the Registration Statement will not (with respect to the Proxy Statement-Prospectus, as of the date the Proxy Statement-Prospectus is first mailed to SWBS’s shareholders, and as of the date of the SWBS Meeting, with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Proxy Statement-Prospectus relating to SWBS and SWBS’s Subsidiaries and other portions thereof within the reasonable control of SWBS and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder.

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Section 3.35     Transaction Costs. SWBS Disclosure Schedule 3.35 sets forth an estimate of attorneys’ fees, investment banking fees, accounting fees and other costs or fees of SWBS and its Subsidiaries that, based upon reasonable inquiry, are expected to be paid or accrued through the Closing Date in connection with the Merger and the other transactions contemplated by this Agreement.

Article IV

REPRESENTATIONS AND WARRANTIES OF FBMS

Except as set forth in the disclosure schedule delivered by FBMS to SWBS prior to or concurrently with the execution of this Agreement with respect to each such Section below (the “FBMS Disclosure Schedule”), FBMS hereby represents and warrants to SWBS as follows:

Section 4.01     Organization and Standing. Each of FBMS and its Subsidiaries is (a) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, a Material Adverse Effect with respect to FBMS.

Section 4.02     Capital Stock. The authorized capital stock of FBMS consists of 20,000,000 shares of FBMS Common Stock, and 10,000,000 shares of preferred stock. As of the date hereof, 9,179,151 shares of FBMS Common Stock were issued and outstanding and no shares of preferred stock were issued and outstanding. The outstanding shares of FBMS Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any FBMS shareholder. The shares of FBMS Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to preemptive rights. All shares of FBMS’s capital stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities Laws.

Section 4.03     Corporate Power. FBMS and each of its Subsidiaries has the corporate or similar power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and FBMS has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the Regulatory Approvals.

Section 4.04     Corporate Authority. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of FBMS on or prior to the date hereof. FBMS has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by SWBS, this Agreement is a valid and legally binding obligation of FBMS, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

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Section 4.05     SEC Documents; Financial Statements.

(a)       FBMS has filed all required reports, forms, schedules, registration statements and other documents with the SEC that it has been required to file since December 31, 2014 (the “FBMS Reports”), and has paid all fees and assessments due and payable in connection therewith. As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the FBMS Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such FBMS Reports, and none of the FBMS Reports when filed with the SEC, or if amended prior to the date hereof, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)       The consolidated financial statements of FBMS (including any related notes and schedules thereto) included in the FBMS Reports complied as to form, as of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), in all material respects, with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by the rules of the SEC), have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein), and fairly present, in all material respects, the consolidated financial position of FBMS and its Subsidiaries and the consolidated results of operations, changes in shareholders’ equity and cash flows of such companies as of the dates and for the periods shown.

(c)       FBMS (x) has established and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (y) has disclosed, based on its most recent evaluation, to its outside auditors and the audit committee of FBMS’s board of directors (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect FBMS’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in FBMS’s internal control over financial reporting.

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Section 4.06     Regulatory Reports. Since January 1, 2014, FBMS and each of its Subsidiaries has timely filed with the OCC, the FRB and any other applicable Governmental Authority, all reports and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2014 under applicable Law (other than FBMS Reports) and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect with respect to FBMS. Except for normal examinations conducted by a Governmental Authority in the regular course of the business of FBMS and its Subsidiaries, no Governmental Authority has notified FBMS that it has initiated or has pending any proceeding or, to the Knowledge of FBMS threatened an investigation into the business or operations of FBMS or any of its Subsidiaries since January 1, 2014, except where such proceedings or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to FBMS. There is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report filed by, or relating to any examinations or inspections by any such Governmental Authority of FBMS or any of its Subsidiaries which would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to FBMS.

Section 4.07     Regulatory Approvals; No Defaults. No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by FBMS or any of its Subsidiaries in connection with the execution, delivery or performance by FBMS of this Agreement or to consummate the transactions contemplated by this Agreement, including the Bank Merger, except for (i) the Regulatory Approvals, (ii) the filing with the SEC of the Proxy Statement and the filing and declaration of effectiveness of the Form S-4, (iii) the filing of the Articles of Merger contemplated by Section 1.05(a) and the filing of documents with the FDIC, the OCC, applicable state banking agencies, and the Secretary of State of Alabama to cause the Bank Merger to become effective, (iv) such other filings and reports as required pursuant to the Exchange Act and the rules and regulations promulgated thereunder, or applicable stock exchange requirements, (v) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of any applicable SRO and the rules of the NASDAQ and (vi) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of FBMS Common Stock pursuant to this Agreement and approval of listing of such FBMS Common Stock on the NASDAQ. Subject to the receipt of the approvals referred to in the preceding sentence, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by FBMS do not and will not, (1) constitute a breach or violation of, or a default under, the articles of incorporation and bylaws of FBMS, (2) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FBMS or any of its Subsidiaries, or any of their respective properties or assets, (3) violate, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of FBMS or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation to which FBMS or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound. As of the date hereof, FBMS is not aware of any reason (i) why the Regulatory Approvals and other necessary consents and approvals will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis, and (ii) why any Burdensome Condition would be imposed.

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Section 4.08     FBMS Information. The information relating to FBMS and its Subsidiaries that is supplied by or on behalf of FBMS for inclusion or incorporation by reference in the Proxy Statement-Prospectus and the Registration Statement will not (with respect to the Proxy Statement-Prospectus, as of the date the Proxy Statement-Prospectus is first mailed to SWBS shareholders, and as of the date of the SWBS Meeting, with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that any information contained in any FBMS Report as of a later date shall be deemed to modify information as of an earlier date.

Section 4.09     Absence of Certain Changes or Events. There has been no change or development with respect to FBMS and its assets and business or combination of such changes or developments since December 31, 2016, which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to FBMS.

Section 4.10     Compliance with Laws.

(a)       FBMS and each of its Subsidiaries is, and have been since January 1, 2014, in compliance in all material respects with all applicable federal, state, local and foreign Laws, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all agency requirements relating to the origination, sale and servicing of mortgage loans. Neither FBMS nor any of its Subsidiaries has been advised of any supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers.

(b)       FBMS and each of its Subsidiaries have all material permits, licenses, authorizations, orders and approvals of, and each has made all filings and applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to FBMS’s Knowledge, no suspension or cancellation of any of them is threatened.

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(c)       Neither FBMS nor any of its Subsidiaries has received, since January 1, 2014, written or, to FBMS’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is not in compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization.

Section 4.11     FBMS Regulatory Matters.

(a)       FBMS is regulated as a financial holding company under the Bank Holding Company Act of 1956.

(b)       The deposit accounts of The First are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by Law, and all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to FBMS’s Knowledge, threatened. The First received a rating of "satisfactory" in its most recent examination under the Community Reinvestment Act.

(c)       Since January 1, 2014, neither FBMS nor any of its Subsidiaries is party to, or the subject of, any cease-and-desist order, consent order, written agreement, order for civil money penalty, refund, restitution, prompt corrective action directive, memorandum of understanding, supervisory letter, individual minimum capital requirement, operating agreement, or any other formal or informal enforcement action issued or required by, or entered into with, any Governmental Authority. Neither FBMS nor any of its Subsidiaries has made, adopted, or implemented any commitment, board resolution, policy, or procedure at the request or recommendation of any Governmental Authority that limits in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its payment of dividends or distribution of capital, its credit or risk management, its compliance program, its management, its growth, or its business. Neither FBMS nor any of its Subsidiaries has Knowledge that any Governmental Authority is considering issuing, initiating, ordering, requesting, recommending, or otherwise proceeding with any of the items referenced in this paragraph.

(d)       Except for examinations of FBMS and its Subsidiaries conducted by their respective primary functional regulators in the Ordinary Course of Business, no Governmental Authority has initiated, threatened, or has pending any proceeding or, to the Knowledge of FBMS, any inquiry or investigation into the business or operations of FBMS or any of its Subsidiaries, except where such proceeding, inquiry, or investigation would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to FBMS or to prevent or materially delay receipt of the Regulatory Approvals.

(e)       There is no unresolved violation, apparent violation, criticism, matter requiring attention, recommendation, or exception cited, made, or threatened by any Governmental Authority in any report of examination, report of inspection, supervisory letter or other communication with FBMS or any of its Subsidiaries that (i) would reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect with respect to FBMS or (ii) would reasonably be likely to prevent or materially delay the receipt of the Regulatory Approvals.

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Section 4.12     Brokers. Neither FBMS nor any of its officers, directors or any of its Subsidiaries has employed any broker or finder or incurred, nor will it incur, any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that FBMS has engaged, and will pay a fee or commission to Performance Trust Capital Partners, LLC.

Section 4.13     Tax Matters.

(a)       Each of FBMS and its Subsidiaries has filed all material Tax Returns that it was required to file under applicable Laws, other than Tax Returns that are not yet due or for which a request for extension was timely filed consistent with requirements of applicable Law. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable Laws. All material Taxes due and owing by FBMS or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Since January 1, 2014, neither FBMS nor any of its Subsidiaries has received written notice of any claim by any Governmental Authority in a jurisdiction where FBMS or such Subsidiary does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. There are no material Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) upon any of the assets of FBMS or any of its Subsidiaries.

(b)       No foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are currently being conducted or pending or threatened in writing, in each case, with respect to a material amount of Taxes of FBMS or any of its Subsidiaries. Neither FBMS nor any of its Subsidiaries has received from any foreign, federal, state, or local taxing authority (including jurisdictions where FBMS or any of its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review with respect to Taxes or (ii) notice of deficiency or proposed adjustment for any amount of material Tax proposed, asserted, or assessed by any taxing authority against FBMS or any of its Subsidiaries which, in either case (i) or (ii), have not been fully paid or settled.

(c)       Since December 31, 2016, neither FBMS nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the ordinary course of business.

(d)       Neither FBMS nor any of its Subsidiaries has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Section 1.6011-4(b)(2) of the Regulations in any tax year for which the statute of limitations has not expired.

(e)       Neither FBMS nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would be reasonably likely to prevent the Merger or the Bank Merger from qualifying for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.

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(f)       Neither FBMS nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

(g)       Neither FBMS nor any of its Subsidiaries (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (iii) has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.

Section 4.14     Regulatory Capitalization. FBMS and its Subsidiaries are “well-capitalized,” as such term is defined in the applicable state and federal rules and regulations.

Section 4.15     No Financing. FBMS has and will have as of the Effective Time, without having to resort to external sources, sufficient capital to effect the transactions contemplated by this Agreement.

Section 4.16     Legal Proceedings.

(a)        Other than as set forth in FBMS Disclosure Schedule 4.16(a), there are no material civil, criminal, administrative or regulatory actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature pending or, to the Knowledge of FBMS, threatened against FBMS or any of its Subsidiaries or to which FBMS or any of its Subsidiaries is a party, including without limitation, any such actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature that would challenge the validity or propriety of the transactions contemplated by this Agreement.

(b)        Other than as set forth on FBMS Disclosure Schedule 4.16(b), there is no material injunction, order, judgment or decree imposed upon FBMS or any of its Subsidiaries, or the assets of FBMS or any of its Subsidiaries, and neither FBMS nor any of its Subsidiaries has been advised of the threat of any such action, other than any such injunction, order, judgement or decree that is generally applicable to all Persons in businesses similar to that of FBMS or any of FBMS’s Subsidiaries

Section 4.17     Loans; Nonperforming and Classified Assets.

(a)       FBMS Disclosure Schedule 4.17(a) identifies any written loan, loan agreement, note or borrowing arrangement and other extensions of credit (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) to which FBMS or any of its respective Subsidiaries is a party (collectively, “Loans”), under the terms of which the obligor was over sixty (60) days delinquent in payment of principal or interest as of August 31, 2017.

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(b)       FBMS Disclosure Schedule 4.17(b) identifies each Loan that was classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized” or words of similar import by FBMS or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder as of August 31, 2017.

(c)       FBMS Disclosure Schedule 4.17(c) identifies each asset of FBMS or any of its Subsidiaries that as of December 31, 2016 was classified as other real estate owned (“OREO”) and the book value thereof as of August 31, 2017 as well as any assets classified as OREO between December 31, 2016 and August 31, 2017 and any sales of OREO between December 31, 2016 and August 31, 2017.

(d)       To its Knowledge, each Loan held in FBMS’s or any of its Subsidiaries’ loan portfolio (each a “FBMS Loan”), in all material respects, (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, is and has been secured by valid Liens which have been perfected and (iii)  is a legal, valid and binding obligation of the FBMS and the obligor named therein, and, assuming due authorization, execution and delivery thereof by such obligor or obligors, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(e)       All currently outstanding FBMS Loans were solicited, originated and, currently exist in material compliance with all applicable requirements of Law and the notes or other credit or security documents with respect to each such outstanding FBMS Loan are materially complete and correct. There are no oral modifications or amendments or additional agreements related to the FBMS Loans that are not reflected in the written records of FBMS or its Subsidiary, as applicable. All such FBMS Loans are owned by FBMS or its Subsidiary free and clear of any Liens. No claims of defense as to the enforcement of any FBMS Loan have been asserted in writing against FBMS or any of its Subsidiaries for which there is a reasonable possibility of a material adverse determination, and FBMS has no Knowledge of any acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a reasonable possibility of a material adverse determination to its Subsidiaries. Except as set forth in FBMS Disclosure Schedule 4.17(e), no FBMS Loans are presently serviced by third parties, and there is no obligation which could result in any FBMS Loan becoming subject to any third party servicing.

(f)       Neither FBMS nor any of its Subsidiaries is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates FBMS or any of its Subsidiaries to repurchase from any such Person any Loan or other asset of FBMS or any of its Subsidiaries, unless there is a material breach of a representation or covenant by FBMS or any of its Subsidiaries, and none of the agreements pursuant to which FBMS or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(g)       Neither FBMS nor any of its Subsidiaries is now nor has it ever been since January 1, 2014, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority relating to the origination, sale or servicing of mortgage or consumer Loans.

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Article V

COVENANTS

Section 5.01     Covenants of SWBS. During the period from the date of this Agreement and continuing until the Effective Time or the earlier termination of this Agreement in accordance with its terms, except as expressly contemplated or permitted by this Agreement (including as set forth in the SWBS Disclosure Schedule), required by Law or with the prior written consent of FBMS (which consent shall not be unreasonably withheld, conditioned or delayed), SWBS shall carry on its business, including the business of each of its Subsidiaries, in the Ordinary Course of Business in all material respects and consistent with prudent banking practice. Without limiting the generality of the foregoing, SWBS will use commercially reasonable efforts to (i) preserve its business organizations and assets intact, (ii) keep available to itself the present services of the current officers and employees of SWBS and its Subsidiaries, (iii) preserve for itself the goodwill of its customers, employees, lessors and others with whom business relationships exist, (iv) continue diligent collection efforts with respect to any delinquent loans and, to the extent within its control, not allow any material increase in delinquent loans. Without limiting the generality of and in furtherance of the foregoing, from the date of this Agreement until the Effective Time, except (x) as set forth in SWBS Disclosure Schedule 5.01, (y) as otherwise expressly required or permitted by this Agreement, or (z) consented to in writing by FBMS (which consent shall not be unreasonably withheld, conditioned or delayed, and the Company shall, when considering the reasonableness of any such request, take into account the preservation of the franchise value of SWBS and First Community Bank as independent enterprises on a going-forward basis), SWBS shall not and shall not permit its Subsidiaries to:

(a)       Stock. Except as set forth in SWBS Disclosure Schedule 5.01(a), (i) issue, sell, grant, pledge, dispose of, encumber, or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any Rights, any new award or grant under the SWBS Stock Plans or otherwise, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, (ii) except as expressly permitted by this Agreement, accelerate the vesting of any existing Rights, or (iii) except as expressly permitted by this Agreement, directly or indirectly change (or establish a record date for changing), adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire any shares of its capital stock, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, any Rights issued and outstanding prior to the Effective Time.

(b)       Dividends; Other Distributions. Make, declare, pay or set aside for payment of dividends payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock, except for (i) dividends from wholly owned Subsidiaries to SWBS, (ii) dividends paid to SWBS shareholders in accordance with SWBS’s dividend policy (which provides for a quarterly dividend to shareholders to cover such shareholders’ tax liability and an additional per share dividend of $1.00 per quarter), and (iii) only if SWBS’s Adjusted Tangible Common Equity as of the Closing is greater than $32.5 million, SWBS may pay a dividend to its shareholders immediately prior to Closing in the amount of the excess of SWBS’S Adjusted Tangible Common Equity over $32.5 million.

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(c)       Compensation; Employment Agreements, Etc. Enter into or amend or renew any employment, consulting, compensatory, severance, retention or similar agreements or arrangements with any director, officer or employee of SWBS or any of its Subsidiaries, or grant any salary, wage or fee increase or increase any employee benefit or pay any incentive or bonus payments, except (i) normal increases in base salary to employees in the Ordinary Course of Business and pursuant to policies currently in effect, provided that, such increases shall not result in an annual adjustment in base compensation (which includes base salary and any other compensation other than bonus payments) of more than 5% for any individual or 3% in the aggregate for all employees of SWBS or any of its Subsidiaries other than as disclosed in SWBS Disclosure Schedule 5.01(c), (ii) as may be required by Law, (iii) to satisfy contractual obligations existing or contemplated as of the date hereof, as previously disclosed to FBMS and set forth in SWBS Disclosure Schedule 5.01(c) or (iv) as set forth on SWBS Disclosure Schedule 5.01(c).

(d)       Hiring. Hire any person as an employee of SWBS or any of its Subsidiaries, except for: (i) at-will employees at an annual rate of base salary not to exceed $120,000, or (ii) at-will senior executive officers, in each case to fill vacancies that currently exist or may arise from time to time in the Ordinary Course of Business.

(e)       Benefit Plans. Enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by or to make consistent with applicable Law, subject to the provision of prior written notice to and consultation with respect thereto with FBMS, (ii) to satisfy contractual obligations existing as of the date hereof and set forth in SWBS Disclosure Schedule 5.01(e), (iii) as previously disclosed to FBMS and set forth in SWBS Disclosure Schedule 5.01(e), or (iv) as may be required pursuant to the terms of this Agreement) any SWBS Benefit Plan or other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of SWBS or any of its Subsidiaries.

(f)       Transactions with Affiliates. Except pursuant to agreements or arrangements in effect on the date hereof and set forth in SWBS Disclosure Schedule 5.01(f), pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any Affiliates or Associates of any of its officers or directors other than compensation or business expense advancements or reimbursements in the Ordinary Course of Business. This subsection shall not restrict First Community Bank from making or renewing loans to directors, officers, and their immediate family members, Affiliates, or Associates that are below the thresholds set forth in Section 5.01(s) and which are in compliance with Regulation O.

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(g)       Dispositions. Except as set forth on SWBS Disclosure Schedule 5.01(g) or in the Ordinary Course of Business, sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to SWBS or any of its Subsidiaries.

(h)       Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any portion of the assets, debt, business, deposits or properties of any other entity or Person, except for purchases specifically approved by FBMS pursuant to any other applicable paragraph of this Section 5.01.

(i)       Capital Expenditures. Make any capital expenditures in amounts exceeding $50,000 individually, or $250,000 in the aggregate.

(j)       Governing Documents. Amend SWBS’s articles of incorporation or bylaws or any equivalent documents of SWBS’s Subsidiaries.

(k)       Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable Laws or GAAP or applicable accounting requirements of any Governmental Authority, in each case, including changes in the interpretation or enforcement thereof.

(l)       Contracts. Except as set forth in SWBS Disclosure Schedule 5.01(l), enter into, amend, modify, terminate, extend, or waive any material provision of, any SWBS Material Contract, Lease or Insurance Policy, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, other than normal renewals of contracts, licenses and leases without material adverse changes of terms with respect to SWBS or any of its Subsidiaries, or enter into any contract that would constitute a SWBS Material Contract if it were in effect on the date of this Agreement, except for any amendments, modifications or terminations reasonably requested by FBMS.

(m)     Claims. Other than settlement of foreclosure actions in the Ordinary Course of Business, (i) enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which SWBS or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement or agreement involves payment by SWBS or any of its Subsidiaries of an amount which exceeds $100,000 individually or $200,000 in the aggregate and/or would impose any material restriction on the business of SWBS or any of its Subsidiaries or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations.

(n)      Banking Operations. (i) Enter into any material new line of business, introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements; (ii) change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Law, regulation or policies imposed by any Governmental Authority; (iii) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans, its hedging practices and policies; and (iv) incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the Ordinary Course of Business.

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(o)       Derivative Transactions. Enter into any Derivative Transaction.

(p)       Indebtedness. Except as set forth on SWBS Disclosure Schedule 5.01(p), incur any indebtedness for borrowed money other than in the Ordinary Course of Business consistent with past practice with a term not in excess of twelve (12) months (other than creation of deposit liabilities or sales of certificates of deposit in the Ordinary Course of Business), or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) of any other Person, other than the issuance of letters of credit in the Ordinary Course of Business and in accordance with the restrictions set forth in Section 5.01(s).

(q)       Investment Securities. (i) Other than in accordance with SWBS’s investment guidelines, acquire, sell or otherwise dispose of any debt security or equity investment or any certificates of deposits issued by other banks, nor (ii) change the classification method for any of the SWBS Investment Securities from “held to maturity” to “available for sale” or from “available for sale” to “held to maturity,” as those terms are used in ASC 320.

(r)       Deposits. Other than in the Ordinary Course of Business, make any changes to deposit pricing.

(s)       Loans. Except for loans or extensions of credit approved and/or committed as of the date hereof that are listed in SWBS Disclosure Schedule 5.01(s), (i) make or increase any (A) unsecured loan, if the amount of such unsecured loan, together with any other outstanding unsecured loans made by SWBS or any of its Subsidiaries to such borrower or its Affiliates, would be in excess of $250,000, in the aggregate, (B) loan secured by other than a first lien in excess of $500,000, (C) loan in excess of FFIEC regulatory guidelines relating to loan to value ratios in excess of $500,000, (D) loan secured by a first lien residential mortgage and with no loan policy exceptions in excess of $750,000, (E) secured loan over $1,750,000, (F) any loan that is not made in conformity with SWBS’s ordinary course lending policies and guidelines in effect as of the date hereof in excess of $500,000, or (G) loan, whether secured or unsecured, if the amount of such loan, together with any other outstanding loans (without regard to whether such other loans have been advanced or remain to be advanced), would result in the aggregate outstanding loans to any borrower of SWBS or any of its Subsidiaries (without regard to whether such other loans have been advanced or remain to be advanced) to exceed $1,750,000, (ii) renew, renegotiate, extend or modify any existing loan in which the aggregate amount of all loans to the borrower exceeds $1,750,000 (other than credits in which the total outstanding loans to the borrower is no more than $3,500,000 and no new money is extended and which do not have any material deteriorating change in the credit relationship, including, but not limited to, a downgrade in the risk rating of the credit, declining financial trends, or any other change that would substantially alter the facts supporting the original approval), (iii) sell any loan or loan pools in excess of $1,000,000 in principal amount or sale price (other than residential mortgage loan pools sold in the Ordinary Course of Business), or (iv) acquire any servicing rights, or sell or otherwise transfer any loan where SWBS or any of its Subsidiaries retains any servicing rights. Any loan in excess of the limits set forth in this Section 5.01(s) shall require the prior written approval of the President or Chief Credit Officer or Credit Administrator of The First, which approval shall not be unreasonably withheld, conditioned or delayed. First Community Bank will provide an information package on any such loan to The First at the time it provides such information to its Officer Loan Committee or Director Loan Committee. The First shall provide its position with respect to any such loan to First Community Bank no later than 10:00 a.m. CT on the day prior to the Officer Loan Committee meeting or Director Loan Committee meeting. Notwithstanding the foregoing, The First shall be given at least 24 hours from receipt of the loan package to provide its position to First Community Bank. If The First denies an approval of a loan to a borrower under this Section 5.01(s), it shall not thereafter make a loan to such borrower for the same purpose and on substantially similar terms.

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(t)       Investments or Developments in Real Estate. Except as set forth in SWBS Disclosure Schedule 5.01(t), make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or make any investment or commitment to develop, or otherwise take any actions to develop any real estate owned by SWBS or its Subsidiaries.

(u)       Taxes. Except as required by applicable Law or in the Ordinary Course of Business, make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement with respect to Taxes, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, provided that, for purposes of this Section 5.01(u), “material” means affecting or relating to $100,000 or more in Taxes or $200,000 or more of taxable income.

(v)       Adverse Actions. Take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (i) prevent, delay or impair SWBS’s ability to consummate the Merger or the transactions contemplated by this Agreement or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.01.

(w)       Capital Stock Purchase. Except as set forth in SWBS Disclosure Schedule 5.01(w), directly or indirectly repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

(x)       Facilities. Except as set forth in SWBS Disclosure Schedule 5.01(x) or as required by Law, file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility, except for any change that may be reasonably requested by FBMS.

(y)       Restructure. Merge or consolidate itself or any of its Subsidiaries with any other Person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries.

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(z)       Commitments. (i) Enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing or (ii) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger not being satisfied, in any material respect, or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable Law.

Section 5.02     Covenants of FBMS.

(a)       Affirmative Covenants. From the date hereof until the Effective Time, FBMS will carry on its business consistent with prudent banking practices and in compliance in all material respects with all applicable Laws.

(b)       Negative Covenants. From the date hereof until the Effective Time, FBMS shall not and shall not permit any of its Subsidiaries to take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (i) prevent, delay or impair FBMS’s ability to consummate the Merger or the transactions contemplated by this Agreement or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.02.

Section 5.03     Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the Parties agrees to use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable, including the satisfaction of the conditions set forth in Article VI, and shall reasonably cooperate with the other Party to that end.

Section 5.04     SWBS Shareholder Approval.

(i)       Following the execution of this Agreement, SWBS shall take, in accordance with applicable Law and the articles of incorporation and bylaws of SWBS, all action necessary to convene a special meeting of its shareholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by SWBS’s shareholders in order to permit consummation of the Merger and the transactions contemplated hereby (including any adjournment or postponement thereof, the “SWBS Meeting”) and shall take all lawful action to solicit such approval by such shareholders. SWBS shall use its reasonable best efforts to obtain the Requisite SWBS Shareholder Approval to consummate the Merger and the other transactions contemplated hereby, and shall ensure that the SWBS Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by SWBS in connection with the SWBS Meeting are solicited in material compliance with the ABCL, the articles of incorporation and bylaws of SWBS, and all other applicable legal requirements. Except with the prior approval of FBMS, no other matters shall be submitted for the approval of SWBS shareholders at the SWBS Meeting.

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(ii)       Except to the extent provided otherwise in Section 5.09(a), the board of directors of SWBS shall at all times prior to and during the SWBS Meeting recommend approval of this Agreement by the shareholders of SWBS and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by SWBS’s shareholders for consummation of the Merger and the transactions contemplated hereby (the “SWBS Recommendation”) and shall not withhold, withdraw, amend, modify, change or qualify such recommendation in a manner adverse in any respect to the interests of FBMS or take any other action or make any other public statement inconsistent with such recommendation and the Proxy Statement-Prospectus shall include the SWBS Recommendation. In the event that there is present at such meeting, in person or by proxy, sufficient favorable voting power to secure the Requisite SWBS Shareholder Approval, SWBS will not adjourn or postpone the SWBS Meeting unless SWBS is advised by counsel that failure to do so would result in a breach of the fiduciary duties of the board of directors of SWBS. SWBS shall keep FBMS updated with respect to the proxy solicitation results in connection with the SWBS Meeting as reasonably requested by FBMS.

Section 5.05     Registration Statement; Proxy Statement-Prospectus; NASDAQ Listing.

(a)       FBMS and SWBS agree to cooperate in the preparation of the Registration Statement to be filed by FBMS with the SEC in connection with the issuance of FBMS Common Stock in the transactions contemplated by this Agreement (including the Proxy Statement-Prospectus and all related documents). SWBS shall use its reasonable best efforts to deliver to FBMS such financial statements and related analysis of SWBS, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of SWBS, as may be required in order to file the Registration Statement, and any other report required to be filed by FBMS with the SEC, in each case, in compliance with applicable Laws, and shall, as promptly as practicable following execution of this Agreement, prepare and deliver drafts of such information to FBMS to review. Each of FBMS and SWBS agree to use their respective commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof. FBMS also agrees to use commercially reasonable efforts to obtain any necessary state securities Law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement. SWBS agrees to cooperate with FBMS and FBMS’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from SWBS’s independent auditors in connection with the Registration Statement and the Proxy Statement-Prospectus. After the Registration Statement is declared effective under the Securities Act, SWBS, at its own expense, shall promptly mail or cause to be mailed the Proxy Statement-Prospectus to its shareholders.

(b)       FBMS will advise SWBS, promptly after FBMS receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of FBMS Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or upon the receipt of any comments (whether written or oral) from the SEC or its staff. FBMS will provide SWBS and its counsel with a reasonable opportunity to review and comment on the Registration Statement and the Proxy Statement-Prospectus, and all responses to requests for additional information by and replies to comments of the SEC prior to filing such with, or sending such to, the SEC, and FBMS will provide SWBS and its counsel with a copy of all such filings made with the SEC. If at any time prior to the SWBS Meeting there shall occur any event that should be disclosed in an amendment or supplement to the Proxy Statement-Prospectus or the Registration Statement, FBMS shall use its commercially reasonable efforts to promptly prepare and file such amendment or supplement with the SEC (if required under applicable Law) and cooperate with SWBS to mail such amendment or supplement to SWBS shareholders (if required under applicable Law).

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(c)       FBMS will use its commercially reasonable efforts to cause the shares of FBMS Common Stock to be issued in connection with the transactions contemplated by this Agreement to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Effective Time.

Section 5.06     Regulatory Filings; Consents.

(a)       Each of FBMS and SWBS and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts (i) to prepare all documentation (including the Registration Statement and the Proxy Statement-Prospectus), to effect all filings, to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement, the Regulatory Approvals and all other consents and approvals of a Governmental Authority required to consummate the Merger in the manner contemplated herein, and, specifically, to file all applications for the required Regulatory Approvals within twenty one (21) days of the date of this Agreement, (ii) to comply with the terms and conditions of such permits, consents, approvals and authorizations and (iii) to cause the transactions contemplated by this Agreement to be consummated as expeditiously as practicable; provided, however, notwithstanding the foregoing or anything to the contrary in this Agreement, nothing contained herein shall be deemed to require FBMS or any of its Subsidiaries or SWBS or any of its Subsidiaries to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of any Governmental Authority that would reasonably be likely to have a material and adverse effect (measured on a scale relative to SWBS) on the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of FBMS, SWBS, the Surviving Entity or the Surviving Bank, after giving effect to the Merger (“Burdensome Condition”); provided, further, that any capital raise requirement or minimum capital requirement as well as those actions set forth on FBMS Disclosure Schedule 5.06 shall not constitute a “Burdensome Condition.” FBMS and SWBS will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, trustees, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of FBMS or SWBS to any Governmental Authority in connection with the transactions contemplated by this Agreement. Each Party shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority. In addition, FBMS and SWBS shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority prior to its filing.

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(b)       SWBS will use its commercially reasonable efforts, and FBMS shall reasonably cooperate with SWBS at SWBS’s request, to obtain all consents, approvals, authorizations, waivers or similar affirmations described on SWBS Disclosure Schedule 3.12(c). Each Party will notify the other Party promptly and shall promptly furnish the other Party with copies of notices or other communications received by such Party or any of its Subsidiaries of any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from such Party, its Subsidiaries or its representatives). SWBS will consult with FBMS and its representatives as often as practicable under the circumstances so as to permit SWBS and FBMS and their respective representatives to cooperate to take appropriate measures to obtain such consents and avoid or mitigate any adverse consequences that may result from the foregoing.

Section 5.07     Publicity. FBMS and SWBS shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other Party, which shall not be unreasonably delayed or withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of counsel be required by Law or the rules and regulations of any stock exchanges. It is understood that FBMS shall assume primary responsibility for the preparation of joint press releases relating to this Agreement, the Merger and the other transactions contemplated hereby.

Section 5.08     Access; Current Information.

(a)       For the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, upon reasonable notice and subject to applicable Laws, SWBS agrees to afford FBMS and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours at any time and from time to time throughout the period prior to the Effective Time to SWBS’s and its Subsidiaries’ books, records (including, without limitation, Tax Returns and work papers of independent auditors), information technology systems, business, properties and personnel and to such other information relating to them as FBMS may reasonably request and SWBS shall use its commercially reasonable efforts to provide any appropriate notices to employees and/or customers in accordance with applicable Law and SWBS’s privacy policy and, during such period, SWBS shall furnish to FBMS, FBMS’s reasonable request, all such other information concerning the business, properties and personnel of SWBS and its Subsidiaries that is substantially similar in scope to the information provided to FBMS in connection with its diligence review prior to the date of this Agreement.

(b)       For the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, during the period of time from the date of this Agreement to the Effective Time, upon reasonable notice and subject to applicable Laws, FBMS agrees to furnish to SWBS such information as SWBS may reasonably request concerning the business of FBMS and its Subsidiaries that is substantially similar in scope to the information provided to SWBS in connection with its diligence review prior to the date of this Agreement.

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(c)       As promptly as reasonably practicable after they become available, SWBS will furnish to FBMS copies of the board packages distributed to its or any of its Subsidiaries’ board of directors, and minutes from the meetings thereof, copies of any internal management financial control reports showing actual financial performance against plan and previous period, and copies of any reports provided to the board of directors or any committee thereof relating to the financial performance and risk management.

(d)       During the period from the date of this Agreement to the Effective Time, at the reasonable request of FBMS, SWBS will cause one or more of its designated representatives to confer with representatives of FBMS and to report the general status of the ongoing operations of FBMS and its Subsidiaries. Without limiting the foregoing, SWBS agrees to provide FBMS (i) a copy of each report filed by SWBS or any of its Subsidiaries with a Governmental Authority, (ii) a copy of its monthly loan trial balance, and (iii) a copy of its monthly statement of condition and profit and loss statement and, if requested, a copy of its daily statement of condition and daily profit and loss statement, in each case, which shall be provided as promptly as reasonably practicable after it is filed or prepared, as applicable

(e)       No investigation by either Party or their representatives shall be deemed to modify or waive any representation, warranty, covenant or agreement of such Party set forth in this Agreement, or the conditions to the respective obligations of the Parties to consummate the transactions contemplated hereby.

(f)       Notwithstanding anything to the contrary in this Section 5.08, neither Party shall not be required to copy the other Party on any documents that disclose confidential discussions of this Agreement or the transactions contemplated hereby, that contain competitively sensitive business or other proprietary information filed under a claim of confidentiality (including any confidential supervisory information) or any other matter that either Party’s board of directors has been advised by counsel that such distribution to the other Party may violate a confidentiality obligation or fiduciary duty or any Law or regulation, or may result in a waiver of the attorney-client privilege. In the event any of the restrictions in this Section 5.08(f) shall apply, each Party shall use its commercially reasonable efforts to provide appropriate consents, waivers, decrees and approvals necessary to satisfy any confidentiality issues relating to documents prepared or held by third parties (including work papers), the Parties will make appropriate alternate disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with applicable Laws.

Section 5.09     No Solicitation by SWBS; Superior Proposals.

(a)       SWBS shall not, and shall cause its Subsidiaries and each of their respective officers, directors and employees not to, and will not authorize any investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of SWBS or any of SWBS’s Subsidiaries (collectively, the “SWBS Representatives”) to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than FBMS) any information or data with respect to SWBS or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which SWBS is a party; or (iv) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by any of the SWBS Representatives, whether or not such SWBS Representative is so authorized and whether or not such SWBS Representative is purporting to act on behalf of SWBS or otherwise, shall be deemed to be a breach of this Agreement by SWBS. SWBS and its Subsidiaries shall, and shall cause each of the SWBS Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.

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For purposes of this Agreement, “Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal from FBMS), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction.

For purposes of this Agreement, “Acquisition Transaction” means (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving SWBS or any of its Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, a significant portion of the assets of SWBS or any of its Subsidiaries; (C) any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of SWBS or any of its Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 20% or more of any class of equity securities of SWBS or any of its Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

For purposes of this Agreement, “Superior Proposal” means a bona fide, unsolicited Acquisition Proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and SWBS or any of its Subsidiaries, the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding SWBS Common Stock or more than 50% of the assets of SWBS and its Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that the board of directors of SWBS reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (A) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such Acquisition Proposal, and (B) taking into account any changes to this Agreement proposed by FBMS in response to such Acquisition Proposal, as contemplated by Section 5.09(c), and all financial, legal, regulatory and other aspects of such takeover proposal, including all conditions contained therein and the person making such proposal, is more favorable to the shareholders of SWBS from a financial point of view than the Merger.

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(b)       Notwithstanding Section 5.09(a) or any other provision of this Agreement, prior to the date of the SWBS Meeting, SWBS may take any of the actions described in Section 5.09(a) if, but only if, (i) SWBS has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of Section 5.09(a); (ii) the board of directors of SWBS reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that (A) such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) it is reasonably necessary to take such actions to comply with its fiduciary duties to SWBS’s shareholders under applicable Law; (iii) SWBS has provided FBMS with at least three (3) Business Days’ prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to SWBS or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, SWBS receives from such Person a confidentiality agreement with terms no less favorable to SWBS than those contained in the confidentiality agreement with FBMS. SWBS shall promptly provide to FBMS any non-public information regarding SWBS or its Subsidiaries provided to any other Person which was not previously provided to FBMS, such additional information to be provided no later than the date of provision of such information to such other party.

(c)       SWBS shall promptly (and in any event within twenty-four (24) hours) notify FBMS in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, SWBS or the SWBS Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) except to the extent that such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement). SWBS agrees that it shall keep FBMS informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

(d)       Neither the board of directors of SWBS nor any committee thereof shall (i) withdraw, qualify, amend or modify, or propose to withdraw, qualify, amend or modify, in a manner adverse to FBMS in connection with the transactions contemplated by this Agreement (including the Merger), the SWBS Recommendation, fail to reaffirm the SWBS Recommendation within three (3) Business Days following a request by FBMS, or make any statement, filing or release, in connection with the SWBS Meeting or otherwise, inconsistent with the SWBS Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the SWBS Recommendation); (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause SWBS or any of its Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 5.09(b)) or (B) requiring SWBS to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.

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(e)       Notwithstanding Section 5.09(d), prior to the date of the SWBS Meeting, the board of directors of SWBS may withdraw, qualify, amend or modify the SWBS Recommendation (a “SWBS Subsequent Determination”) after the fifth (5th) Business Day following FBMS’s receipt of a notice (the “Notice of Superior Proposal”) from SWBS advising FBMS that the board of directors of SWBS has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of Section 5.09(a)) constitutes a Superior Proposal if, but only if, (i) the board of directors of SWBS has determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that it is reasonably necessary to take such actions to comply with its fiduciary duties to SWBS’s shareholders under applicable Law, (ii) during the five (5) Business Day period after receipt of the Notice of Superior Proposal by FBMS (the “Notice Period”), SWBS and the board of directors of SWBS shall have cooperated and negotiated in good faith with FBMS to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable SWBS to proceed with the SWBS Recommendation without a SWBS Subsequent Determination; provided, however, that FBMS shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement and (iii) at the end of the Notice Period, after taking into account any such adjusted, modified or amended terms as may have been proposed by FBMS since its receipt of such Notice of Superior Proposal, the board of directors of SWBS has again in good faith made the determination (A) in clause (i) of this Section 5.09(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. In the event of any material revisions to the Superior Proposal, SWBS shall be required to deliver a new Notice of Superior Proposal to FBMS and again comply with the requirements of this Section 5.09(e), except that the Notice Period shall be reduced to three (3) Business Days.

(f)       Notwithstanding any SWBS Subsequent Determination, this Agreement shall be submitted to SWBS’s shareholders at the SWBS Meeting for the purpose of voting on the approval of this Agreement and the transactions contemplated hereby (including the Merger) and nothing contained herein shall be deemed to relieve SWBS of such obligation; provided, however, that if the board of directors of SWBS shall have made a SWBS Subsequent Determination with respect to a Superior Proposal, then the board of directors of SWBS may recommend approval of such Superior Proposal by the shareholders of SWBS and may submit this Agreement to SWBS’s shareholders without recommendation, in which event the board of directors of SWBS shall communicate the basis for its recommendation of such Superior Proposal and the basis for its lack of a recommendation with respect to this Agreement and the transactions contemplated hereby to SWBS’s shareholders in the Proxy Statement-Prospectus or an appropriate amendment or supplement thereto.

(g)       Nothing contained in this Section 5.09 shall prohibit SWBS or the board of directors of SWBS from complying with SWBS’s obligations required under Rule 14e-2(a) promulgated under the Exchange Act; provided, however, that any such disclosure relating to an Acquisition Proposal (other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed a change in the SWBS Recommendation unless the board of directors of SWBS reaffirms the SWBS Recommendation in such disclosure.

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Section 5.10     Indemnification.

(a)       For a period of six (6) years from and after the Effective Time, and in any event subject to the provisions of Section 5.10(b)(iv), FBMS shall indemnify and hold harmless the present and former directors and officers of SWBS and its Subsidiaries (the “Indemnified Parties”), against all costs or expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages, or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative arising out of actions or omissions of such persons in the course of performing their duties for SWBS or such Subsidiary occurring at or before the Effective Time (including the transactions contemplated by this Agreement) (each a “Claim”), to the same extent as such persons have the right to be indemnified pursuant to the Indemnification Agreements set forth in SWBS Disclosure Schedule 5.10 or, if not subject to such an agreement, to the fullest extent permitted by applicable Law.

(b)       Any Indemnified Party wishing to claim indemnification under this Section 5.10 shall promptly notify FBMS upon learning of any Claim, provided that, failure to so notify shall not affect the obligation of FBMS under this Section 5.10, unless, and only to the extent that, FBMS is materially prejudiced in the defense of such Claim as a consequence. In the event of any such Claim (whether asserted or claimed prior to, at or after the Effective Time), (i) FBMS shall have the right to assume the defense thereof and FBMS shall not be liable to such Indemnified Parties for any legal expenses or other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) FBMS shall not be liable for any settlement effected without its prior written consent and (iv) FBMS shall have no obligation hereunder to any Indemnified Party if such indemnification would be in violation of any applicable federal or state banking Laws or regulations, or in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable Laws and regulations, whether or not related to banking Laws.

(c)       For a period of six (6) years following the Effective Time, FBMS will provide director’s and officer’s liability insurance (herein, “D&O Insurance”) that serves to reimburse the present and former officers and directors of SWBS or its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events occurring before the Effective Time (including the transactions contemplated hereby), which insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the Indemnified Party, as that coverage currently provided by SWBS; provided that, if FBMS is unable to maintain the insurance called for by this Section 5.10, FBMS will provide as much comparable insurance as is reasonably available; and provided, further, that officers and directors of SWBS or its Subsidiaries may be required to make application and provide customary representations and warranties to the carrier of the D&O Insurance for the purpose of obtaining such insurance.

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(d)       If FBMS or any of its successors and assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its property and assets to any individual, corporation or other entity, then, in each such case, proper provision shall be made so that the successors and assigns of FBMS and its Subsidiaries shall assume the obligations set forth in this Section 5.10.

Section 5.11     Employees; Benefit Plans.

(a)       Following the Effective Time, FBMS shall maintain or cause to be maintained employee benefit plans and compensation opportunities for the benefit of employees who are full time employees of SWBS or any of its Subsidiaries on the Closing Date (“Covered Employees”) that provide employee benefits and compensation opportunities which, in the aggregate, are substantially comparable to the employee benefits and compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of FBMS or its Subsidiaries, as applicable; provided, however, that in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of FBMS or its Subsidiaries. FBMS shall give the Covered Employees full credit for their prior service with SWBS and its Subsidiaries (i) for purposes of eligibility (including initial participation and eligibility for current benefits) and vesting under any qualified or non-qualified employee benefit plan maintained by FBMS and in which Covered Employees may be eligible to participate and (ii) for all purposes under any welfare benefit plans, vacation plans, severance plans and similar arrangements maintained by FBMS.

(b)       With respect to any employee benefit plan of FBMS that is a health, dental, vision or other welfare plan in which any Covered Employee is eligible to participate, for the plan year in which such Covered Employee is first eligible to participate, FBMS or its applicable Subsidiary shall use its commercially reasonable efforts to (i) cause any pre-existing condition limitations or eligibility waiting periods under such FBMS or Subsidiary plan to be waived with respect to such Covered Employee and his or her covered dependents to the extent such condition was or would have been covered under the SWBS Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time, and (ii) recognize any health, dental, vision or other welfare expenses incurred by such Covered Employee and his or her covered dependents in the year that includes the Closing Date (or, if later, the year in which such Covered Employee is first eligible to participate) for purposes of any applicable copayment, deductibles and annual out-of-pocket expense requirements under any such health, dental, vision or other welfare plan.

(c)       Prior to the Effective Time, SWBS shall take, and shall cause its Subsidiaries to take, all actions requested by FBMS that may be necessary or appropriate to, conditioned on the occurrence of the Effective Time, (i) cause one or more SWBS Benefits Plans to terminate as of the Effective Time, or as of the date immediately preceding the Effective Time, (ii) cause benefit accruals and entitlements under any SWBS Benefit Plan to cease as of the Effective Time, or as of the date immediately preceding the Effective Time, (iii) cause the continuation on and after the Effective Time of any contract, arrangement or insurance policy relating to any SWBS Benefit Plan for such period as may be requested by FBMS, or (iv) facilitate the merger of any SWBS Benefit Plan into any employee benefit plan maintained by FBMS or an FBMS Subsidiary, provided in all cases that FBMS shall give SWBS at least five (5) Business Days’ notice of such requested actions, and provided further that in the case of any such actions not within the sole control of SWBS, SWBS shall only be requested to use its commercially reasonable efforts to complete such actions. Notwithstanding the immediately preceding sentence, the SWBS Benefit Plans listed on SWBS Disclosure Schedule 5.11(c) shall not be terminated prior to or as of the Effective Time. SWBS Disclosure Schedule 5.11(c) furthermore sets forth the estimated liabilities under such plans as of the date hereof. All resolutions, notices, or other documents issued, adopted or executed in connection with the implementation of this Section 5.11(c) shall be subject to FBMS’s reasonable prior review and approval, which shall not be unreasonably withheld, conditioned or delayed.

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(d)       Nothing in this Section 5.11 shall be construed to limit the right of FBMS or any of its Subsidiaries (including, following the Closing Date, SWBS and its Subsidiaries) to amend or terminate any SWBS Benefit Plan or other employee benefit plan, to the extent such amendment or termination is permitted by the terms of the applicable plan, nor shall anything in this Section 5.11 be construed to require FBMS or any of its Subsidiaries (including, following the Closing Date, SWBS and its Subsidiaries) to retain the employment of any particular Covered Employee for any fixed period of time following the Closing Date, and the continued retention (or termination) by FBMS or any of its Subsidiaries of any Covered Employee subsequent to the Effective Time shall be subject in all events to FBMS’s or its applicable Subsidiary’s normal and customary employment procedures and practices, including customary background screening and evaluation procedures, and satisfactory employment performance.

(e)       Any employee of SWBS or First Community Bank that becomes an employee of FBMS or The First at the Effective Time who is terminated within one year following the Effective Time (other than for cause, death, disability, normal retirement or voluntarily resignation) shall receive a severance payment equal to one week of base salary (up to a maximum of 12 weeks) for each year of employment, including such employee’s years of employment with SWBS or First Community Bank.

Section 5.12     Notification of Certain Changes. FBMS and SWBS shall promptly advise the other Party of any change or event having, or which could reasonably be expected to have, a Material Adverse Effect or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its or its respective Subsidiaries’ representations, warranties or covenants contained herein and each Party shall provide on a periodic basis written notice to the other Party of any matters that it becomes aware of that should be disclosed on a supplement or amendment to such Party’s Disclosure Schedule; provided, that any failure to give notice in accordance with the foregoing shall not be deemed to constitute a violation of this Section 5.12 or the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 6.01, Section 6.02 or Section 6.03 to be satisfied.

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Section 5.13     Transition; Informational Systems Conversion. From and after the date hereof, FBMS and SWBS will use their commercially reasonable efforts to facilitate the integration of SWBS with the business of FBMS following consummation of the transactions contemplated hereby, and shall meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic informational systems of SWBS and each of its Subsidiaries (the “Informational Systems Conversion”) to those used by FBMS, which planning shall include, but not be limited to, (a) discussion of third-party service provider arrangements of SWBS and each of its Subsidiaries; (b) non-renewal or changeover, after the Effective Time, of personal property leases and software licenses used by SWBS and each of its Subsidiaries in connection with the systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate after the Effective Time, of proprietary or self-provided system services; and (e) any other actions necessary and appropriate to facilitate the conversion, as soon as practicable following the Effective Time. FBMS shall promptly reimburse SWBS on request for any reasonable and documented out-of-pocket fees, expenses or charges that SWBS may incur as a result of taking, at the request of FBMS, any action prior to the Effective Time to facilitate the Informational Systems Conversion.

Section 5.14     No Control of Other Party’s Business. Nothing contained in this Agreement shall give FBMS, directly or indirectly, the right to control or direct the operations of SWBS or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give SWBS, directly or indirectly, the right to control or direct the operations of FBMS or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of SWBS and FBMS shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its and its Subsidiaries’ respective operations.

Section 5.15     Certain Litigation. Each Party shall promptly advise the other Party orally and in writing of any actual or threatened shareholder litigation against such Party and/or the members of the board of directors of SWBS or the board of directors of FBMS related to this Agreement or the Merger and the other transactions contemplated by this Agreement. SWBS shall: (i) permit FBMS to review and discuss in advance, and consider in good faith the views of FBMS in connection with, any proposed written or oral response to such shareholder litigation; (ii) furnish FBMS’s outside legal counsel with all non-privileged information and documents which outside counsel may reasonably request in connection with such shareholder litigation; (iii) consult with FBMS regarding the defense or settlement of any such shareholder litigation, shall give due consideration to FBMS’s advice with respect to such shareholder litigation and shall not settle any such litigation prior to such consultation and consideration; provided, however, that SWBS shall not settle any such shareholder litigation if such settlement requires the payment of money damages, without the written consent of FBMS (such consent not to be unreasonably withheld, conditioned or delayed) unless the payment of any such damages by SWBS is reasonably expected by SWBS, following consultation with outside counsel, to be fully covered (disregarding any deductible to be paid by SWBS) under SWBS’s existing director and officer insurance policies, including any tail policy.

Section 5.16     Director Resignations. SWBS will use commercially reasonable efforts to cause to be delivered to FBMS resignations of all the directors of SWBS and its Subsidiaries, such resignations to be effective as of the Effective Time.

Section 5.17     Non-Competition and Non-Disclosure Agreement. Concurrently with the execution and delivery of this Agreement and effective upon Closing, SWBS has caused each director of SWBS and First Community Bank to execute and deliver the Non-Competition and Non-Disclosure Agreement in the forms attached hereto as Exhibit C (with respect to William E. Blackmon, Bill Granade, Fred K. Granade, and Stanley Moore) and Exhibit D (with respect to Lindsey C. Boney III, Paul Bullington, Marietta Urquhart, Carl Craig, Susan Turner, and James Massey) (collectively, the “Director Restrictive Covenant Agreements”).

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Section 5.18     Claims Letters. Concurrently with the execution and delivery of this Agreement and effective upon the Closing, SWBS has caused each director of SWBS and First Community Bank to execute and deliver the Claims Letter in the form attached hereto as Exhibit E.

Section 5.19     Coordination.

(a)       Prior to the Effective Time, subject to applicable Laws, SWBS and its Subsidiaries shall take any actions FBMS may reasonably request from time to time to better prepare the parties for integration of the operations of SWBS and its Subsidiaries with FBMS and its Subsidiaries, respectively. Without limiting the foregoing, senior officers of SWBS and FBMS shall meet from time to time as FBMS may reasonably request, and in any event not less frequently than monthly, to review the financial and operational affairs of SWBS and its Subsidiaries, and SWBS shall give due consideration to FBMS’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither FBMS nor The First shall under any circumstance be permitted to exercise control of SWBS or any of its Subsidiaries prior to the Effective Time. SWBS shall permit representatives of The First to be onsite at SWBS to facilitate integration of operations and assist with any other coordination efforts as necessary.

(b)       Prior to the Effective Time, subject to applicable Laws, SWBS and its Subsidiaries shall take any actions FBMS may reasonably request in connection with negotiating any amendments, modifications or terminations of any Leases or SWBS Material Contracts that FBMS may request, including, but not limited to, actions necessary to cause any such amendments, modifications or terminations to become effective immediately prior to, or immediately upon, the Closing, and shall cooperate with FBMS and will use its commercially reasonable efforts to negotiate specific provisions that may be requested by FBMS in connection with any such amendment, modification or termination.

(c)       From and after the date hereof, subject to applicable Laws, the parties shall reasonably cooperate with the other in preparing for the prompt conversion or consolidation of systems and business operations promptly after the Effective Time (including by entering into customary confidentiality, non-disclosure and similar agreements with the other party and appropriate service providers) and SWBS shall, upon FBMS’s reasonable request, introduce FBMS and its representatives to suppliers of SWBS and its Subsidiaries for the purpose of facilitating the integration of SWBS and its business into that of FBMS. In addition, after satisfaction of the conditions set forth in Section 6.01(a) and Section 6.01(b), subject to applicable Laws, SWB shall, upon FBMS’s reasonable request, introduce FBMS and its representatives to customers of SWB and its Subsidiaries for the purpose of facilitating the integration of SWB and its business into that of FBMS. Any interaction between FBMS and SWBS’s and any of its Subsidiaries’ customers and suppliers shall be coordinated by SWBS. SWBS shall have the right to participate in any discussions between FBMS and SWBS’s customers and suppliers.

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(d)       FBMS and SWBS agree to take all action necessary and appropriate to cause First Community Bank to merge with The First in accordance with applicable Laws and the terms of the Plan of Bank Merger immediately following the Effective Time or as promptly as practicable thereafter.

Section 5.20     Transactional Expenses. SWBS has provided in SWBS Disclosure Schedule 3.35 a reasonable good faith estimate of costs and fees that SWBS and its Subsidiaries expect to pay to retained representatives in connection with the transactions contemplated by this Agreement (collectively, “SWBS Expenses”). SWBS shall use its commercially reasonable efforts to cause the aggregate amount of all SWBS Expenses to not exceed the total expenses disclosed in SWBS Disclosure Schedule 3.35. SWBS shall promptly notify FBMS if or when it determines that it expects to exceed its budget for SWBS Expenses. Notwithstanding anything to the contrary in this Section 5.20, SWBS shall not incur any investment banking, brokerage, finders or other similar financial advisory fees in connection with the transactions contemplated by this Agreement other than those expressly set forth in SWBS Disclosure Schedule 3.35.

Section 5.21     Confidentiality. Prior to the execution of this Agreement and prior to the consummation of the Merger, subject to applicable Laws, each of FBMS and SWBS, and their respective Subsidiaries, affiliates, officers, directors, agents, employees, consultants and advisors have provided, and will continue to provide one another with information which may be deemed by the party providing the information to be non-public, proprietary and/or confidential, including, but not limited to, trade secrets of the disclosing party. Each Party agrees that it will, and will cause its representatives to, hold any information obtained pursuant to this Article V in accordance with the terms of the confidentiality and non-disclosure agreement, dated as of April 14, 2017 between FBMS and SWBS.

Section 5.22     Tax Matters.

(a)       The Parties intend that the Merger and the Bank Merger shall each qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Regulations. Except as expressly contemplated or permitted by this Agreement, from and after the date of this Agreement, each of FBMS and SWBS shall use their respective reasonable best efforts to cause each of the Merger and the Bank Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act is intended or is reasonably likely to prevent either the Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(b)       FBMS will prepare or caused to be prepared and timely file or cause to be timely filed all Tax returns for SWBS and its Subsidiaries for all periods ending before the Effective Time which are filed after the Effective Time; but such Tax returns will be subject to the review and approval of one or more representatives of SWBS’s shareholders to be appointed by SWBS’s Board of Directors prior to the Effective Time. FBMS agrees to engage Mauldin and Jenkins, LLP to prepare such Tax returns.

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Section 5.23     Board Representation. FBMS agrees to consider appointing a representative proposed by SWBS and mutually agreed upon by SWBS and FBMS to the Board of Directors of The First (the “Bank Board”) after the Effective Time. Notwithstanding anything to the contrary in this Agreement, the Parties acknowledge and agree that in no event will FBMS or The First be required by the terms of this Agreement to appoint any director to the Bank Board.

Section 5.24     Termination and Conversion Costs. SWBS shall contact the counterparty to each of the agreements set forth on Schedule 8.01 prior to the Closing Date and obtain a written statement from such Person setting forth the amount of any fees that would be payable by FBMS (as successor to SWBS) to (a) terminate each such agreement following the Closing (the “Termination Costs”) and (b) to convert the services contemplated thereby to FBMS’s preferred vendors (the “Conversion Costs”). The Termination Costs, as determined in accordance with this Section 5.24, shall be used to calculate the SWBS Transaction Expenses.

Article VI

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 6.01     Conditions to Obligations of the Parties to Effect the Merger. The respective obligations of the Parties to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable Law, written waiver by the Parties prior to the Closing Date of each of the following conditions:

(a)      Shareholder Vote. This Agreement and the transactions contemplated hereby, as applicable, shall have received the Requisite SWBS Shareholder Approval at the SWBS Meeting.

(b)      Regulatory Approvals; No Burdensome Condition. All Regulatory Approvals required to consummate the Merger and the Bank Merger in the manner contemplated herein shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof, if any, shall have expired or been terminated, and no such Regulatory Approval includes or contains, or shall have resulted in the imposition of, any Burdensome Condition.

(c)      No Injunctions or Restraints; Illegality. No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the transactions contemplated hereby.

(d)      Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Authority.

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(e)      Tax Opinions Relating to the Merger. FBMS and SWBS, respectively, shall have received opinions from Alston & Bird LLP and Jones Walker LLP, respectively, each dated as of the Closing Date, in substance and form reasonably satisfactory to FBMS and SWBS, respectively, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering their opinions, Alston & Bird LLP and Jones Walker LLP may require and rely upon representations as to certain factual matters contained in certificates of officers of each of FBMS and SWBS, in form and substance reasonably acceptable to such counsel.

Section 6.02     Conditions to Obligations of SWBS. The obligations of SWBS to consummate the Merger also are subject to the fulfillment or written waiver by SWBS prior to the Closing Date of each of the following conditions:

(a)      Representations and Warranties. The representations and warranties of FBMS (i) set forth in Section 4.09 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, (ii) Section 4.01, Section 4.02, Section 4.03, Section 4.04, Section 4.08, and Section 4.12 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in this Agreement, other than those sections specifically identified in clauses (i) or (ii) of this Section 6.02(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FBMS. SWBS shall have received a certificate signed on behalf of FBMS by the Chief Executive Officer or the Chief Financial Officer of FBMS to the foregoing effect.

(b)      Performance of Obligations of FBMS. FBMS shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date, and SWBS shall have received a certificate, dated the Closing Date, signed on behalf of FBMS by its Chief Executive Officer and the Chief Financial Officer to such effect.

(c)      No Material Adverse Effect. Since the date of this Agreement (i) no change or event has occurred which has resulted in FBMS or The First being subject to a Material Adverse Effect and (ii) no condition, event, fact, circumstance or other occurrence has occurred that may reasonably be expected to have or result in such parties being subject to a Material Adverse Effect.

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Section 6.03     Conditions to Obligations of FBMS. The obligations of FBMS to consummate the Merger also are subject to the fulfillment or written waiver by FBMS prior to the Closing Date of each of the following conditions:

(a)      Representations and Warranties. The representations and warranties of SWBS (i) set forth in Section 3.02(a) and Section 3.09(b) shall be true and correct in all respects (with respect to Section 3.02(a), other than de minimis inaccuracies, it being agreed that for purposes of Section 3.02(a), any inaccuracy in which the applicable amounts as of a date of determination exceed the amounts set forth in Section 3.02(a) by no more than 1% shall be deemed de minimis) as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, (ii) the first sentence of Section 3.01, Section 3.04(a), Section 3.05, Section 3.14 and Section 3.34 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) set forth in this Agreement, other than those sections specifically identified in clauses (i) or (ii) of this Section 6.03(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to SWBS. FBMS shall have received a certificate signed on behalf of SWBS by the Chief Executive Officer or the Chief Financial Officer of SWBS to the foregoing effect.

(b)      Performance of Obligations of SWBS. SWBS shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date, and FBMS shall have received a certificate, dated the Closing Date, signed on behalf of SWBS by SWBS’s Chief Executive Officer and Chief Financial Officer, to such effect.

(c)      No Material Adverse Effect. Since the date of this Agreement (i) no change or event has occurred which has resulted in SWBS or any of its Subsidiaries being subject to a Material Adverse Effect and (ii) no condition, event, fact, circumstance or other occurrence has occurred that may reasonably be expected to have or result in such parties being subject to a Material Adverse Effect.

(d)      Plan of Bank Merger. Except as otherwise contemplated by Section 1.03, the Plan of Bank Merger shall have been executed and delivered.

(e)      Dissenting Shares. Dissenting Shares shall be less than five percent (5%) of the issued and outstanding shares of SWBS Common Stock.

(f)      Certification of Non-USRPI Status. FBMS shall have received from SWBS, under penalties of perjury, a certificate conforming to the requirements of Regulations Sections 1.897-2(h) and 1.1445-2(c)(3) and otherwise reasonably acceptable to FBMS, dated as of the Closing Date, certifying that no interest in SWBS is a United States real property interest as defined in Section 897(c) of the Code.

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(g)      Adjusted Minimum Tangible Common Equity. The Adjusted Tangible Common Equity of SWBS shall be no less than $32 million.

Section 6.04     Frustration of Closing Conditions. Neither FBMS nor SWBS may rely on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was caused by such Party’s failure to use its reasonable best efforts to consummate any of the transactions contemplated hereby, as required by and subject to Section 5.03.

Article VII

TERMINATION

Section 7.01     Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

(a)      Mutual Consent. At any time prior to the Effective Time, by the mutual consent, in writing, of FBMS and SWBS if the board of directors of FBMS and the board of directors of SWBS each so determines by vote of a majority of the members of its entire board.

(b)      No Regulatory Approval. By FBMS or SWBS, if either of their respective boards of directors so determines by a vote of a majority of the members of its entire board, in the event any Regulatory Approval required for consummation of the transactions contemplated by this Agreement shall have been denied by final, non-appealable action by such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.

(c)      No Shareholder Approval. By either FBMS or SWBS (provided, in the case of SWBS, that it shall not be in breach of any of its obligations under Section 5.04), if the Requisite SWBS Shareholder Approval at the SWBS Meeting shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof.

(d)      Breach of Representations and Warranties. By either FBMS or SWBS (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other party to not consummate this Agreement) if there shall have been (i) with respect to representations and warranties set forth in this Agreement that are not qualified by the term “material” or do not contain terms such as “Material Adverse Effect,” a material breach of any of such representations or warranties by the other party and (ii) with respect to representations and warranties set forth in this Agreement that are qualified by the term “material” or contain terms such as “Material Adverse Effect,” any breach of any of such representations or warranties by the other Party; which breach is not cured prior to the earlier of (y) thirty (30) days following written notice to the Party committing such breach from the other Party or (z) two (2) Business Days prior to the Expiration Date, or which breach, by its nature, cannot be cured prior to the Closing.

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(e)      Breach of Covenants. By either FBMS or SWBS (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein in a manner that would entitle the other Party not to consummate the agreement) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other Party, which breach shall not have been cured prior to the earlier of (i) thirty (30) days following written notice to the Party committing such breach from the other Party or (ii) two (2) Business Days prior to the Expiration Date, or which breach, by its nature, cannot be cured prior to the Closing.

(f)      Delay. By either FBMS or SWBS if the Merger shall not have been consummated on or before February 20, 2018, provided, however, that such date will be automatically extended to April 21, 2018, if the only outstanding condition to Closing under Article VI is the receipt of all Regulatory Approvals (the “Expiration Date”), unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the Party seeking to terminate this Agreement.

(g)      Failure to Recommend; Etc. In addition to and not in limitation of FBMS’s termination rights under Section 7.01(e), by FBMS if (i) there shall have been a material breach of Section 5.09, or (ii) the board of directors of SWBS (A) withdraws, qualifies, amends, modifies or withholds the SWBS Recommendation, or makes any statement, filing or release, in connection with the SWBS Meeting or otherwise, inconsistent with the SWBS Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the SWBS Recommendation), (B) materially breaches its obligation to call, give notice of and commence the SWBS Meeting under Section 5.04(a), (C) approves or recommends an Acquisition Proposal, (D) fails to publicly recommend against a publicly announced Acquisition Proposal within three (3) Business Days of being requested to do so by FBMS, (E) fails to publicly reconfirm the SWBS Recommendation within three (3) Business Days of being requested to do so by FBMS, or (F) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions.

(h)      SWBS Walkaway Right. This Agreement may be terminated prior to Closing by the Board of Directors of SWBS if the Actual Closing Price of FBMS Common Stock is less than 70% of the Signing Price, subject to the following.  If SWBS elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to FBMS; provided, that such notice of election to terminate may be withdrawn at any time within the five-day period commencing on the delivery of such notice to FBMS.  During this five-day period, FBMS shall have the option, but not the obligation, to increase the Merger Consideration as defined in Section 8.01 as the Walkaway Counter Offer.  If FBMS elects to make the Walkaway Counter Offer, it shall give the Walkaway Counter Offer Notice (as defined in Section 8.01 hereof) to SWBS during the five-day period following receipt of the termination notice previously sent by the SWBS, whereupon such notice of termination shall be null and void and of no effect, SWBS shall no longer have the right to terminate the Agreement pursuant to this Section 7.01(h) and this Agreement shall remain in effect in accordance with its terms (except for the payment of the Merger Consideration).  Any references in this Agreement to the "Merger Consideration" shall thereafter be deemed to refer to the Merger Consideration after giving effect to any adjustment set forth in the Walkaway Counter Offer Notice.  FBMS Common Stock shall be appropriately adjusted subject to the provisions defined in Section 2.09, for the purposes of applying this Section 7.01(h).

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Section 7.02     Termination Fee.

(a)      In recognition of the efforts, expenses and other opportunities foregone by FBMS while structuring and pursuing the Merger, SWBS shall pay to FBMS a termination fee equal to $2,250,000 (“SWBS Termination Fee”), by wire transfer of immediately available funds to an account specified by FBMS in the event of any of the following: (i) in the event FBMS terminates this Agreement pursuant to Section 7.01(g), SWBS shall pay FBMS the Termination Fee within one (1) Business Day after receipt of FBMS’s notification of such termination; and (ii) in the event that after the date of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal shall have been made known to senior management of SWBS or has been made directly to its shareholders generally or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to SWBS and (A) thereafter this Agreement is terminated (x) by either FBMS or SWBS pursuant to Section 7.01(c) because the Requisite SWBS Shareholder Approval shall not have been obtained or (y) by FBMS pursuant to Section 7.01(d) or Section 7.01(e) and (B) prior to the date that is twelve (12) months after the date of such termination, SWBS enters into any agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then SWBS shall, on the earlier of the date it enters into such agreement and the date of consummation of such transaction, pay FBMS the Termination Fee, provided, that for purposes of this Section 7.02(a)(ii), all references in the definition of Acquisition Proposal to “20%” shall instead refer to “50%.”

(b)      SWBS agrees that the agreements contained in this Section 7.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, FBMS would not enter into this Agreement; accordingly, if SWBS fails promptly to pay any amounts due under this Section 7.02, SWBS shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the rate of interest equal to the sum of (i) the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication thereto), designated therein as the prime rate on the date such payment was due, plus (ii) 200 basis points, together with the costs and expenses of FBMS (including reasonable legal fees and expenses) in connection with such suit.

(c)      Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that if a SWBS pays or causes to be paid to FBMS the Termination Fee in accordance with this Section 7.02, SWBS (or any successor to SWBS) will not have any further obligations or liabilities to FBMS with respect to this Agreement or the transactions contemplated by this Agreement.

Section 7.03     Effect of Termination. Except as set forth in Section 7.02(c), termination of this Agreement will not relieve a breaching party from liability for any breach of any covenant, agreement, representation or warranty of this Agreement (a) giving rise to such termination and (b) resulting from fraud or any willful and material breach.

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Article VIII

DEFINITIONS

Section 8.01     Definitions. The following terms are used in this Agreement with the meanings set forth below:

“ABCL” has the meaning set forth in Section 1.01.

“ASBD” has the meaning set forth in Section 3.06.

“Acquisition Proposal” has the meaning set forth in Section 5.09.

“Acquisition Transaction” has the meaning set forth in Section 5.09.

“Adjusted Tangible Common Equity” means an amount calculated as (i) SWBS’s common equity (as defined in GAAP) minus (ii) intangible assets (as defined in GAAP) minus (iii) any anticipated but unaccrued SWBS Transaction Expenses minus (iv) the amount of any reduction in SWBS’s allowance for loan and lease losses below $3,425,000 as of the Effective Time.

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Merger Consideration” means the Cash Consideration and the Stock Consideration.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Articles of Bank Merger” has the meaning set forth in Section 1.05(b).

“Articles of Merger” has the meaning set forth in Section 1.05(a).

“ASC 320” means GAAP Accounting Standards Codification Topic 320.

“Associate” when used to indicate a relationship with any Person means (1) any corporation or organization (other than SWBS or any of its Subsidiaries) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity, or (3) any relative or family member of such Person.

“Audited Financial Statements” has the meaning set forth in Section 3.07(a).

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“Bank Merger” has the meaning set forth in Section 1.03.

“Bank Plan of Merger” has the meaning set forth in Section 1.03.

“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.

“BOLI” has the meaning set forth in Section 3.32(b).

“Book-Entry Shares” means any non-certificated share held by book entry in SWBS’s stock transfer book, which immediately prior to the Effective Time represents an outstanding share of SWBS Common Stock.

“Burdensome Condition” has the meaning set forth in Section 5.06(a).

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. government or any day on which banking institutions in the State of Mississippi are authorized or obligated to close.

“Cash Consideration” has the meaning set forth in Section 2.01(c).

“Certificate” means any outstanding certificate, which immediately prior to the Effective Time, represents an outstanding share of SWBS Common Stock.

“Claim” has the meaning set forth in Section 5.10(a).

“Closing” and “Closing Date” have the meanings set forth in Section 1.05(c).

“Code” has the meaning set forth in the Recitals.

“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.

“Controlled Group Members” means any of SWBS’s related organizations described in Code Sections 414(b), (c) or (m).

“Conversion Costs” has the meaning set forth in Section 5.24.

“Covered Employees” has the meaning set forth in Section 5.11(a).

“D&O Insurance” has the meaning set forth in Section 5.10(c).

“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to any such transaction or transactions.

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“Determination Date” means the later of (i) the date on which the last required Regulatory Approval is obtained without regard to any requisite waiting period or (ii) the date on which the Requisite SWBS Shareholder Approval is obtained.

“Director Restrictive Covenant Agreements” has the meaning set forth in Section 5.17.

“Dissenting Shareholder” has the meaning set forth in Section 2.01(d).

“Dissenting Shares” has the meaning set forth in Section 2.01(d).

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Effective Time” has the meaning set forth in Section 1.04(a).

“Environmental Law” means any federal, state or local Law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (a) pollution, the protection or restoration of the indoor or outdoor environment, human health and safety, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (c) any injury or threat of injury to persons or property in connection with any Hazardous Substance. The term Environmental Law includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: (a) Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 1101, et seq.; the Safe Drinking Water Act; 42 U.S.C. § 300f, et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq.; (b) common Law that may impose liability (including without limitation strict liability) or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance.

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 3.15(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“Exchange Agent” means such exchange agent as may be designated by FBMS (which shall be FBMS’s transfer agent), and reasonably acceptable to SWBS, to act as agent for purposes of conducting the exchange procedures described in Article II.

“Exchange Fund” has the meaning set forth in Section 2.07(a).

“Expiration Date” has the meaning set forth in Section 7.01(f).

“Fair Credit Reporting Act” means the Fair Credit Reporting Act, as amended.

“Fair Housing Act” means the Fair Housing Act, as amended.

“FBMS” has the meaning set forth in the preamble to this Agreement.

“FBMS Common Stock” means the voting and non-voting common stock, $0.01 par value per share, of FBMS.

“FBMS Disclosure Schedule” has the meaning set forth in Article IV.

“FBMS Reports” has the meaning set forth in Section 4.05(a).

“FDIA” has the meaning set forth in Section 3.27.

“FDIC” means the Federal Deposit Insurance Corporation.

“FFIEC” means the Federal Financial Institutions Examination Council.

“Financial Statements” has the meaning set forth in Section 3.07(a).

“First Community Bank” has the meaning set forth in Section 1.03.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in the United States of America, applied consistently with past practice, including with respect to quantity and frequency.

“Governmental Authority” means any U.S. or foreign federal, state or local governmental commission, board, body, bureau or other regulatory authority or agency, including, without limitation, courts and other judicial bodies, bank regulators, insurance regulators, applicable state securities authorities, the SEC, the IRS or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing.

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“Hazardous Substance” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise regulated as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, flammable or explosive materials, radioactive materials or words of similar meaning or regulatory effect under any present or future Environmental Law or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise). Hazardous Substance does not include substances of kinds and in amounts ordinarily and customarily used or stored for the purposes of cleaning or other maintenance or operations.

“Holder” means the holder of record of shares of SWBS Common Stock.

“Home Mortgage Disclosure Act” means Home Mortgage Disclosure Act of 1975, as amended.

“Indemnified Parties” and “Indemnifying Party” have the meanings set forth in Section 5.10(a).

“Informational Systems Conversion” has the meaning set forth in Section 5.13.

“Insurance Policies” has the meaning set forth in Section 3.32(a).

“Intellectual Property” means (a) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (b) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (c) copyrights (including any registrations and applications for any of the foregoing); (d) Software; and (e) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, with respect to SWBS, the actual knowledge, of the Persons set forth in SWBS Disclosure Schedule 8.01, after due inquiry of their direct subordinates who would be likely to have knowledge of such matter, and with respect to FBMS, the actual knowledge of the Persons set forth in FBMS Disclosure Schedule 8.01, after due inquiry of their direct subordinates who would be likely to have knowledge of such matter.

“Law” means any federal, state, local or foreign Law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority that is applicable to the referenced Person.

“Leases” has the meaning set forth in Section 3.30(b).

“Letter of Transmittal” has the meaning set forth in Section 2.06.

“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance, conditional and installment sale agreement, charge, claim, option, rights of first refusal, encumbrances, or security interest of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership).

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“Loans” has the meaning set forth in Section 3.22(a).

“Material Adverse Effect” with respect to any party means (i) any change, development or effect that individually or in the aggregate is, or is reasonably likely to be, material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties, or business of such party and its Subsidiaries, taken as a whole, or (ii) any change, development or effect that individually or in the aggregate would, or would be reasonably likely to, materially impair the ability of such party to perform its obligations under this Agreement or otherwise materially impairs, or is reasonably likely to materially impair, the ability of such party to consummate the Merger and the transactions contemplated hereby; provided, however, that, in the case of clause (i) only, a Material Adverse Effect shall not be deemed to include the impact of (A) changes after the date of this Agreement in banking and similar Laws of general applicability or interpretations thereof by Governmental Authorities (except to the extent that such change disproportionately adversely affects SWBS and its Subsidiaries or FBMS and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which SWBS and FBMS operate, in which case only the disproportionate effect will be taken into account), (B) changes after the date of this Agreement in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally (except to the extent that such change disproportionately adversely affects SWBS and its Subsidiaries or FBMS and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which SWBS and FBMS operate, in which case only the disproportionate effect will be taken into account), (C) changes after the date of this Agreement in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally (except to the extent that such change disproportionately adversely affects SWBS and its Subsidiaries or FBMS and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which SWBS and FBMS operate, in which case only the disproportionate effect will be taken into account), (D) public disclosure of the transactions contemplated hereby or actions expressly required by this Agreement or actions or omissions that are taken with the prior written consent of the other party, or as otherwise expressly permitted or contemplated by this Agreement, (E) any failure by SWBS or FBMS to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect), (F) changes in the trading price or trading volume of FBMS Common Stock, and (G)  the impact of this Agreement and the transactions contemplated hereby on relationships with customers or employees (including the loss of personnel subsequent to the date of this Agreement).

“Merger” has the meaning set forth in the recitals.

“Merger Consideration” has the meaning set forth in Section 2.01(c).

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“NASDAQ” means The NASDAQ Global Select Market.

“National Labor Relations Act” means the National Labor Relations Act, as amended.

“Notice of Superior Proposal” has the meaning set forth in Section 5.09(e).

“OCC” has the meaning set forth in Section 3.06.

“Ordinary Course of Business” means the ordinary, usual and customary course of business of SWBS and SWBS’s Subsidiaries consistent with past practice, including with respect to frequency and amount.

“OREO” has the meaning set forth in Section 3.22(c).

“Party” or “Parties” have the meaning set forth in the preamble.

“Per Share Cash Consideration” has the meaning set forth in Section 2.01(c).

“Per Share Stock Consideration” has the meaning set forth in Section 2.01(c).

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.

“Proxy Statement-Prospectus” means the proxy statement and prospectus and other proxy solicitation materials of FBMS and SWBS relating to the SWBS Meeting.

“Registration Statement” means the Registration Statement on Form S-4 to be filed with the SEC by FBMS in connection with the issuance of shares of FBMS Common Stock in the Merger (including the Proxy Statement-Prospectus constituting a part thereof).

“Regulations” means the final and temporary regulations promulgated under the Code by the United States Department of the Treasury.

“Regulatory Approval” has the meaning set forth in Section 3.06.

“Requisite SWBS Shareholder Approval” means the adoption of this Agreement by a vote (in person or by proxy) of two-thirds of the outstanding shares of SWBS Common Stock entitled to vote thereon at the SWBS Meeting.

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.

“Stock Consideration” has the meaning set forth in Section 2.01(c).

“Subsidiary” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such party. Any reference in this Agreement to a Subsidiary of SWBS means, unless the context otherwise requires, any current or former Subsidiary of SWBS.

“Superior Proposal” has the meaning set forth in Section 5.09.

“Surviving Bank” has the meaning set forth in Section 1.03.

“Surviving Entity” has the meaning set forth in the Recitals.

“SWBS” has the meaning set forth in the preamble to this Agreement.

“SWBS 401(a) Plan” has the meaning set forth in Section 3.15(c).

“SWBS Benefit Plans” has the meaning set forth in Section 3.15(a).

“SWBS Common Stock” means the common stock, $0.10 par value per share, of SWBS.

“SWBS Disclosure Schedule” has the meaning set forth in Article III.

“SWBS Employees” has the meaning set forth in Section 3.15(a).

“SWBS Expenses” has the meaning set forth in Section 5.20.

“SWBS Financial Advisor” has the meaning set forth in Section 3.14.

“SWBS Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of SWBS and its Subsidiaries.

“SWBS Investment Securities” means the investment securities of SWBS and its Subsidiaries.

“SWBS Loan” has the meaning set forth in Section 3.22(d).

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“SWBS Material Contracts” has the meaning set forth in Section 3.12(a).

“SWBS Meeting” has the meaning set forth in Section 5.04(a)(i).

“SWBS Recommendation” has the meaning set forth in Section 5.04(a)(ii).

“SWBS Regulatory Agreement” has the meaning set forth in Section 3.13.

“SWBS Representatives” has the meaning set forth in Section 5.09(a).

“SWBS Restricted Share” has the meaning set forth in Section 2.01(a).

“SWBS Stock Plans” means all equity plans of SWBS or any Subsidiary, including the Long-Term Equity Incentive Agreement dated June 30, 2015, and any sub-plans adopted thereunder, each as amended to date.

“SWBS Subsequent Determination” has the meaning set forth in Section 5.09(e).

“SWBS Transaction Expenses” means (a) any fees and commissions payable by SWBS to any broker, finder, financial advisor or investment banking firm in connection with this Agreement, the Merger, the Bank Merger and the transactions contemplated hereby; (b) any legal and accounting fees incurred by SWBS in connection with this Agreement, the Merger, the Bank Merger and the transactions contemplated hereby and any related SEC and regulatory filings (including costs associated with holding the SWBS Meeting and the preparation and mailing of proxy materials with respect to the SWBS Meeting); (c) all costs, expenses, payments or other amounts paid or payable pursuant to any existing employment, change-in-control, salary continuation, deferred compensation or other similar agreements or severance, noncompetition, or retention arrangements between SWBS or any of its Subsidiaries and any other Person; and (d) the Termination Costs with respect to the agreements set forth on Schedule 8.01. For the avoidance doubt, this shall not include the items listed in SWBS Disclosure Schedule 8.01. The SWBS Transaction Expenses include, but are not limited to, all categories of estimated fees and expenses set forth on Schedule 3.35, provided that, for the avoidance of doubt, such amounts set forth on Schedule 3.35 are not dispositive of the final SWBS Transaction Expenses in any category described therein.

“SWBS Voting Agreement” or “SWBS Voting Agreements” shall have the meaning set forth in the recitals to this Agreement.

“SWBS Walkaway Right” has the meaning set forth in Section 7.01(h).

“Tax” and “Taxes” mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

“Tax Returns” means any return, amended return, declaration or other report (including elections, declarations, schedules, estimates and information returns) required to be filed with any taxing authority with respect to any Taxes.

“Termination Costs” has the meaning set forth in Section 5.24.

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“Termination Fee” has the meaning set forth in Section 7.02(a).

“The date hereof” or “the date of this Agreement” means the date first set forth above in the preamble to this Agreement.

“The First” has the meaning set forth in Section 1.03.

“Trading Day” means any day on which the NASDAQ Stock Market is open for trading; provided that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (Eastern Time).

“Truth in Lending Act” means the Truth in Lending Act of 1968, as amended.

“Unaudited Financial Statements” has the meaning set forth in Section 3.07(a).

“USA PATRIOT Act” means the USA PATRIOT Act of 2001, Public Law 107-56, and the regulations promulgated thereunder.

“Walkaway Counter Offer” shall mean that FBMS has the right, but not the obligation, to provide for not less than $56,400,000 in Merger Consideration, either through additional cash or FBMS common stock with an equivalent value, which will be adjusted downward on a dollar-for-dollar basis if the Adjusted Tangible Common Equity of SWBS as of the Closing is less than $32,000,000. Under the Walkaway Counter Offer, FBMS will not provide for Merger Consideration in a manner whereby cash will constitute greater than 45% of the Merger Consideration.

Article IX

MISCELLANEOUS

Section 9.01     Survival. No representations, warranties, agreements or covenants contained in this Agreement shall survive the Effective Time other than this Section 9.01 and any other agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, including, without limitation, Section 5.10.

Section 9.02     Waiver; Amendment. Prior to the Effective Time and to the extent permitted by applicable Law, any provision of this Agreement may be (a) waived by the Party benefited by the provision, provided such waiver is in writing and signed by such Party, or (b) amended or modified at any time, by an agreement in writing among the Parties executed in the same manner as this Agreement, except that after the SWBS Meeting no amendment shall be made which by Law requires further approval by the shareholders of FBMS or SWBS without obtaining such approval. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.

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Section 9.03     Governing Law; Jurisdiction; Waiver of Right to Trial by Jury.

(a)      This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Mississippi, without regard for conflict of law provisions.

(b)      Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Mississippi (the “Mississippi Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Mississippi Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Mississippi Courts, (iii) waives any objection that the Mississippi Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.05.

(c)      Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each Party understands and has considered the implications of this waiver, (iii) each Party makes this waiver voluntarily, and (iv) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.03.

Section 9.04     Expenses. Except as otherwise provided in Section 7.02 and in this Section 9.04, each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel. Notwithstanding the foregoing, in the event that this Agreement is terminated by either Party due to a failure to obtain any Regulatory Approval from a Governmental Authority necessary to consummate the transactions contemplated by this Agreement (provided that such failure is not primarily related to the financial or regulatory condition of SWBS) or due to failure by FBMS to satisfy any conditions contained in any such Regulatory Approval, then FBMS shall pay SWBS $635,000 as reimbursement for its internal and external transaction-related costs and expenses. Such payment shall be made within one (1) Business Day after such termination event by wire transfer of immediately available funds to an account specified by SWBS. Nothing contained in this Agreement shall limit either Party’s rights to recover any liabilities or damages arising out of the other Party’s willful breach of any provision of this Agreement.

Section 9.05     Notices. All notices, requests and other communications hereunder to a Party, shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such Party at its address set forth below, or at such other address or addresses as such Party may specify from time to time by notice in like manner to the Parties. All notices shall be deemed effective upon delivery.

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(a)	if to FBMS, to:

The First Bancshares, Inc.
6480 U.S. Highway 98 West
Hattiesburg, MS 39404-5549
Attn: M. Ray Cole, Jr., President & CEO
E-mail: hcole@thefirstbank.com

with a copy (which shall not constitute notice to FBMS) to:

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309
Attn: Mark Kanaly
E-mail: mark.kanaly@alston.com

(b)	if to SWBS, to:

Southwest Banc Shares, Inc.
2862 Dauphin Street
Mobile, AL 36606
Attn: Bill Blackmon
E-mail: bill.blackmon@fcb-al.com

and

with a copy (which shall not constitute notice to SWBS) to:

Jones Walker LLP

RSA Battle House Tower

11 North Water Street, Suite 1200

Mobile, AL 36602

Attn: Ron Snider

Email: rsnider@joneswalker.com

Section 9.06   Entire Understanding; No Third Party Beneficiaries. This Agreement represents the entire understanding of the Parties and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ rights under Section 5.10, FBMS and SWBS hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person (including any person or employees who might be affected by Section 5.11), other than the Parties, any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

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Section 9.07     Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties will use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 9.08     Enforcement of the Agreement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction without having to show or prove economic damages and without the requirement of posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.09     Interpretation.

(a)      When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and captions and headings contained in this Agreement are included solely for convenience of reference; if there is any conflict between a caption or heading and the text of this Agreement, the text shall control. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b)      The Parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or document contemplated herein, this Agreement and such other agreements or documents shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorizing any of the provisions of this Agreement or any other agreements or documents contemplated herein.

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(c)      The SWBS Disclosure Schedule and the FBMS Disclosure Schedule, as well as all other schedules and all exhibits to this Agreement, shall be deemed part of this Agreement and included in any reference to this Agreement. Any matter disclosed pursuant to any section of either Disclosure Schedule shall be deemed disclosed for purposes of any other section of Article III or Article IV, respectively, to the extent that applicability of the disclosure to such other section is reasonably apparent on the face, notwithstanding the absence of a specific cross-reference, of such disclosure. No item is required to be set forth in either Disclosure Schedule as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect. The mere inclusion of an item in either Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by either party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect, or that any breach or violation of applicable Laws or any contract exists or has actually occurred. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law.

(d)      Any reference contained in this Agreement to specific statutory or regulatory provisions or to any specific Governmental Authority shall include any successor statute or regulation, or successor Governmental Authority, as the case may be. Unless the context clearly indicates otherwise, the masculine, feminine, and neuter genders will be deemed to be interchangeable, and the singular includes the plural and vice versa. As used herein, (i) the term “made available” means any document or other information that was (a) provided by one party or its representatives to the other party or its representatives prior to the date hereof or (b) included in the virtual data room of a party prior to the date hereof, and (ii) the word “or” is not exclusive.

(e)      Unless otherwise specified, the references to “Section” and “Article” in this Agreement are to the Sections and Article of this Agreement. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” refer to this Agreement as a whole, unless the context clearly requires otherwise.

Section 9.10     Assignment. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party, and any purported assignment in violation of this Section 9.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 9.11     Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

THE FIRST BANCSHARES, INC.

By:
Name:	M. Ray Cole, Jr.
Title:	President and Chief Executive Officer

SOUTHWEST BANC SHARES, INC.

By:
Name:	William E. Blackmon
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

FORM OF

SWBS VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is dated as of [●], 2017, by and between the undersigned holder (“Shareholder”) of common stock of Southwest Banc Shares, Inc., an Alabama corporation (“SWBS”), and The First Bancshares, Inc., a Mississippi corporation (“FBMS”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, FBMS and SWBS are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which (i) SWBS will merge with and into FBMS, with FBMS as the surviving entity, and (ii) First Community Bank, an Alabama-state chartered bank and wholly-owned subsidiary of SWBS (“First Community Bank”) will merge with and into The First, A National Banking Association, a national banking association and direct wholly-owned subsidiary of FBMS (“The First Bank”), with The First Bank as the surviving bank (collectively, the “Merger”), and in connection with the Merger, each outstanding share of common stock of SWBS, $0.10 par value per share (“SWBS Common Stock”), will be converted into the right to receive the Merger Consideration and cash in lieu of fractional shares of FBMS Common Stock;

WHEREAS, Shareholder “beneficially owns” (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) and is entitled to dispose of (or direct the disposition of) and to vote (or direct the voting of) directly or indirectly the number of shares of SWBS Common Stock indicated on the signature page of this Agreement under the heading “Total Number of Shares of SWBS Common Stock Subject to this Agreement” (such shares, together with any additional shares of SWBS Common Stock subsequently acquired by Shareholder during the term of this Agreement, including through the exercise of any stock option or other equity award, warrant or similar instrument, being referred to collectively as the “Shares”); and

WHEREAS, it is a material inducement to the willingness of FBMS to enter into the Merger Agreement that Shareholder execute and deliver this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of, and as a material inducement to, FBMS entering into the Merger Agreement and proceeding with the transactions contemplated thereby, and in consideration of the expenses incurred and to be incurred by FBMS in connection therewith, Shareholder and FBMS agree as follows:

Section 1.         Agreement to Vote Shares. Shareholder agrees that, while this Agreement is in effect, at any meeting of shareholders of SWBS, however called, or at any adjournment thereof, or in any other circumstances in which Shareholder is entitled to vote, consent or give any other approval, except as otherwise agreed to in writing in advance by FBMS, Shareholder shall:

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(a)      appear at each such meeting in person or by proxy or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)      vote (or cause to be voted), in person or by proxy, all the Shares as to which the Shareholder has, directly or indirectly, the right to vote or direct the voting, (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the board of directors of SWBS and adopted in accordance with the terms thereof); (ii) in favor of any proposal to adjourn or postpone such meeting, if necessary, to solicit additional proxies to approve the Merger Agreement; (iii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of SWBS contained in the Merger Agreement or of Shareholder contained in this Agreement; and (iv) against any Acquisition Proposal (as defined in the Merger Agreement) or any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the Merger Agreement or this Agreement.

Shareholder further agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of SWBS, to approve or adopt the Merger Agreement unless this Agreement shall have been terminated in accordance with its terms.

Section 2.         No Transfers. Until the earlier of (i) the termination of this Agreement pursuant to Section 6 and (ii) receipt of the Requisite SWBS Shareholder Approval, Shareholder agrees not to, directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares, except the following transfers shall be permitted: (a) transfers by will or operation of Law, in which case this Agreement shall bind the transferee, (b) transfers pursuant to any pledge agreement, subject to the pledgee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, (c) transfers in connection with estate and tax planning purposes, including transfers to relatives, trusts and charitable organizations, subject to each transferee agreeing in writing, prior to such transfer, to be bound by the terms of this Agreement, and (d) such transfers as FBMS may otherwise permit in its sole discretion. Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

Section 3.         Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with FBMS as follows:

(a)      Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

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(b)      This Agreement has been duly executed and delivered by Shareholder, and assuming the due authorization, execution and delivery by FBMS, constitutes the valid and legally binding obligation of Shareholder enforceable against Shareholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)      The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

(d)      Shareholder is the record and beneficial owner of, or is the trustee that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good title to all of the Shares, and the Shares are owned free and clear of any liens, security interests, charges or other encumbrances. The Shares do not include shares over which Shareholder exercises control in a fiduciary capacity for any other person or entity that is not an Affiliate of Shareholder, and no representation by Shareholder is made with respect thereto. Shareholder has the right to vote the Shares, and none of the Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shares, except as contemplated by this Agreement. Shareholder does not own, of record or beneficially, any shares of capital stock of SWBS other than the Shares or any other securities convertible into or exercisable or exchangeable for such capital stock, other than any SWBS Restricted Shares.

Section 4.         No Solicitation. From and after the date hereof until the termination of this Agreement pursuant to Section 6, Shareholder, in his, her or its capacity as a shareholder of SWBS, shall not, nor shall such Shareholder authorize any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its Affiliates to, directly or indirectly (and, to the extent applicable to Shareholder, such Shareholder shall use commercially reasonable efforts to prohibit any of his, her or its representatives or Affiliates to), (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any person (other than FBMS) any information or data with respect to SWBS or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal, (d) solicit proxies with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, or (e) initiate a shareholders’ vote or action by consent of SWBS’s shareholders with respect to an Acquisition Proposal.1

1 Acting only in capacity of shareholder is covered in Section 10.

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Section 5.         Specific Performance; Remedies; Attorneys’ Fees. Shareholder acknowledges that it is a condition to the willingness of FBMS to enter into the Merger Agreement that Shareholder execute and deliver this Agreement and that it will be impossible to measure in money the damage to FBMS if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, FBMS will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that FBMS has an adequate remedy at Law. Shareholder further agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with FBMS’ seeking or obtaining such equitable relief. In addition, after discussing the matter with Shareholder, FBMS shall have the right to inform any third party that FBMS reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of FBMS hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder’s agreement with FBMS set forth in this Agreement may give rise to claims by FBMS against such third party.

Section 6.         Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof. This Agreement may be terminated at any time prior to consummation of the transactions contemplated by the Merger Agreement by the mutual written agreement of the parties hereto, and shall be automatically terminated upon the earlier to occur of (a) the Effective Time, (b) the amendment of the Merger Agreement in any manner that materially and adversely affects any of Shareholder’s rights set forth therein (including, for the avoidance of doubt, any reduction to the Merger Consideration), (c) termination of the Merger Agreement or (d) three (3) years from the date hereof. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, that such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

Section 7.         Entire Agreement. This Agreement represents the entire understanding of the parties and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.

Section 8.         Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by each party. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.

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Section 9.         Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 10.       Capacity as Shareholder. This Agreement shall apply to Shareholder solely in his, her or its capacity as a shareholder of SWBS and it shall not apply in any manner to Shareholder in his, her or its capacity as a director of SWBS, if applicable. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of Shareholder to comply with his, her or its fiduciary duties as a director of SWBS, if applicable.

Section 11.       Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Mississippi, without regard for conflict of law provisions.

Section 12.      Jurisdiction. Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this Agreement shall be brought in the courts of record of the State of Mississippi in Forrest County or the United States District Court, Southern District of Mississippi. Each party consents to the jurisdiction of such Mississippi court in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such Mississippi court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws.

Section 13.        WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.

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Section 14.        Waiver of Appraisal Rights; Further Assurances. To the extent permitted by applicable law, Shareholder hereby waives any rights of appraisal or rights to dissent from the Merger or demand fair value for his, her or its Shares in connection with the Merger, in each case, that Shareholder may have under applicable law. From time to time prior to the termination of this Agreement, at FBMS’s request and without further consideration, Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement. Shareholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against FBMS, The First Bank, SWBS, First Community Bank or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger.

Section 15.       Disclosure. Shareholder hereby authorizes SWBS and FBMS to publish and disclose in any announcement or disclosure required by the Securities and Exchange Commission and in the Proxy Statement-Prospectus such Shareholder’s identity and ownership of the Shares and the nature of Shareholder’s obligations under this Agreement; provided, however, that FBMS shall provide Shareholder written drafts of any such disclosure and consider in good faith Shareholder’s comments thereto.

Section 16.       Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

THE FIRST BANCSHARES, INC.

By:
Name:	M. Ray Cole, Jr.
Title:	President and Chief Executive Officer

SHAREHOLDER

Printed or Typed Name of Shareholder

By:
Name:
Title:

Total Number of Shares of SWBS Common Stock Subject to this Agreement:

EXHIBIT B

PLAN OF MERGER AND MERGER AGREEMENT

FIRST COMMUNITY BANK

with and into

THE FIRST, A NATIONAL BANKING ASSOCIATION

under the charter of

THE FIRST, A NATIONAL BANKING ASSOCIATION

under the title of

“THE FIRST, A NATIONAL BANKING ASSOCIATION”

(“Resulting Bank”)

THIS PLAN OF MERGER AND MERGER AGREEMENT (this “Agreement”) is made and entered into as of [●], 2017, by and between The First, A National Banking Association (“The First”), a national banking association, with its main office located at 6480 U.S. Highway 98 West, Hattiesburg, MS 39404-5549, and First Community Bank, an Alabama state-chartered bank, with its main office located at 34 Court St, Chatom, AL 36518 (“First Community Bank,” together with The First, the “Banks”).

WHEREAS, at least a majority of the entire Board of Directors of First Community Bank has approved this Agreement and authorized its execution pursuant to the authority given by and in accordance with the provisions of Alabama Banking Code (the “ABC”);

WHEREAS, at least a majority of the entire Board of Directors of First Community Bank has approved this Agreement and authorized its execution in accordance with Section 10A-2-11.01 of the Alabama Business Corporation Law and the Act;

WHEREAS, The First Bancshares, Inc. (“FBMS”), which owns all of the outstanding shares of The First, and Southwest Banc Shares, Inc. (“SWBS”), which owns all of the outstanding shares of First Community Bank, have entered into an Agreement and Plan of Merger (the “Holding Company Agreement”) which, among other things, contemplates the merger of SWBS with and into FBMS, all subject to the terms and conditions of such Holding Company Agreement (the “Holding Company Merger”);

WHEREAS, FBMS, as the sole shareholder of The First, and SWBS, as the sole shareholder of First Community Bank, have approved this Agreement; and

WHEREAS, each of the Banks is entering into this Agreement to provide for the merger of First Community Bank with and into The First, with The First being the surviving company of such merger transaction (the “Bank Merger”) subject to, and as soon as practicable following, the closing of the Holding Company Merger.

NOW, THEREFORE, for and in consideration of the premises and the mutual promises and agreements herein contained, the parties hereto agree as follows:

SECTION 1

Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below) and pursuant to the ABC and the Alabama Business Corporations Law, First Community Bank shall be merged with and into The First. The First shall continue its existence as the surviving company and Resulting Bank under the charter of the Resulting Bank and the separate corporate existence of First Community Bank shall cease. The closing of the Bank Merger shall become effective at the time specified in the certificate of merger issued by the Office of the Comptroller of the Currency (the “OCC”) in connection with the Bank Merger and the date and time specified in the Articles of Merger filed with the Alabama Secretary of State (such time when the Bank Merger becomes effective, the “Effective Time”).

SECTION 2

The name of the Resulting Bank shall be “The First, A National Banking Association” or such other name as such bank may adopt prior to the Effective Time.

SECTION 3

The business of the Resulting Bank from and after the Effective Time shall be that of a national banking association. The business of the Resulting Bank shall be conducted from its main office which shall be located at 6480 U.S. Highway 98 West, Hattiesburg, MS 39404-5549, as well as at its legally established branches and at the banking offices of First Community Bank that are acquired in the Bank Merger (which such banking offices are set forth on Exhibit A to this Agreement and shall continue to conduct operations after the closing of the Bank Merger as branch offices of The First).

SECTION 4

At the Effective Time, the amount of issued and outstanding capital stock of the Resulting Bank shall be the amount of capital stock of The First issued and outstanding immediately prior to Effective Time. Preferred stock shall not be issued by the Resulting Bank.

SECTION 5

All assets of First Community Bank and the Resulting Bank, as they exist at the Effective Time, shall pass to and vest in the Resulting Bank without any conveyance or other transfer; and the Resulting Bank shall be considered the same business and corporate entity as each constituent bank with all the rights, powers and duties of each constituent bank and the Resulting Bank shall be responsible for all the liabilities of every kind and description, of each of First Community Bank and the Resulting Bank existing as of the Effective Time, all in accordance with the provisions of the Act.

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SECTION 6

The First and First Community Bank shall contribute to the Resulting Bank acceptable assets having a book value, over and above liability to its creditors, in such amounts as set forth on the books of The First and First Community Bank at the Effective Time.

SECTION 7

At the Effective Time, each outstanding share of common stock of First Community Bank shall be cancelled with no consideration being paid therefor.

Outstanding certificates representing shares of the common stock of First Community Bank shall, at the Effective Time, be cancelled.

SECTION 8

Upon the Effective Time, the then outstanding shares of The First’s common stock shall continue to remain outstanding shares of The First’s common stock, all of which shall continue to be owned by FBMS.

SECTION 9

The directors of the Resulting Bank following the Effective Time shall consist of those directors of The First as of the Effective Time, who shall serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. The executive officers of the Resulting Bank following the Effective Time shall consist of those executive officers of The First as of the Effective Time, who shall serve until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

SECTION 10

This Agreement has been approved by FBMS, which owns all of the outstanding shares of The First, and by SWBS, which owns all of the outstanding shares of First Community Bank

SECTION 11

This Agreement is also subject to the following terms and conditions:

a)	The Bank Merger shall not be consummated until after: (i) the Holding Company Merger shall have closed and become effective, and (ii) the OCC shall have approved this Agreement and the Bank Merger and shall have issued all other necessary authorizations and approvals for the Bank Merger, and any statutory waiting period shall have expired.

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b)	The Bank Merger may be abandoned at the election of The First at any time, whether before or after filings are made for regulatory approval of the Bank Merger.

SECTION 12

Each of the Banks hereby invites and authorizes the OCC to examine each of the Bank’s records in connection with the Bank Merger.

SECTION 13

Effective as of the Effective Time, the articles of association and bylaws of the Resulting Bank shall consist of the articles of association and bylaws of The First as in effect immediately prior to the Effective Time.

SECTION 14

This Agreement shall terminate if and at the time of any termination of the Holding Company Agreement.

SECTION 15

This Agreement embodies the entire agreement and understanding of the Banks with respect to the transactions contemplated hereby, and supersedes all other prior commitments, arrangements or understandings, both oral and written, among the Banks with respect to the subject matter hereof.

The provisions of this Agreement are intended to be interpreted and construed in a manner so as to make such provisions valid, binding and enforceable. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner.

No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by the Banks. No waiver, forbearance or failure by any Bank of its rights to enforce any provision of this Agreement shall constitute a waiver or estoppel of such Bank’s right to enforce any other provision of this Agreement or a continuing waiver by such Bank of compliance with any provision hereof.

Except to the extent federal law is applicable, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Mississippi without regard to principles of conflicts of laws.

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This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Banks’ respective successors and permitted assigns. Unless otherwise expressly stated herein, this Agreement shall not benefit or create any right of action in or on behalf of any person or entity other than the Banks.

This Agreement may be executed in counterparts (including by facsimile or optically-scanned electronic mail attachment), each of which shall be deemed to be original, but all of which together shall constitute one and the same instrument.

[Signatures on Following Page]

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IN WITNESS WHEREOF, First Community Bank and The First have entered into this Agreement as of the date first set forth above.

FIRST COMMUNITY BANK

By:
Name:
Title:

THE FIRST, A NATIONAL BANKING ASSOCIATION

By:
Name:
Title:

[Signature Page to Bank Plan of Merger and Merger Agreement]

Exhibit A

Banking Offices of the Resulting Bank

[To be completed prior to filing.]

EXHIBIT C

FORM OF

NON-COMPETITION AND NON-DISCLOSURE AGREEMENT

This Non-Competition and Non-Disclosure Agreement (the “Agreement”), is dated as of [__________], 2017, by and between ________________________, an individual resident of the State of Alabama (“Director”), and The First Bancshares, Inc., a Mississippi corporation (“FBMS”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, FBMS and Southwest Banc Shares, Inc., an Alabama corporation (“SWBS”), are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which (i) SWBS will merge with and into FBMS, with FBMS as the surviving entity, and (ii) First Community Bank, an Alabama-state chartered bank and wholly-owned subsidiary of SWBS (“First Community Bank”) will merge with and into The First, National Association, a national banking association and wholly-owned subsidiary of FBMS (“The First”), with The First as the surviving bank (collectively, the “Merger”);

WHEREAS, Director is a shareholder of SWBS and, as a result of the Merger and pursuant to the transactions contemplated by the Merger Agreement, Director is expected to receive significant consideration in exchange for the shares of SWBS Common Stock held by Director;

WHEREAS, prior to the date hereof, Director has served as a member of the Board of Directors of SWBS or First Community Bank, and, therefore, Director has knowledge of the Confidential Information and Trade Secrets (each as hereinafter defined);

WHEREAS, as a result of the Merger, FBMS will succeed to all of the Confidential Information and Trade Secrets, for which FBMS as of the Effective Time, will have paid valuable consideration and desires reasonable protection; and

WHEREAS, it is a material prerequisite to the consummation of the Merger that each director of SWBS and First Community Bank, including Director, enter into this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of these premises and the mutual covenants and undertakings herein contained, FBMS and Director, each intending to be legally bound, covenant and agree as follows:

Section 1.     Restrictive Covenants.

(a)          Director acknowledges that (i) FBMS has separately bargained for the restrictive covenants in this Agreement; and (ii) the types and periods of restrictions imposed by the covenants in this Agreement are fair and reasonable to Director and such restrictions will not prevent Director from earning a livelihood.

(b)         Having acknowledged the foregoing, solely in the event that the Merger is consummated, Director covenants and agrees with FBMS as follows:

(i)         From and after the Effective Time, Director will not disclose or use any Confidential Information or Trade Secrets for so long as such information remains Confidential Information or a Trade Secret, as applicable, for any purpose, except for any disclosure that is required by applicable Law. In the event that Director is required by Law to disclose any Confidential Information, Director will: (A) if and to the extent permitted by such Law provide FBMS with prompt notice of such requirement prior to the disclosure so that FBMS may waive the requirements of this Agreement or seek an appropriate protective order at FBMS’s sole expense; and (B) use commercially reasonable efforts to obtain assurances that any Confidential Information disclosed will be accorded confidential treatment. If, in the absence of a waiver or protective order, Director is nonetheless, in the opinion of his or her counsel, required to disclose Confidential Information, disclosure may be made only as to that portion of the Confidential Information that counsel advises Director is required to be disclosed.

(ii)        Except as expressly provided on Schedule I to this Agreement, for a period beginning at the Effective Time and ending two (2) years after the Effective Time, Director will not (except on behalf of or with the prior written consent of FBMS), on Director’s own behalf or in the service or on behalf of others, solicit or attempt to solicit any customer of FBMS, The First, SWBS or First Community Bank (each a “Protected Party”), including actively sought prospective customers of First Community Bank as of the Effective Time, for the purpose of providing products or services that are Competitive (as hereinafter defined) with those offered or provided by any Protected Party.

(iii)       Except as expressly provided on Schedule I to this Agreement, for a period beginning at the Effective Time and ending two (2) years after the Effective Time, Director will not (except on behalf of or with the prior written consent of FBMS), either directly or indirectly, on Director’s own behalf or in the service or on behalf of others, act as a director, manager, officer or employee of any business which is the same as or essentially the same as the business conducted by any Protected Party and which has an office located within the Restricted Territory.

(iv)      For a period beginning at the Effective Time and ending two (2) years after the Effective Time, Director will not, on Director’s own behalf or in the service or on behalf of others, solicit or recruit or attempt to solicit or recruit, directly or by assisting others, any employee of any Protected Party, whether or not such employee is a full-time employee or a temporary employee of such Protected Party, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will, to cease working for such Protected Party; provided that the foregoing will not prevent the placement of any general solicitation for employment not specifically directed towards employees of any Protected Party or hiring any such person as a result thereof.

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(c)          For purposes of this Section 1, the following terms shall be defined as set forth below:

(i)          “Competitive,” with respect to particular products or services, means products or services that are the same as or similar to the products or services of any Protected Party.

(ii)         “Confidential Information” means data and information:

(A)         relating to the business of SWBS and its Subsidiaries, including First Community Bank, regardless of whether the data or information constitutes a Trade Secret;

(B)         disclosed to Director or of which Director became aware as a consequence of Director’s relationship with SWBS and/or First Community Bank;

(C)         having value to SWBS and/or First Community Bank and, as a result of the consummation of the transactions contemplated by the Merger Agreement, FBMS and/or The First; and

(D)         not generally known to competitors of SWBS or FBMS.

Confidential Information shall include Trade Secrets, methods of operation, names of customers, price lists, financial information and projections, personnel data and similar information; provided, however, that the terms “Confidential Information” and “Trade Secrets” shall not mean data or information that (x) has been disclosed to the public, except where such public disclosure has been made by Director without authorization from SWBS or FBMS, (y) has been independently developed and disclosed by others, or (z) has otherwise entered the public domain through lawful means.

(iii)        “Restricted Territory” means each county in Alabama where First Community Bank operates a banking office at the Effective Time and each county contiguous to each of such counties.

(iv)        “Trade Secret” means information, without regard to form, including technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers, that is not commonly known by or available to the public and which information:

(A)         derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

(B)         is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

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(d)          Director acknowledges that irreparable loss and injury would result to FBMS upon the breach of any of the covenants contained in this Section 1 and that damages arising out of such breach would be difficult to ascertain. Director hereby agrees that, in addition to all other remedies provided at law or in equity, FBMS may petition and obtain from a court of law or equity, without the necessity of proving actual damages and without posting any bond or other security, both temporary and permanent injunctive relief to prevent a breach by Director of any covenant contained in this Section 1, and shall be entitled to an equitable accounting of all earnings, profits and other benefits arising out of any such breach. In the event that the provisions of this Section 1 should ever be determined to exceed the time, geographic or other limitations permitted by applicable Law, then such provisions shall be modified so as to be enforceable to the maximum extent permitted by Law. If such provision(s) cannot be modified to be enforceable, the provision(s) shall be severed from this Agreement to the extent unenforceable. The remaining provisions and any partially enforceable provisions shall remain in full force and effect.

Section 2.         Term; Termination. This Agreement may be terminated at any time by the written consent of the parties hereto, and this Agreement shall be automatically terminated upon the earlier of (i) termination of the Merger Agreement; (ii) two (2) years following the Effective Time or (iii) upon a Change in Control of FBMS (as defined in Schedule I). For the avoidance of doubt, the provisions of Section 1 shall only become operative upon the consummation of the Merger but, in such event, shall survive the consummation of the Merger until the earlier of (a) two (2) years after the Effective Time or (b) upon a Change in Control of FBMS. Upon termination of this Agreement, no party shall have any further obligations or liabilities hereunder, except that termination of this Agreement will not relieve a breaching party from liability for any breach of any provision of this Agreement occurring prior to the termination of this Agreement.

Section 3.         Notices. All notices, requests and other communications hereunder to a party, shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such party at its address set forth below, or at such other address or addresses as such party may specify from time to time by notice in like manner to the parties hereto. All notices shall be deemed effective upon delivery.

If to FBMS:	The First Bancshares, Inc.
6480 U.S. Highway 98 West
Hattiesburg, MS 39404-5549
Attn: M. Ray Cole, Jr., President & CEO
E-mail: hcole@thefirstbank.com

If to Director:	The address of Director’s principal residence as it appears in SWBS’s records as of the date hereof, as subsequently modified by Director’s provision of notice regarding the same to FBMS.

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Section 4.         Governing Law; Jurisdiction. This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Mississippi, without regard for conflict of law provisions. Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this Agreement shall be brought in the courts of record of the State of Mississippi in Forrest County or the United States District Court, Southern District of Mississippi. Each party consents to the jurisdiction of such Mississippi court in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such Mississippi court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws.

Section 5.         Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Director and FBMS. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.

Section 6.         Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 7.         Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

Section 8.         Entire Agreement. This Agreement represents the entire understanding of the parties and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.

Section 9.         Construction; Interpretation. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

THE FIRST BANCSHARES, INC.

By:
Name:	M. Ray Cole, Jr.
Title:	President and Chief Executive Officer

DIRECTOR

Signature Page – Non-Competition and Non-Disclosure Agreement

Schedule I

For avoidance of doubt, the parties acknowledge and agree that the restrictions set forth in Sections 1(b) (ii) and (iii) shall not apply to any of the following activities of Director:

1.	The provision of legal services by Director to any Person.

2.	The offer and sale of insurance products by Director to any Person.

3.	The provision of investment advisory and brokerage services by Director to any Person.

4.	The provision of private equity/venture capital financing by Director to any Person.

5.	The provision of accounting services by Director to any Person.

6.	The ownership of 5% or less of any class of securities of any Person.

7.	The provision of automobile financing in connection with the operation of auto dealerships.

8.	Obtaining banking-related services or products for entities owned or controlled by the Director.

9.	Referrals of clients or obtaining banking-related services in connection with the conduct of real estate or mortgage broker businesses.

10.	Activities that are incidental to the Director’s performance of his or her profession so long as such activities are not a scheme to circumvent the restrictions contained in this Agreement.

For the purposes of this agreement, “Change in Control of FBMS” means (a) any person or group of persons within the meaning of §13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding voting securities of FBMS or The First, or (b) individuals serving on the board of directors of FBMS cease for any reason to constitute at least a majority of the board of directors of FBMS.

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EXHIBIT D

FORM OF

NON-COMPETITION AND NON-DISCLOSURE AGREEMENT

This Non-Competition and Non-Disclosure Agreement (the “Agreement”), is dated as of [__________], 2017, by and between ________________________, an individual resident of the State of Alabama (“Director”), and The First Bancshares, Inc., a Mississippi corporation (“FBMS”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (defined below).

RECITALS:

WHEREAS, concurrently with the execution of this Agreement, FBMS and Southwest Banc Shares, Inc., an Alabama corporation (“SWBS”), are entering into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), pursuant to which (i) SWBS will merge with and into FBMS, with FBMS as the surviving entity, and (ii) First Community Bank, an Alabama-state chartered bank and wholly-owned subsidiary of SWBS (“First Community Bank”) will merge with and into The First, National Association, a national banking association and wholly-owned subsidiary of FBMS (“The First”), with The First as the surviving bank (collectively, the “Merger”);

WHEREAS, Director is a shareholder of SWBS and, as a result of the Merger and pursuant to the transactions contemplated by the Merger Agreement, Director is expected to receive significant consideration in exchange for the shares of SWBS Common Stock held by Director;

WHEREAS, prior to the date hereof, Director has served as a member of the Board of Directors of SWBS or First Community Bank, and, therefore, Director has knowledge of the Confidential Information and Trade Secrets (each as hereinafter defined);

WHEREAS, as a result of the Merger, FBMS will succeed to all of the Confidential Information and Trade Secrets, for which FBMS as of the Effective Time, will have paid valuable consideration and desires reasonable protection; and

WHEREAS, it is a material prerequisite to the consummation of the Merger that each director of SWBS and First Community Bank, including Director, enter into this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of these premises and the mutual covenants and undertakings herein contained, FBMS and Director, each intending to be legally bound, covenant and agree as follows:

Section 1.          Restrictive Covenants.

(e)         Director acknowledges that (i) FBMS has separately bargained for the restrictive covenants in this Agreement; and (ii) the types and periods of restrictions imposed by the covenants in this Agreement are fair and reasonable to Director and such restrictions will not prevent Director from earning a livelihood.

(f)         Having acknowledged the foregoing, solely in the event that the Merger is consummated, Director covenants and agrees with FBMS as follows:

(i)         From and after the Effective Time, Director will not disclose or use any Confidential Information or Trade Secrets for so long as such information remains Confidential Information or a Trade Secret, as applicable, for any purpose, except for any disclosure that is required by applicable Law. In the event that Director is required by Law to disclose any Confidential Information, Director will: (A) if and to the extent permitted by such Law provide FBMS with prompt notice of such requirement prior to the disclosure so that FBMS may waive the requirements of this Agreement or seek an appropriate protective order at FBMS’s sole expense; and (B) use commercially reasonable efforts to obtain assurances that any Confidential Information disclosed will be accorded confidential treatment. If, in the absence of a waiver or protective order, Director is nonetheless, in the opinion of his or her counsel, required to disclose Confidential Information, disclosure may be made only as to that portion of the Confidential Information that counsel advises Director is required to be disclosed.

(ii)        Except as expressly provided on Schedule I to this Agreement, for a period beginning at the Effective Time and ending two (2) years after the Effective Time, Director will not (except on behalf of or with the prior written consent of FBMS), on Director’s own behalf or in the service or on behalf of others, solicit or attempt to solicit any customer of FBMS, The First, SWBS or First Community Bank (each a “Protected Party”), including actively sought prospective customers of First Community Bank as of the Effective Time, for the purpose of providing products or services that are Competitive (as hereinafter defined) with those offered or provided by any Protected Party.

(iii)       Except as expressly provided on Schedule I to this Agreement, for a period beginning at the Effective Time and ending one (1) year after the Effective Time, Director will not (except on behalf of or with the prior written consent of FBMS), either directly or indirectly, on Director’s own behalf or in the service or on behalf of others, act as a director, manager, officer or employee of any business which is the same as or essentially the same as the business conducted by any Protected Party and which has an office located within the Restricted Territory.

(iv)       For a period beginning at the Effective Time and ending two (2) years after the Effective Time, Director will not, on Director’s own behalf or in the service or on behalf of others, solicit or recruit or attempt to solicit or recruit, directly or by assisting others, any employee of any Protected Party, whether or not such employee is a full-time employee or a temporary employee of such Protected Party, whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will, to cease working for such Protected Party; provided that the foregoing will not prevent the placement of any general solicitation for employment not specifically directed towards employees of any Protected Party or hiring any such person as a result thereof.

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(g)          For purposes of this Section 1, the following terms shall be defined as set forth below:

(i)          “Competitive,” with respect to particular products or services, means products or services that are the same as or similar to the products or services of any Protected Party.

(ii)         “Confidential Information” means data and information:

(A)         relating to the business of SWBS and its Subsidiaries, including First Community Bank, regardless of whether the data or information constitutes a Trade Secret;

(B)         disclosed to Director or of which Director became aware as a consequence of Director’s relationship with SWBS and/or First Community Bank;

(C)         having value to SWBS and/or First Community Bank and, as a result of the consummation of the transactions contemplated by the Merger Agreement, FBMS and/or The First; and

(D)         not generally known to competitors of SWBS or FBMS.

Confidential Information shall include Trade Secrets, methods of operation, names of customers, price lists, financial information and projections, personnel data and similar information; provided, however, that the terms “Confidential Information” and “Trade Secrets” shall not mean data or information that (x) has been disclosed to the public, except where such public disclosure has been made by Director without authorization from SWBS or FBMS, (y) has been independently developed and disclosed by others, or (z) has otherwise entered the public domain through lawful means.

(iii)        “Restricted Territory” means each county in Alabama where First Community Bank operates a banking office at the Effective Time and each county contiguous to each of such counties.

(iv)        “Trade Secret” means information, without regard to form, including technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers, that is not commonly known by or available to the public and which information:

(A)         derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

(B)         is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

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(h)          Director acknowledges that irreparable loss and injury would result to FBMS upon the breach of any of the covenants contained in this Section 1 and that damages arising out of such breach would be difficult to ascertain. Director hereby agrees that, in addition to all other remedies provided at law or in equity, FBMS may petition and obtain from a court of law or equity, without the necessity of proving actual damages and without posting any bond or other security, both temporary and permanent injunctive relief to prevent a breach by Director of any covenant contained in this Section 1, and shall be entitled to an equitable accounting of all earnings, profits and other benefits arising out of any such breach. In the event that the provisions of this Section 1 should ever be determined to exceed the time, geographic or other limitations permitted by applicable Law, then such provisions shall be modified so as to be enforceable to the maximum extent permitted by Law. If such provision(s) cannot be modified to be enforceable, the provision(s) shall be severed from this Agreement to the extent unenforceable. The remaining provisions and any partially enforceable provisions shall remain in full force and effect.

Section 2.         Term; Termination. This Agreement may be terminated at any time by the written consent of the parties hereto, and this Agreement shall be automatically terminated upon the earlier of (i) termination of the Merger Agreement; (ii) two (2) years following the Effective Time or (iii) upon a Change in Control of FBMS (as defined in Schedule I). For the avoidance of doubt, the provisions of Section 1 shall only become operative upon the consummation of the Merger but, in such event, shall survive the consummation of the Merger until the earlier of (a) two (2) years after the Effective Time or (b) upon a Change in Control of FBMS. Upon termination of this Agreement, no party shall have any further obligations or liabilities hereunder, except that termination of this Agreement will not relieve a breaching party from liability for any breach of any provision of this Agreement occurring prior to the termination of this Agreement.

Section 3.         Notices. All notices, requests and other communications hereunder to a party, shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such party at its address set forth below, or at such other address or addresses as such party may specify from time to time by notice in like manner to the parties hereto. All notices shall be deemed effective upon delivery.

If to FBMS:	The First Bancshares, Inc.
6480 U.S. Highway 98 West
Hattiesburg, MS 39404-5549
Attn: M. Ray Cole, Jr., President & CEO
E-mail: hcole@thefirstbank.com

If to Director:	The address of Director’s principal residence as it appears in SWBS’s records as of the date hereof, as subsequently modified by Director’s provision of notice regarding the same to FBMS.

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Section 4.         Governing Law; Jurisdiction. This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Mississippi, without regard for conflict of law provisions. Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this Agreement shall be brought in the courts of record of the State of Mississippi in Forrest County or the United States District Court, Southern District of Mississippi. Each party consents to the jurisdiction of such Mississippi court in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such Mississippi court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable Laws.

Section 5.         Modification and Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Director and FBMS. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of dissimilar provisions or conditions at the same or any prior subsequent time.

Section 6.         Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the parties shall use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 7.         Counterparts. This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.

Section 8.         Entire Agreement. This Agreement represents the entire understanding of the parties and thereto with reference to the transactions contemplated hereby, and this Agreement supersedes any and all other oral or written agreements heretofore made.

Section 9.         Construction; Interpretation. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The headings in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

THE FIRST BANCSHARES, INC.

By:
Name:	M. Ray Cole, Jr.
Title:	President and Chief Executive Officer

DIRECTOR

Signature Page – Non-Competition and Non-Disclosure Agreement

Schedule I

For avoidance of doubt, the parties acknowledge and agree that the restrictions set forth in Sections 1(b) (ii) and (iii) shall not apply to any of the following activities of Director:

11.	The provision of legal services by Director to any Person.

12.	The offer and sale of insurance products by Director to any Person.

13.	The provision of investment advisory and brokerage services by Director to any Person.

14.	The provision of private equity/venture capital financing by Director to any Person.

15.	The provision of accounting services by Director to any Person.

16.	The ownership of 5% or less of any class of securities of any Person.

17.	The provision of automobile financing in connection with the operation of auto dealerships.

18.	Obtaining banking-related services or products for entities owned or controlled by the Director.

19.	Referrals of clients or obtaining banking-related services in connection with the conduct of real estate or mortgage broker businesses.

20.	Activities that are incidental to the Director’s performance of his or her profession so long as such activities are not a scheme to circumvent the restrictions contained in this Agreement.

For the purposes of this agreement, “Change in Control of FBMS” means (a) any person or group of persons within the meaning of §13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner, directly or indirectly, of 50% or more of the outstanding voting securities of FBMS or The First, or (b) individuals serving on the board of directors of FBMS cease for any reason to constitute at least a majority of the board of directors of FBMS.

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EXHIBIT E

FORM OF

CLAIMS LETTER

[•], 2017

The First Bancshares, Inc.

6480 U.S. Highway 98 West

Hattiesburg, MS 39404-5549

Ladies and Gentlemen:

This letter is delivered pursuant the Agreement and Plan of Merger, dated as of [●], 2017 (the “Merger Agreement”), by and between The First Bancshares, Inc., a Mississippi corporation (“FBMS”), and Southwest Banc Shares, Inc., an Alabama corporation (“SWBS”).

Concerning claims which the undersigned may have against SWBS or any of its subsidiaries, including First Community Bank (each, a “SWBS Entity”), in his or her capacity as an officer, director or employee of any SWBS Entity, and in consideration of the promises, and the mutual covenants contained herein and in the Merger Agreement and the mutual benefits to be derived hereunder and thereunder, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned, intending to be legally bound, hereby agrees as follows:

Section 1.        Definitions. Unless otherwise defined in this letter, capitalized terms used in this letter have the meanings given to them in the Merger Agreement.

Section 2.         Release of Certain Claims.

(a)         The undersigned hereby releases and forever discharges, effective upon the consummation of the Merger pursuant to the Merger Agreement, each SWBS Entity, and each of their respective directors and officers (in their capacities as such), and their respective successors and assigns, and each of them (hereinafter, individually and collectively, the “Released Parties”) of and from any and all liabilities, claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description (collectively, “Claims”), which the undersigned, solely in his or her capacity as an officer, director or employee of any SWBS Entity has or claims to have, or previously had or claimed to have, in each case as of the Effective Time, against any of the Released Parties, whether or not in law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events or occurrences known or unknown, matured or unmatured, contingent or otherwise (individually a “Released Claim,” and collectively, the “Released Claims”), except for (i) compensation for services that have accrued but have not yet been paid in the ordinary course of business consistent with past practice or other contract rights relating to severance, employment, stock options and restricted stock grants which have been disclosed in writing to FBMS on or prior to the date of the Merger Agreement, and (ii) the items listed in Section 2(b) below.

(b)         For avoidance of doubt, the parties acknowledge and agree that the Released Claims do not include any of the following:

(i)         any Claims that the undersigned may have in any capacity other than as an officer, director or employee of any SWBS Entity, including, but not limited to, (A) Claims as a borrower under loan commitments and agreements between the undersigned and First Community Bank, (B) Claims as a depositor under any deposit account with First Community Bank, (C) Claims as the holder of any Certificate of Deposit issued by First Community Bank, (D) Claims on account of any services rendered by the undersigned in a capacity other than as an officer, director or employee of any SWBS Entity; (E) Claims in his or her capacity as a shareholder of SWBS, and (F) Claims as a holder of any check issued by any other depositor of First Community Bank;

(ii)        the Claims excluded in Section 2(a)(i) above;

(iii)       any Claims that the undersigned may have under the Merger Agreement;

(iv)       any right to indemnification that the undersigned may have under the articles of incorporation or bylaws of any SWBS Entity, under Alabama law or the Merger Agreement; or

(v)        any rights or Claims listed on Schedule I to this Agreement.

Section 3.         Forbearance. The undersigned shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit, action, claim or proceeding before or in any court, regulatory, governmental, arbitral or other authority to collect or enforce any Released Claims which are released and discharged hereby.

Section 4.         Miscellaneous.

(a)         This letter shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Mississippi, without regard for conflict of law provisions.

(b)         This letter contains the entire agreement between the parties with respect to the Released Claims released hereby, and the release of Claims contained in this letter supersedes all prior agreements, arrangement or understandings (written or otherwise) with respect to such Released Claims and no representation or warranty, oral or written, express or implied, has been made by or relied upon by any party hereto, except as expressly contained herein or in the Merger Agreement.

(c)         This letter shall be binding upon and inure to the benefit of the undersigned and the Released Parties and their respective heirs, legal representatives, successors and assigns.

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(d)         This letter may not be modified, amended or rescinded except by the written agreement of the undersigned and the Released Parties, it being the express understanding of the undersigned and the Released Parties that no term hereof may be waived by the action, inaction or course of delaying by or between the undersigned or the Released Parties, except in strict accordance with this paragraph, and further that the waiver of any breach of the terms of this letter shall not constitute or be construed as the waiver of any other breach of the terms hereof.

(e)         The undersigned represents, warrants and covenants that the undersigned is fully aware of the undersigned’s rights to discuss any and all aspects of this matter with any attorney chosen by him or her, and that the undersigned has carefully read and fully understands all the provisions of this letter, and that the undersigned is voluntarily entering into this letter.

(f)         This letter shall become effective upon the consummation of the Merger, and its operation to extinguish all of the Released Claims released hereby is not dependent on or affected by the performance or non-performance of any future act by the undersigned or the Released Parties. If the Merger Agreement is terminated for any reason, this letter shall be of no force or effect.

(g)         If any civil action, arbitration or other legal proceeding is brought for the enforcement of this letter, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this letter, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs, sales and use taxes and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys’ fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party (including any fees and costs associated with collecting such amounts).

(h)         Each party acknowledges and agrees that any controversy which may arise under this letter is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this letter, or the transactions contemplated by this letter. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each party understands and has considered the implications of this waiver, (iii) each party makes this waiver voluntarily, and (iv) each party has been induced to enter into this letter by, among other things, the mutual waivers and certifications in this Section.

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(i)         Any civil action, counterclaim, proceeding, or litigation arising out of or relating to this letter shall be brought in the courts of record of the State of Mississippi in Forrest County or the United States District Court, Southern District of Mississippi. Each party consents to the jurisdiction of such Mississippi court in any such civil action, counterclaim, proceeding, or litigation and waives any objection to the laying of venue of any such civil action, counterclaim, proceeding, or litigation in such Mississippi court. Service of any court paper may be effected on such party by mail, as provided in this letter, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

[Signature Page Follows]

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Sincerely,

Signature of Director

Name of Director

Signature Page – Claims Letter

On behalf of The First Bancshares, Inc., I hereby acknowledge receipt of this letter as of this ___ day of ______________, 2017.

THE FIRST BANCSHARES, INC.

By:
Name:	M. Ray Cole, Jr.
Title:	President and Chief Executive Officer

Signature Page – Claims Letter

Schedule I

Additional Excluded Claims

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Exhibit 31.1

Certificate pursuant to Rule 13a-14(a) or 15d-14(a) of Securities Exchange Act of 1934 as adopted pursuant to section 302 of Sarbanes-Oxley Act of 2002-Chief Executive Officer

I, M. Ray (Hoppy) Cole, Jr., certify that:

1.	I have reviewed this quarterly report on Form 10-Q of The First Bancshares, Inc.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f))for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.	The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:	November 9, 2017	/s/ M. Ray (Hoppy) Cole, Jr.
M. Ray (Hoppy) Cole, Jr. Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The First Bancshares, Inc., and will be retained by The First Bancshares, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 31.2

Certificate pursuant to Rule 13a-14(a) or 15d-14(a) of Securities Exchange Act of 1934 as adopted pursuant to section 302 of Sarbanes-Oxley Act of 2002-Principal Accounting and Financial Officer

I, Dee Dee Lowery, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of The First Bancshares, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e))and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

5.	The registrant's other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:	November 9, 2017	/s/ Donna T. (Dee Dee) Lowery
Donna T. (Dee Dee) Lowery, Executive Vice
President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The First Bancshares, Inc., and will be retained by The First Bancshares, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.1

Certification pursuant to 18 U.S.C., Section 1350

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of The First Bancshares, Inc. (the "Company") for the period ended September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, M. Ray (Hoppy) Cole, Jr., the Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ M. Ray (Hoppy) Cole, Jr.
Name:	M. Ray (Hoppy) Cole, Jr.
Title:	Chief Executive Officer
Date:	November 9, 2017

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The First Bancshares, Inc., and will be retained by The First Bancshares, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

This certification shall not be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

Exhibit 32.2

Certification pursuant to 18 U.S.C., Section 1350

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of The First Bancshares, Inc. (the "Company") for the period ended September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dee Dee Lowery, the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Donna T. (Dee Dee) Lowery
Name:	Donna T. (Dee Dee) Lowery
Title:	Executive Vice President and Chief
Financial Officer
Date:	November 9, 2017

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The First Bancshares, Inc., and will be retained by The First Bancshares, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.

This certification shall not be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.